UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☑	Definitive Proxy Statement
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United Parcel Service, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2022 Annual Meeting
of Shareowners and Proxy Statement

Thursday, May 5, 2022
8:00 a.m. Eastern Time

www.virtualshareholdermeeting.com/UPS2022

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United Parcel Service, Inc. 55 Glenlake Parkway, N.E. Atlanta, GA 30328 March 21, 2022 Dear Fellow Shareowners:

It is my pleasure to invite you to the 2022 Annual Meeting of Shareowners. This is your opportunity to share your views with the Company and the Board of Directors. We take this feedback into account as we perform our board responsibilities.

The uncertainty resulting from the pandemic continued to challenge us during 2021. Despite this, the Company capitalized on opportunities to create long-term value as it continued to execute its strategy – Customer First, People Led, Innovation Driven.

Carol completed a successful first full year as CEO, aligning UPS leadership and executing under her Better, Not Bigger strategic framework. Carol’s leadership and the board’s oversight have strengthened the link between the Company’s strategic framework and its financial commitments, connecting purpose to strategy.

We understand that delivering on our financial targets is critical to creating long-term shareholder value. In 2021, the Company generated record results, including strong profit growth through increased margins in all segments, primarily facilitated by management’s focus on executing strategic initiatives, including targeted international growth, healthcare, and small and medium-sized businesses. All of this occurred with an increased emphasis on attracting, developing, and retaining a motivated and valued workforce that embraces diversity and inclusion. The Company’s emphasis on taking care of its customers and employees positions us well for sustainable success.

In 2021, the board oversaw the development of new sustainability and ESG goals, including the goal of becoming carbon neutral by 2050, the goal of having 28% women in management and the goal of maintaining 35% ethnically diverse company management. The board also facilitated the first publication of the Company’s EEO-1 report and the formal delegation of human capital oversight responsibility to the board’s Compensation Committee. Our five new directors have contributed significantly to boardroom discussions related to the advancement of these matters. However, we understand there is still more work to do at this important time.

The board is also proud of the efforts of all UPSers who helped drive our purpose - moving our world forward by delivering what matters. Since its founding almost 115 years ago, UPS has fostered an employee ownership culture, with employees regularly answering the call to help one another and our communities. In 2021, the Company achieved a number of significant milestones, including delivering over 1 billion doses of the COVID-19 vaccine. The board continues to believe that this culture is significantly facilitated by the Company’s capital structure. UPS’s unique employee ownership model has helped it grow and thrive by allowing management to run the Company with a sense of purpose by focusing on sustainable long-term value creation benefiting all stakeholders. It is indicative of this culture that the board and management have embraced the increased stakeholder focus on environmental, social and governance matters.

I want to encourage all my fellow shareowners to vote. We are grateful to those shareowners who have previously shared their views. As we approach the Annual Meeting, I encourage you to contact us with any questions or feedback at 404-828-6059.

On behalf of the entire Board of Directors, thank you for your continued support.

William Johnson
UPS Board Chair

4	Notice of Annual Meeting of Shareowners and 2022 Proxy Statement

Notice of Annual Meeting UNITED PARCEL SERVICE, INC. 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328
●	Date and Time: May 5, 2022, 8:00 a.m. Eastern Time
●	Place: The meeting will be held exclusively online via webcast at: www.virtualshareholdermeeting.com/UPS2022.
●	Record Date: March 9, 2022
●	Distribution Date: A Notice of Internet Availability of Proxy Materials or the proxy statement is first being sent to shareowners on or about March 21, 2022.
●	Voting: Holders of class A common stock are entitled to 10 votes per share; holders of class B common stock are entitled to one vote per share. Your vote is important. Please vote as soon as possible through the Internet, by telephone or by signing and returning your proxy card (if you received a paper copy of the proxy card). Your voting options are described on the Notice of Internet Availability of Proxy Materials, voting instruction form and/or proxy card.
●	Attending the Meeting: You or your proxyholder can participate, vote, ask questions and examine our list of shareowners at the meeting by visiting www.virtualshareholdermeeting.com/UPS2022 and using your 16-digit control number found on your proxy card, voting instruction form or Notice of Internet Availability. Shareowners who do not receive a 16-digit control number should consult their voting instruction form or Notice of Internet Availability and may need to request a legal proxy from their bank, broker or other nominee in advance of the meeting in order to participate. For more information, please see page 80.

Important Notice Regarding the Availability of Proxy Materials for the Shareowner Meeting to be Held on May 5, 2022: The Proxy Statement and our 2021 Annual Report are available at www.proxyvote.com. Questions? Call 404-828-6059 (option 2).

By order of the Board of Directors Norman M. Brothers, Jr. Secretary Atlanta, Georgia March 21, 2022

Items of Business

	Voting Choices	Board Voting Recommendations	Page
Company Proposals:
1. Elect 13 director nominees named in the Proxy Statement to serve until the 2023 Annual Meeting and until their respective successors are elected and qualified	● Vote for all nominees ● Vote against all nominees ● Vote for some nominees and against others ● Abstain from voting on one or more nominees	FOR EACH NOMINEE	22
2. Approve, on an advisory basis, named executive compensation	● Vote for the resolution ● Vote against the resolution ● Abstain from voting on the resolution	FOR	56
3. Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022	● Vote for ratification ● Vote against ratification ● Abstain from voting on ratification	FOR	59
Shareowner Proposals:
4. - 9. Advisory votes on 6 shareowner proposals, only if properly presented	● Vote for each proposal ● Vote against each proposal ● Abstain from voting on the proposals	AGAINST EACH PROPOSAL	62

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Proxy Statement UNITED PARCEL SERVICE, INC. 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328

This Proxy Statement contains important information about the 2022 Annual Meeting of Shareowners (the “Annual Meeting”). We are providing these proxy materials to you because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. The Annual Meeting will be held online only on May 5, 2022, at 8:00 a.m. Eastern Time, at www.virtualshareholdermeeting.com/ UPS2022. Shareowners can participate, ask questions, vote and examine our shareowner list during the meeting through this website.

All properly executed written proxies, and all properly completed proxies submitted through the Internet or by telephone, that are delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the meeting. Only owners of record of shares of the Company’s common stock as of the close of business on March 9, 2022 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting (or any adjournment or postponement of the Annual Meeting). We are first mailing this Proxy Statement on or about March 21, 2022.

Proxy Statement Summary

This summary highlights information contained elsewhere in this Proxy Statement.

Corporate Governance

Following are some of our key governance policies and practices:

●	We maintain a diverse and independent board; all our directors are independent, other than our Chief Executive Officer (“CEO”);
●	We have an independent Board Chair who is highly engaged and experienced;
●	Our independent directors meet in executive sessions without management at each board meeting;
●	We hold annual elections for all directors; and we provide for majority voting in uncontested director elections;
●	The board is fully engaged in the strategic planning process, conducting an in-depth annual strategy review and overseeing progress throughout the year;
●	The board’s Risk Committee consists entirely of independent board members and is responsible for overseeing the identification and evaluation of enterprise risks;
●	We regularly evaluate our governance policies and practices, and make changes when appropriate; including recently separating the Chair and CEO roles, providing our shareowners with an annual say on pay vote, and delegating additional human capital oversight responsibilities to the Compensation and Human Capital Committee;
●	We regularly engage with stakeholders on environmental, social and governance (“ESG”) matters, for example during this proxy season management contacted holders of over 47% of our class B common stock to discuss sustainability initiatives, our commitments to social justice and executive compensation matters;
●	We maintain robust stock ownership guidelines, including a target ownership of eight times annual salary for the CEO, five times annual salary for other executive officers and five times the annual retainer for directors; and
●	We prohibit our executive officers and directors from hedging or pledging their ownership in UPS stock.

6	Notice of Annual Meeting of Shareowners and 2022 Proxy Statement

Proxy Statement Summary

Our Board

Our independent Board of Directors is responsible for the strategic oversight of UPS. A summary of their relevant skills, experience and diversity is below. For more information, see page 22.

Our directors’ broad professional skills and experiences contribute to a wide range of perspectives in the boardroom

Diversity in our boardroom supports UPS’s continued success

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Election of Directors

As a group, our 13 director nominees are appropriately skilled and experienced to effectively oversee and constructively challenge the performance of management in the execution of our strategy.

The board recommends you vote FOR each director nominee listed below. For more information, see page 22.

Name	Age	Director Since	Occupation	Committee(s)	Other Public Company Boards
Independent Directors
Rodney Adkins	63	2013	Former Senior Vice President, International Business Machines Corporation	– Risk (Chair) – Compensation and Human Capital	3
Eva Boratto	55	2020	Chief Financial Officer, Opentrons Labworks, Inc.	– Audit (Chair)	0
Michael Burns	70	2005	Former Chairman, President and Chief Executive Officer, Dana Incorporated	– Audit	0
Wayne Hewett	57	2020	Senior Advisor to Permira, and Chairman of Cambrex Corporation	– Audit	2
Angela Hwang	56	2020	Group President, Pfizer Biopharmaceuticals Group, Pfizer, Inc.	– Audit	0
Kate Johnson	54	2020	Former President, Microsoft U.S., Microsoft Corporation	– Nominating and Corporate Governance – Risk	0
William Johnson(1)	73	2009	Former Chairman, President and Chief Executive Officer, H.J. Heinz Company	– Nominating and Corporate Governance (Chair) – Executive	1
Ann Livermore	63	1997	Former Executive Vice President, HP Inc.	– Compensation and Human Capital (Chair) – Risk – Executive	3
Franck Moison	68	2017	Former Vice Chairman, Colgate-Palmolive Company	– Nominating and Corporate Governance – Risk	1
Christiana Smith Shi	62	2018	Former President, Direct-to-Consumer, Nike, Inc.	– Compensation and Human Capital – Risk	1
Russell Stokes	50	2020	President and Chief Executive Officer, GE Aviation Services	– Compensation and Human Capital – Nominating and Corporate Governance	0
Kevin Warsh	51	2012	Former Member of the Board of Governors of the Federal Reserve System, Distinguished Visiting Fellow, Hoover Institution, Stanford University	– Compensation and Human Capital – Nominating and Corporate Governance	1
Non-Independent Director
Carol Tomé	65	2003	Chief Executive Officer	– Executive (Chair)	1

(1)	Independent Board Chair.

8	Notice of Annual Meeting of Shareowners and 2022 Proxy Statement

Proxy Statement Summary

Executive Compensation

Compensation Practices

A significant portion of executive compensation is at-risk and tied to Company performance. This aligns executive decision-making with the long-term interests of our shareowners. We also have a longstanding owner-manager culture. Our compensation practices that support these principles include:

●	Payments with a balanced mix of cash and equity, providing a degree of financial certainty and appropriate incentives to retain and motivate executives;
●	Annual and long-term performance incentive awards in the form of equity grants containing vesting requirements beyond the performance period, furthering both retention and incentive goals;
●	Annual and long-term performance incentive award payouts that are dependent upon the achievement of multiple distinct goals, avoiding overemphasis on any one metric and mitigating excessive risk-taking;
●	Long-term performance incentive awards with a three-year performance period;
●	Stock option awards that vest over a five-year period and only provide value if our stock price increases;
●	Incentive compensation plans that include clawback provisions that permit recovery of awards granted to executive officers;
●	Incentive compensation plan awards require a “double trigger” — both a change in control and a termination of employment — to accelerate vesting; and
●	No tax gross-ups on equity awards or golden parachute excise taxes.

2021 Compensation Actions

Key 2021 compensation decisions affecting our executive officers included:

●	Most total direct compensation was performance-based and considered “at risk” (90% for the CEO and 85% for all other named executive officers (“NEOs”) as a group). See page 32;
●	Base salary increases for the NEOs as a result of the annual salary review process. See page 35;
●	Bifurcating the performance period for the annual incentive awards to account for the uncertainty attributable to the COVID-19 pandemic. See page 35;
●	Annual incentive awards for all NEOs were earned above target. See page 37; and
●	Previously granted 2019 Long-Term Incentive Performance (“LTIP”) awards, which had three-year performance goals ending in 2021, were earned above target. See page 39.

Annual Say on Pay Vote

We maintain executive compensation programs that support the long-term interests of our shareowners. We provide shareowners the opportunity to vote annually, on an advisory basis, to approve the compensation of our NEOs, as described in the Compensation Discussion and Analysis section and in the compensation tables and accompanying narrative disclosure in this proxy statement. For more information, see page 56.

The board recommends you vote FOR the advisory vote to approve named executive officer compensation.

Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Board of Directors has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022. The board recommends you vote FOR the ratification of the appointment of Deloitte & Touche LLP. For more information, see page 59.

Shareowner Proposals

The board recommends you vote AGAINST the shareowner proposals. More information about these proposals starts on page 62.

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Corporate Governance

We maintain robust governance policies and practices that benefit the long-term interests of all stakeholders. We regularly review and update our corporate governance practices in response to the evolving needs of our business, shareowner and other stakeholder feedback, regulatory changes, and other corporate developments. Following is an overview of our corporate governance structure and processes, including key aspects of our board operations.

Selecting Director Nominees

Maintaining a board of individuals independent of management, and of the highest personal character, integrity and ethical standards, is critical to the proper functioning of the board. The Nominating and Corporate Governance Committee also seeks to promote diversity in the boardroom with respect to gender, age, ethnicity, skills, experience, perspectives, and other factors. Our directors’ biographies highlight the factors that the board considered when nominating these individuals.

Nomination Process

1	Board Composition Review
The board’s annual self-evaluation helps the Nominating and Corporate Governance Committee identify needs by assessing areas where additional diversity, perspectives, expertise, skills or experience may be desired. The Nominating and Corporate Governance Committee also conducts regular in-depth board composition reviews.
2	Candidate Identification
The Nominating and Corporate Governance Committee uses a variety of sources to identify a diverse pool of potential candidates. Sources include board members, members of management, independent consultants and shareowner recommendations. Prospective candidates are evaluated after taking into account feedback from consultants, management and board members, candidate background and qualification reviews, and open discussions between the Nominating and Corporate Governance Committee and the full board. This process allows for active and ongoing consideration of potential directors with a focus on long-term Company strategy.
3	Shortlisted Candidates
The Nominating and Corporate Governance Committee maintains a diverse list of potential director candidates according to desired skills, experiences and backgrounds. The list is reviewed at each Nominating and Corporate Governance Committee meeting and updated as appropriate. Each candidate is evaluated to ensure that existing and planned future commitments would not materially interfere with expected responsibilities to the Company.
4	Recommendation, Nomination and Annual Election
Candidates recommended by the Nominating and Corporate Governance Committee and approved by the board are nominated for election. Directors are elected annually.
Result:	5 new independent directors added since 2020

Shareowner Recommendations, Nominations and Proxy Access

Shareowner recommended director candidates are considered on the same basis as recommendations from other sources. Shareowners can recommend a candidate by writing to the following address: UPS Corporate Secretary, 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328. Submissions must contain the prospective candidate’s name and a detailed description of the experience, qualifications, attributes and skills that make the individual a suitable director candidate.

10	Notice of Annual Meeting of Shareowners and 2022 Proxy Statement

Corporate Governance

We also provide proxy access for shareowner director nominees. A single shareowner, or group of up to 20 shareowners, that has owned at least 3 percent of UPS’s outstanding stock continuously for at least three years, may include up to 20 percent of the board seats or two directors (whichever is greater), as director nominees in UPS’s proxy materials for an annual meeting of shareowners. Our Bylaws set forth the requirements for the formal shareowner nomination process for director candidates. These requirements are summarized under “Other Information for Shareowners” on page 82.

Board Diversity

A wide range of viewpoints is critical to effective board deliberations, corporate governance and oversight. Diversity with respect to gender, age, ethnicity, skills, experience, perspectives, and other factors is a key consideration when identifying and recommending director nominees. The Nominating and Corporate Governance Committee assesses board diversity through periodic board composition evaluations. While the Company does not have a formal policy on board diversity, our Corporate Governance Guidelines emphasize diversity, and the Nominating and Corporate Governance Committee actively considers diversity in recruitment and nominations of director candidates.

Gender	Ethnicity	Age

Board Refreshment and Succession Planning

The Nominating and Corporate Governance Committee regularly considers the long-term makeup of our Board of Directors and how board composition changes over time. They also consider the skills needed on our board as our business evolves. The board seeks to balance the knowledge and experience that comes from longer-term board service with new ideas and perspectives that can come from new directors.

Since 2020, we have added five new directors, and have had four directors retire.

The average tenure of the director nominees reflects an appropriate balance between different perspectives brought by newer and long-serving directors.

Director Independence

Having a significant majority of non-management independent directors encourages robust debate and challenged opinions in the boardroom.

Our Corporate Governance Guidelines include director independence standards consistent with the New York Stock Exchange (“NYSE”) listing standards. Our Corporate Governance Guidelines are available on the governance section of our investor relations website at www.investors.ups.com.

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The board has evaluated each director’s independence and considered whether there were any relevant relationships between UPS and each director, or any member of his or her immediate family. The board also examined whether there were any relationships between UPS and organizations where a director is or was a partner, principal shareowner or executive officer. Specifically, the board evaluated certain ordinary course business transactions and relationships between UPS and the organizations that currently or in the prior year employed Eva Boratto, Mike Burns, Wayne Hewett, Angela Hwang, Kate Johnson, Russell Stokes and Kevin Warsh, or their immediate family members, as an executive officer. The board also evaluated the ordinary course business transactions and relationships between UPS and any organizations where Rod Adkins, Wayne Hewett, Christiana Smith Shi and Kevin Warsh, or their immediate family members, were a partner or principal shareowner. In each case, no such transactions exceeded the thresholds in UPS’s Corporate Governance Guidelines. The board determined that none of these transactions or relationships were material to the Company, the individuals or the organizations with which they were associated.

The board has determined that each of the director nominees (other than our current CEO, Carol Tomé), is independent. With respect to directors that served during 2021 but have retired, the board has determined that each such individual was independent. All members of the Audit Committee, Compensation and Human Capital Committee, Nominating and Corporate Governance Committee and Risk Committee are independent.

Board Leadership Structure

Based on the periodic evaluation and recommendation of the Nominating and Corporate Governance Committee, the board determines the most appropriate board leadership structure, including who should serve as Board Chair, and whether the roles of Board Chair and CEO should be separated or combined.

In connection with Carol Tomé’s election as CEO, the board determined that it was in the best interests of the Company to enable Carol to focus on leading the Company, and separated the roles of Chair and CEO. Bill Johnson, who had been serving as our independent Lead Director, was appointed Board Chair on October 1, 2020.

Bill has served on our board since 2009 and had served as independent Lead Director since 2016. He has deep institutional knowledge of the Company and provides strong continuity of leadership. He devotes significant time to understanding our business and communicating with the CEO, and other directors, between meetings. He draws on his extensive knowledge of our business, industry, strategic priorities and competitive developments to set the board’s agendas in collaboration with the CEO, and he seeks to ensure that board meetings are productive and interactions with the directors facilitate a useful exchange of viewpoints. Carol is available to all directors between meetings and meets regularly with the Board Chair, and with the directors individually and as a group, to receive feedback from the board. Bill’s collaboration with Carol allows the board to focus attention on the issues of greatest importance to the Company and its shareowners and our CEO to focus primarily on leading the Company.

Furthermore, all the members of each of the Audit Committee, the Compensation and Human Capital Committee, the Nominating and Corporate Governance Committee and the Risk Committee are independent. Each committee is led by a chairperson who sets the meeting agendas and reports to the full board on the committee’s work. Additionally, the independent directors meet in executive session without management present at each board meeting, as described below.

Executive Sessions of Independent Directors

Directors hold executive sessions without management present at each regular board meeting. The Board Chair determines the agenda and presides at each session. The Board Chair generally invites the CEO to join a portion of the executive session to receive feedback from the board and when deemed appropriate otherwise. In addition, during the year the Board Chair meets individually with each director to discuss issues that are important to the board and to solicit and provide further feedback.

Board and Committee Evaluations

The board employs both an ongoing informal and a formal annual process to evaluate its performance and the contributions of individual directors to the successful execution of the board’s obligations. The Board Chair frequently considers the performance of the board and the board’s committees and has informal discussions about individual director contributions to the board. The Board Chair shares feedback from these discussions with the full board and with individual board members. In addition, during 2021 the CEO met individually with each director to discuss how best to utilize the director’s skills and experience. The feedback from these meetings was reviewed with the Board Chair.

12	Notice of Annual Meeting of Shareowners and 2022 Proxy Statement

Corporate Governance

Formal Evaluation Process

1	Detailed Formal Annual Evaluation Process
The Board of Directors, Audit Committee, Compensation and Human Capital Committee, Nominating and Corporate Governance Committee and Risk Committee each conduct an annual self-assessment. The Nominating and Corporate Governance Committee oversees the annual board assessment process and the implementation of the annual committee self-assessments.
2	Questionnaires
All board and committee members complete a detailed confidential questionnaire each year. The questionnaire provides for quantitative ratings in key areas, including overall board effectiveness, meeting effectiveness, access to information, information format, board committee structure, access to management, succession planning, meeting dialogue, communication with the CEO, operational reporting, financial oversight, capital structure and financing, capital spending, long-term strategic planning, risk oversight, crisis management and time management. The questionnaire also allows directors to provide written feedback and make detailed anonymous comments.
3	Review
The results of the committee self-assessments are reviewed by each committee and discussed with the full board. The Chair of the Nominating and Corporate Governance Committee reviews the results of committee self-assessments and discusses the responses with the chairs of the other board committees as appropriate. The Chair of the Nominating and Corporate Governance Committee also reviews and discusses the board evaluation results with the full board.
4	Follow-up
Matters requiring follow-up are addressed by the Chair of the Nominating and Corporate Governance Committee or the chairs of the other committees as appropriate.
Result	Feedback from the evaluations has driven several improvements in board operations over the last few years, including the format and delivery of board meeting materials, board meeting agendas and recurring topics, strategic planning and oversight, director recruitment practices and orientation, and succession planning.

Majority Voting and Director Resignation Policy

Our Bylaws provide for majority voting in uncontested director elections. The number of votes cast for a nominee must exceed the number of votes cast against that person. Any incumbent director who does not receive a majority of the votes cast must offer to resign from the board.

In such an event, the Nominating and Corporate Governance Committee will recommend to the board whether to accept or reject the director’s offer to resign after considering all relevant factors. The board will act on the recommendation within 90 days following certification of the election results after considering all relevant information.

Any director who offers to resign must recuse himself or herself from the board vote, unless the number of independent directors who were successful incumbents is fewer than three. The board will promptly disclose its decision regarding any director’s offer to resign, including its reasoning. If the board determines to accept a director’s offer to resign, the Nominating and Corporate Governance Committee will recommend whether and when to fill such vacancy or whether to reduce the size of the board.

13

Risk Oversight

Board Oversight of Risk

Board of Directors

Risk management oversight is an essential board responsibility. The board regularly discusses our most significant risks and how these risks are being managed. The Company’s enterprise risk management process is designed to identify potential events that may affect the achievement of the Company’s objectives or have a material adverse effect on the Company. The board reviews periodic assessments from this process and participates in the Company’s annual risk survey. The board has delegated to its standing committees specific risk oversight responsibilities as set out below and receives regular reports from the committees on appropriate areas of risk management.

Risk Committee	Audit Committee	Compensation and Human Capital Committee	Nominating and Corporate Governance Committee
Oversees management’s identification and evaluation of strategic enterprise risks, including risks associated with intellectual property, operations, privacy, technology, information security, cybersecurity and cyber incident response, and business continuity.	Oversees policies with respect to financial risk assessment, including guidelines to govern the process by which major financial and accounting risk assessment and management is undertaken.	Considers risks associated with compensation policies and practices, with respect to both executive compensation and compensation generally, and considers other human capital risks.	Considers risks related to governance matters, including succession planning.

The Company’s Chief Legal and Compliance Officer, Chief Information Officer, and the Vice President of Compliance and Internal Audit each meet individually with the Risk Committee on a regular basis.

The Risk Committee updates the full board annually on the Company’s enterprise risk management survey and risk assessment results. The board provides feedback to the Company about significant enterprise risks and assesses the Company’s identification of its most significant risk areas. The Risk Committee also coordinates with the Audit Committee to enable the Audit Committee to perform its risk related responsibilities.

The Audit Committee has additional risk assessment and risk oversight responsibilities, specifically with respect to financial risk assessment. The Chief Legal and Compliance Officer, CEO, Chief Financial Officer and Vice President of Compliance and Internal Audit each meet individually with the Audit Committee on a regular basis.

In addition, the Company’s Chief Legal and Compliance Officer reports directly to our CEO, providing visibility into the Company’s risk profile. The board believes that the work undertaken by its committees, together with the work of the full board and the Company’s senior management, enables effective oversight of the Company’s management of risk.

Strategic Planning and Oversight

Oversight of strategic planning requires a high level of constructive engagement between management and the board. The Company maintains a process that allows the board to leverage its substantial experience and expertise to remain fully engaged in the Company’s strategic planning process. Management develops and prioritizes strategic plans on an annual basis. Management then reviews these plans with the board on an annual basis, along with the Company’s challenges, opportunities, industry dynamics, and legal, regulatory and governance developments, and other factors.

Management provides the board comprehensive updates throughout the year regarding progress on the Company’s strategic plans. Management also provides regular updates regarding the achievement of the Company’s financial goals. In addition, the CEO communicates regularly with the board on important business opportunities, financial and operational performance matters, risks and other developments such as labor and customer relations, both during and outside the regular board meeting cycle.

14	Notice of Annual Meeting of Shareowners and 2022 Proxy Statement

Corporate Governance

Management Succession Planning and Development

Succession planning and talent development are important at all levels within our organization. The board oversees management’s emergency and long-term succession plans at the executive officer level, most importantly the CEO position. The board annually reviews succession plans for senior management including the CEO, all in the context of the Company’s overall business strategy and with a focus on risk management. More broadly, the board and the Compensation and Human Capital Committee are regularly updated on key talent indicators for the overall workforce, including diversity, recruiting and development programs.

The board’s succession planning activities are ongoing and strategic and are supported by board committees and independent third-party consultants as needed. In addition, the CEO annually provides an assessment to the board of senior leaders and their potential to succeed at key senior management positions. As a part of this process, potential leaders interact with board members through formal presentations and during informal events.

We also utilize a formal director engagement program in which directors meet with individual executive officers, visit Company operations, participate in employee events and receive in-depth subject matter updates outside of the regular board meeting process. These additional engagements encourage the ongoing exchange of ideas and information between directors and management, facilitate the board’s oversight responsibilities, and support succession planning efforts.

Meetings and Attendance

The board held five meetings during 2021. Also, during 2021, the Audit Committee met ten times, the Compensation and Human Capital Committee met five times, the Nominating and Corporate Governance Committee met four times and the Risk Committee met three times. The Executive Committee met one time in 2021. Prior to board meetings, the Board Chair and the board’s committee chairs work with management to determine and prepare agendas for the meetings. Board meetings generally occur over two days. Board committees generally meet on the first day of the board meeting, followed by the board meeting. The second day typically consists of reports from each committee chair to the full board, additional presentations by internal business leaders or others with expertise in various subject matters, and an executive session consisting of only independent board members. The executive sessions are chaired by our Board Chair.

All directors attended 100% of the total number of board and any committee meetings of which he or she was a member in 2021. Our directors are expected to attend each annual meeting, and all directors who were then members of the board attended the 2021 Annual Meeting. The independent directors met in executive session at all the board meetings held in 2021.

Code of Business Conduct

We are committed to conducting our business in accordance with the highest ethical principles. Our Code of Business Conduct is applicable to anyone who represents UPS, including our directors, executive officers and all other employees and agents of UPS. A copy of our Code of Business Conduct is available on our investor relations website at www.investors.ups.com.

15

Conflicts of Interest and Related Person Transactions

Our Audit Committee is responsible for overseeing our Code of Business Conduct, which includes policies regarding conflicts of interest. The Code requires employees and directors to avoid conflicts of interest, defined as situations where the person’s private interests conflict, or may appear to conflict, with the interests of UPS.

We maintain a related person transactions policy that applies to any transaction or series of transactions in which: (1) the Company or any of its subsidiaries is a participant; (2) any “related person” (executive officer, director, greater than 5% beneficial owner of the Company’s common stock, or an immediate family member of any of the foregoing) has or will have a material direct or indirect interest; and (3) the aggregate amount involved since the beginning of the Company’s last completed fiscal year will exceed or may reasonably be expected to exceed $100,000.

The policy provides that related person transactions that may arise during the year are subject to the Audit Committee’s reasonable prior approval. In determining whether to approve or ratify a transaction, the Audit Committee will consider, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstance, the extent of the related person’s interest in the transaction, whether the transaction would impair independence of a non-employee director and whether there is a business reason for UPS to enter into the transaction. A copy of the policy is available on our investor relations website at www.investors.ups.com. The Company did not engage in any related person transactions since January 1, 2021 that require disclosure in this Proxy Statement or under the Company’s policy.

At least annually, each director and executive officer completes a questionnaire in which they are required to disclose any business relationships that may give rise to a conflict of interest, including transactions where UPS is involved and where an executive officer, a director or a related person has a direct or indirect material interest. We also review the Company’s financial systems and any related person transactions to identify potential conflicts of interest. The Nominating and Corporate Governance Committee reviews a summary of this information and makes recommendations to the Board of Directors regarding each board member’s independence. We have immaterial ordinary course of business transactions and relationships with companies with which our directors are associated. The Nominating and Corporate Governance Committee reviewed the transactions and relationships that occurred since January 1, 2021 and believes they were entered into on terms that are both reasonable and competitive and did not affect director independence. Additional transactions and relationships of this nature may be expected to take place in the ordinary course of business in the future.

Transactions in Company Stock

We prohibit our executive officers and directors from hedging or pledging their ownership in UPS stock. Specifically, they are prohibited from purchasing or selling derivative securities relating to UPS stock and from purchasing financial instruments that are designed to hedge or offset any decrease in the market value of UPS securities. Furthermore, our employees, officers, and directors are prohibited from engaging in short sales of UPS stock.

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Corporate Governance

Stakeholder Engagement

Maintaining open and honest dialogs with our stakeholders is an important component of our corporate culture. Our management team participates in numerous investor meetings throughout the year to discuss our business, strategy and financial results. This includes in-person, telephone and webcast conferences, as well as key site visits. Our Investor Relations team shares feedback and provides regular updates to the board on investor sentiment.

In addition, each year we undertake an Environmental, Social and Governance (“ESG”) stakeholder outreach program in which we discuss progress on our ESG journey. This year we contacted holders of over 47% of our class B common stock as a part of this program.

We also proactively correspond with other key stakeholders throughout the year. We share feedback from these engagements with the board, the Compensation and Human Capital Committee, and the Nominating and Corporate Governance Committee as appropriate.

We consider the views of our shareowners and other stakeholders when evaluating our ESG policies and practices; for example, in recent years we have:	The Compensation and Human Capital Committee considers shareowner feedback, along with the market information and analysis provided by its independent compensation consultant, when making decisions about our executive compensation programs. We have:

●
Announced a carbon neutral by 2050 goal, including several shorter and medium term goals;
●
Expanded our sustainability disclosure, including publishing GRI, TCFD and SASB reports;
●
Increased our commitments to diversity, equity and inclusion, volunteerism and charitable giving;
●
Separated the Board Chair and CEO roles;
●
Appointed an independent Board Chair;
●
Increased board diversity;
●
Adopted policies providing for an annual say on pay vote;
●
Adopted proxy access; and
●
Revised the Compensation and Human Capital Committee charter to include oversight of performance and talent management, diversity, equity and inclusion, work culture and employee development and retention.

●
Updated the peer group used by the Committee for executive and director compensation market comparisons;
●
Enhanced the performance-based equity component in our compensation programs;
●
Eliminated single-trigger equity vesting following a change in control;
●
Added relative total shareowner return as a component of our Long-Term Incentive Plan awards;
●
Adopted performance metrics under incentive compensation plans better designed to tie payouts to increases in shareholder value;
●
Provided additional detail around the performance measures used for our annual and long-term incentive plans;
●
Eliminated tax gross-ups;
●
Entered into protective covenant agreements in favor of UPS with certain executive officers; and
●
Added an individual payout cap to our annual incentive plan.

Communicating with the Board of Directors

Stakeholders may communicate directly with the board, with the non-management directors as a group, or with any specific director, by writing to the UPS Corporate Secretary, 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328. Please specify to whom your letter should be directed. After review by the Corporate Secretary, appropriate communications will be forwarded to the addressee. Advertisements, solicitations for business, requests for employment, requests for contributions, matters that may be better addressed by management or other inappropriate materials will not be forwarded.

17

Political Contributions and Lobbying

Overview

Responsible participation in the political process is important to our success and the protection of shareowner value. We participate in this process in accordance with good corporate governance practices. Our Political Contributions and Lobbying Policy (“policy”) is summarized below and is available at www.investors.ups.com.

●	The Nominating and Corporate Governance Committee oversees the policy;
●	Corporate political contributions are restricted;
●	We publish a semi-annual political contribution report on our investor relations website; and
●	Eligible employees can make political contributions through a Company-sponsored political action committee (UPSPAC). UPSPAC is organized and operated on a voluntary, nonpartisan basis and is registered with the Federal Election Commission.

Oversight and Processes

●	Political contributions are made in a legal, ethical and transparent manner that best represents the interests of stakeholders.
●	Political and lobbying activities require prior approval of the UPS Public Affairs department and are subject to review (and in some cases prior approval) by the Nominating and Corporate Governance Committee.
●	Senior management works with Public Affairs on furthering our business objectives and protecting and enhancing shareowner value.
●	The Chief Corporate Affairs Officer reviews political and lobbying activities and regularly reports to the board and the Nominating and Corporate Governance Committee.

Lobbying and Trade Associations

●	Public Affairs coordinates our lobbying activities, including engagements with federal, state, and local governments. UPS is also a member of a variety of trade associations and other tax-exempt organizations that engage in lobbying.
●	Lobbying activities require prior approval of Public Affairs.
●	The Nominating and Corporate Governance Committee regularly reviews UPS’s participation in trade associations and other tax-exempt organizations that engage in lobbying to determine if our involvement is consistent with UPS business objectives and whether participation exposes the Company to excessive risk.
●	Lobbying activities are governed by comprehensive policies and practices designed to facilitate compliance with laws and regulations, including those relating to the lobbying of government officials, the duty to track and report lobbying activities, and the obligation to treat lobbying costs and expenses as nondeductible for tax purposes.

Political Activity Transparency

●	We are transparent in our political activities.
●	We publish a semi-annual report, which is reviewed and approved by the Nominating and Corporate Governance Committee.
●	The report provides:
●	Amounts and recipients of any federal and state political contributions in the United States (if any such expenditures are made); and
●	Payments to trade associations that receive $50,000 or more and that use a portion of the payment for political contributions, as reported by the trade association to us.
●	The report is available on our investor relations website at www.investors.ups.com
●	We also publicly file a federal Lobbying Disclosure Act Report each quarter, providing information on activities associated with influencing legislation through communications with any member or employee of a legislative body, or with any covered executive branch official. This report discloses expenditures for the quarter, describes the specific pieces of legislation that were the topic of communications, and identifies the individuals who lobbied on behalf of UPS. UPS files similar publicly available periodic reports with state agencies reflecting state lobbying activities.

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Corporate Governance

Sustainability

We are the world’s premier package delivery company and a leading provider of global supply chain management solutions. We offer a broad range of industry-leading products and services through our extensive presence in North America; Europe; the Indian sub-continent, Middle East and Africa (“ISMEA”); Asia Pacific and Latin America. Our services include transportation and delivery, distribution, contract logistics, ocean freight, air freight, customs brokerage and insurance.

We operate one of the largest airlines and one of the largest fleets of alternative fuel vehicles under a global UPS brand that stands for quality and reliability. We deliver packages each business day for approximately 1.7 million shipping customers to 11.8 million delivery customers in over 220 countries and territories. In 2021, we delivered an average of 25.2 million packages per day, totaling 6.4 billion packages during the year. Our success depends on economic stability, global trade and a society that welcomes opportunity. We understand the importance of acting responsibly as a business, an employer and a corporate citizen.

Economic, environmental and social sustainability risks and opportunities are considered as part of our comprehensive enterprise risk management program. The board regularly reviews the effectiveness of our risk management and due diligence processes related to material sustainability topics. In addition, the board actively considers these factors in connection with the board’s involvement in UPS’s strategic planning process. The board delegates authority for day-to-day management of sustainability topics to management. Our Chief Corporate Affairs Officer reports directly to the Company’s CEO and regularly reports to the board regarding sustainability strategies, priorities, goals and performance. In addition, the board is regularly briefed on issues of concern for customers, unions, employees, retirees, investors and other stakeholders. Furthermore, the board oversees management’s development of our values, strategies and policies related to economic, environmental and social impacts.

Each year we publish a corporate sustainability report showcasing the aspirations, achievements, and challenges of our commitment to balancing the social, economic and environmental aspects of our business. The report is reviewed by the board prior to publication. Following is a list of key goals:

By 2022:
	●	28% women in full-time management globally
	●	35% ethnically diverse full-time management in the U.S.
By 2025:
	●	40% alternative fuel in ground operations
	●	25% renewable electricity in facilities
By 2030:
	●	30 million volunteer hours (2011 baseline)
	●	50 million trees planted (2012 baseline)
By 2035:
	●	30% sustainable aviation fuel
	●	50% reduction in CO2 per global small package (2020 baseline)
	●	100% renewable electricity in facilities
By 2050:
	●	Achieve carbon neutrality

For more information, please visit www.about.ups.com. Our ESG goals are aspirational and may change. Statements regarding our goals are not guarantees or promises that they will be met.

19

Human Capital Management

Our success is dependent upon our people, working together with a common purpose. We have approximately 534,000 employees (excluding temporary seasonal employees), of which 444,000 are in the U.S. and 90,000 are located internationally. Our global workforce includes approximately 89,000 management employees (44% of whom are part-time) and 445,000 hourly employees (51% of whom are part-time). More than 70% of our U.S. employees are represented by unions, primarily those employees handling or transporting packages. In addition, approximately 3,100 of our pilots are represented by the Independent Pilots Association.

We believe that UPS employees are among the most motivated, highest-performing people in the industry and provide us with a meaningful competitive advantage. To assist with employee recruitment and retention, we continue to review the competitiveness of our employee value proposition, including benefits and pay, the range of continuous training, talent development and promotional opportunities.

Oversight and management

We are creating an inclusive and equitable environment that brings together a broad spectrum of backgrounds, cultures and stakeholders. Leveraging diverse perspectives and creating inclusive environments improves our organizational effectiveness, cultivates innovation, and drives growth.

Our Board of Directors and its committees provide oversight on human capital matters through a variety of methods and processes. These include regular updates and discussion around human capital transformation efforts, technology initiatives impacting the workforce, health and safety matters, employee survey results related to culture and other matters, hiring and retention, employee demographics, labor relations and contract negotiations, compensation and benefits, succession planning and employee training initiatives.

In addition, the Compensation and Human Capital Committee charter was expanded last year to include oversight of performance and talent management, diversity, equity and inclusion, work culture and employee development and retention. We believe the board’s oversight of these matters helps identify and mitigate exposure to labor and human capital management risks, and is part of the broader framework that guides how we attract, retain and develop a workforce that aligns with our values and strategies.

Total rewards

We offer competitive compensation and benefits. In addition, our long history of employee stock ownership aligns the interests of our management team with shareowners. In the U.S., benefits provided to our non-union employees typically include:

●	comprehensive health insurance coverage;
●	life insurance;
●	short- and long-term disability coverage;
●	child/elder care spending accounts;
●	work-life balance programs;
●	an employee assistance program; and
●	a discounted employee stock purchase plan.

We invest in our people by offering a range of other benefits, such as paid time off, retirement plans, and education assistance. In the U.S., these other benefits are generally provided to non-union employees without regard to full-time or part-time status.

Transformation and human capital

As we expand and enter new markets, and seek to capture new opportunities and pursue growth, we need employees to grow and innovate along with us. We believe that transforming the UPS employee experience is foundational to our success. This requires a thoughtful balance between the culture we have cultivated over the years and the new perspectives we need to take the business into the future. This investment in capabilities to transform our business includes investing in employee growth opportunities such as professionalism, technical and other training.

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Corporate Governance

Employee health and safety

We are committed to industry-leading employee health, safety, and wellness programs across our workforce. We develop a culture of health and safety by:

●	investing in safety training and audits;
●	promoting wellness practices which mitigate risk; and
●	offering benefits that keep employees safe in the workplace and beyond.

Our local health and safety committees coach employees on UPS’s safety processes and are able to share best practices across work groups. Our safety methods and procedures are increasingly focused on the variables associated with residential delivery environments, which have become more common with the growth in e-commerce. We monitor our performance in this area through various measurable targets including lost time injury frequency and the number of recorded auto accidents.

Collective bargaining

We bargain in good faith with the unions that represent our employees. We frequently engage union leaders at the national level and at local chapters throughout the United States. We participate in works councils and associations outside the U.S., which allows us to respond to emerging regional issues abroad. This work helps our operations to build and maintain productive relationships with our employees.

Corporate Governance Guidelines and Committee Charters

Our Corporate Governance Guidelines and the charters for each of the board’s committees are available on our investor relations website at www.investors.ups.com. Each committee reviews its charter annually. In addition, the Nominating and Corporate Governance Committee reviews our Corporate Governance Guidelines annually and recommends any changes to the board for approval. When amending our committee charters or Corporate Governance Guidelines, we consider current governance trends and best practices, changes in regulatory requirements, advice from outside sources and input from stakeholders.

21

Our Board of Directors

Proposal 1 — Director Elections

What am I voting on? Election of each of the 13 named director nominees to hold office until the 2023 Annual Meeting and until their respective successors are elected and qualified.

Board’s Recommendation: Vote FOR the election of each nominee.

Vote Required: A director will be elected if the number of votes cast for that director exceeds the number of votes cast against that director.

The board has nominated the persons named below for election as directors at the Annual Meeting. If elected, all nominees will serve until the next Annual Meeting and until their respective successors are elected and qualified. All nominees were elected by shareowners at our last Annual Meeting. If any nominee is unable to serve as a director, which we do not anticipate, the board may reduce the number of directors that serve on the board or choose a substitute nominee. Any nominee who is currently a director, and for whom more votes are cast against than are cast for, must offer to resign from the board.

Biographical information about the director nominees appears below, including information about the experience, qualifications, attributes, and skills considered by our Nominating and Corporate Governance Committee and board in determining that the nominee should serve as a director. For additional information about how we identify and evaluate nominees for director, see “Corporate Governance — Selecting Director Nominees” on page 10.

Carol Tomé UPS Chief Executive Officer

Career

Carol was appointed UPS’s Chief Executive Officer effective June, 2020. As CEO, Carol has primary responsibility for managing the Company’s day-to-day operations, and for developing and communicating our strategy. She was Chief Financial Officer of The Home Depot, Inc., one of the world’s largest retailers, from 2001; and Executive Vice President Corporate Services from 2007 until her retirement in 2019. At The Home Depot, she provided leadership in the areas of real estate, financial services and strategic business development. Her corporate finance duties included financial reporting and operations, financial planning and analysis, internal audit, investor relations, treasury and tax. She previously served as Senior Vice President Finance and Accounting and Treasurer from 2000 until 2001; and from 1995 until 2000 she served as Vice President and Treasurer.

Carol serves on the Board of Directors for Verizon Communications, Inc. and served on the Board of Directors of Cisco Systems, Inc. until 2020. She also served as a Trustee of certain Fidelity funds in 2017.

Reasons for election to the UPS Board

Carol has a thorough understanding of our strategies and operations as a result of serving as Chief Executive Officer, and from her extensive experience gained from serving on the board and as Chair of the Audit Committee prior to becoming Chief Executive Officer. She has an in-depth knowledge of logistics and has broad experience in corporate finance and risk and compliance gained throughout her career at The Home Depot. She brings the experience of having served as Chief Financial Officer of a complex, multi-national business with a large, labor intensive workforce. Carol also has experience with strategic business development, including e-commerce strategy.

Age: 65

Director since 2003

Skills and Experience

- CEO experience

- CFO experience

- Consumer retail

- Digital technology

- Risk and compliance

Other Public Company Boards

- Verizon Communications, Inc.

Board Committee

- Executive (Chair)

22	Notice of Annual Meeting of Shareowners and 2022 Proxy Statement

Our Board of Directors

Rodney Adkins Former Senior Vice President, International Business Machines Corporation

Career

Rod is President of 3RAM Group LLC, a private company specializing in capital investments, business consulting and property management services. Prior to that role, Rod served as IBM’s Senior Vice President of Corporate Strategy before retiring in 2014. Rod was previously Senior Vice President, Systems and Technology Group, a position he held since 2009, and senior vice president of STG development and manufacturing, a position he held since 2007. In his over 30-year career with IBM, a multinational technology company, Rod held a number of other development and management roles, including general management positions for the PC Company, UNIX Systems and Pervasive Computing.

Rod currently serves as non-executive Chairman of Avnet, Inc., in addition to serving on the Boards of Directors for PayPal Holdings, Inc. and W.W. Grainger, Inc. He also served on the Board of Directors for PPL Corporation until 2019.

Reasons for election to the UPS Board

As a senior executive of a public technology company, Rod gained a broad range of experience, including experience in emerging technologies and services, global business operations, and supply chain management. He is a recognized leader in technology and technology strategy. In addition, Rod has experience serving as a director of other publicly traded companies.

Age: 63

Director since 2013

Skills and Experience

- Digital technology

- Risk and compliance

- Supply chain management

- Technology and technology strategy

Other Public Company Boards

- Avnet, Inc.

- PayPal Holdings, Inc.

- W.W. Grainger, Inc.

Board Committees

- Risk (Chair)

- Compensation and Human Capital

Eva Boratto Chief Financial Officer, Opentrons Labworks, Inc.

Career

Eva is the Chief Financial Officer for Opentrons Labworks, Inc., a private disruptive biotechnology company leveraging its integrated lab platform to accelerate the pace of innovation in life sciences. She has served in this role since February 2022. Eva will also serve on Opentrons’ Board of Directors.

Eva served as Executive Vice President and Chief Financial Officer for CVS Health Corporation, a diversified health services company, from 2018 until her retirement in 2021. In this role, Eva was responsible for all aspects of the company’s financial strategy and operations, including accounting and financial reporting, investor relations, mergers and acquisitions, treasury and capital planning, investments, risk management, tax, budgeting and planning, and procurement.

Prior to this role, from 2017 to 2018, Eva was Executive Vice President, Controller and Chief Accounting Officer for CVS Health. She served as Senior Vice President and Chief Accounting Officer of CVS Health from 2013 to 2017. Eva joined the company in 2010 and served as Senior Vice President for pharmacy benefit management finance until 2013.

Reasons for election to the UPS Board

Eva has extensive experience in corporate finance gained throughout her career at CVS Health. She also brings the experience of having served as Chief Financial Officer of a complex healthcare business with a large workforce and extensive retail presence, including deep knowledge of financial reporting and accounting standards. Eva also has experience with strategic risk management and provides significant expertise in healthcare matters.

Age: 55 Director since 2020 Skills and Experience - CFO experience - Consumer retail - Healthcare - Risk and compliance Board Committee - Audit (Chair)

23

Michael Burns Former Chairman, Chief Executive Officer and President, Dana Incorporated

Career

Mike was the Chairman, President and Chief Executive Officer of Dana Incorporated, a global manufacturer of technology driveline, sealing and thermal-management products, from 2004 until his retirement in 2008. He joined Dana Incorporated in 2004 after 34 years with General Motors Company. During his tenure at General Motors, Mike held various positions of increasing responsibility, including serving as President of General Motors Europe AG from 1998 to 2004.

Reasons for election to the UPS Board

Mike has years of senior leadership experience gained while managing large, complex businesses and leading an international organization that operated in a highly competitive industry. He also has experience in design, engineering, manufacturing, and sales and distribution. Mike also brings deep knowledge of technology and the supply of components and services to major vehicle manufacturers.

Age: 70 Director since 2005 Skills and Experience - CEO experience - Global perspective, international - Operations - Technology and technology strategy Board Committee - Audit

Wayne Hewett Senior Advisor to Permira and Non-Executive Chairman, Cambrex Corporation

Career

Since 2018, Wayne has served as a senior advisor to Permira, a global private equity firm, and since 2020, as Non-Executive Chairman of Cambrex Corporation, a leading contract developer and manufacturer of active pharmaceutical ingredients and a private portfolio company of Permira Funds. In addition, since 2021, he has served as a director of Lytx, a telematics solutions provider and a portfolio company of Permira Funds. From 2018 to 2021, Wayne also served as Non-Executive Chairman of DiversiTech Corporation, a manufacturer and supplier of HVAC equipment.

Wayne served as Chief Executive Officer and as a member of the Board of Directors, of Klöckner Pentaplast Group, a leading supplier of plastic films for pharmaceutical, medical devices, food and other specialty applications, from 2015 to 2017. He also served as President and as a member of the Board of Directors, of Platform Specialty Products Corporation during 2015, and as President, Chief Executive Officer and as a member of the Board of Directors of Arysta LifeScience Corporation from 2010 to 2015. Arysta was acquired in 2015 by Platform Specialty Products Corporation.

Prior to joining Arysta, he served as a senior consultant to GenNx360, a private equity firm focused on sponsoring buyouts of middle market companies. He also spent over two decades at General Electric Company, serving in a variety of executive roles.

Wayne currently serves on the Boards of Directors of The Home Depot, Inc. and Wells Fargo, Inc.

Reasons for election to the UPS Board

Wayne has extensive experience in general management, finance, supply chain, operational and international matters gained through serving in various executive roles. He has significant experience executing company-wide initiatives across large organizations, developing proprietary products, optimizing supply chains, and using emerging technologies to provide new products and services. He brings insights on business operations and risk management through his senior management roles. In addition, Wayne has valuable experience serving as a director of other publicly traded companies.

Age: 57

Director since 2020

Skills and Experience

- CEO experience

- Global perspective, international

- Healthcare

- Operations

- Supply chain management

Other Public Company Boards

- The Home Depot, Inc.

- Wells Fargo, Inc.

Board Committee

- Audit

24	Notice of Annual Meeting of Shareowners and 2022 Proxy Statement

Our Board of Directors

Angela Hwang Group President, Pfizer Biopharmaceuticals Group, Pfizer, Inc.

Career

Angela has been a member of Pfizer, Inc.’s Executive Team since 2018 and currently is Group President of the Pfizer Biopharmaceuticals Group, a position she has held since 2019. In this role, Angela leads Pfizer’s entire commercial business which includes eight commercial business units, reaching patients in more than 125 countries. Angela has been with Pfizer since 1997, working across all geographies and therapeutic areas.

Prior to her current role, during 2018 she served as Group President, Pfizer Essential Health; and from 2016 to 2018 she was Global President Pfizer Inflammation and Immunology. Angela has served in various roles with increasing responsibility, including senior roles in Pfizer Vaccines, Primary Care, and Emerging Markets.

Angela sits on the boards of the European Federation of Pharmaceutical Industries and Associations, and the Pfizer Foundation, a charitable organization that addresses global health challenges.

Reasons for election to the UPS Board

Angela has significant expertise in the healthcare sector and in managing large complex businesses, including supply chain management and logistics. She also has experience in emerging markets gained through her work across many geographies. Angela is also a strong advocate for women’s leadership and sustainable global health equity.

Age: 56 Director since 2020 Skills and Experience - Global perspective, international - Healthcare - Operations - Supply chain management Board Committee - Audit

Kate Johnson Former President, Microsoft U.S., Microsoft Corporation

Career

Kate served as President of Microsoft U.S. a division of Microsoft Corporation, a global technology company, from 2017 until her retirement in 2021. She had responsibility for Microsoft’s U.S. activities, including growing the company’s solutions, services, and support revenues. She focused on driving transformation with Microsoft’s largest sales subsidiary, leading a 9,500 + person field team.

Prior to Microsoft, she held various senior positions with GE, including Executive Vice President and Chief Commercial Officer GE Digital, from 2016 to 2017; Chief Executive Officer GE Intelligent Platforms Software from 2015 to 2016; and Vice President and Chief Commercial Officer, from 2013 to 2015.

Prior to GE, she held various senior leadership roles at Oracle and various roles with increasing responsibilities at Red Hat, UBS Investment Bank and Deloitte Consulting.

Reasons for election to the UPS Board

Kate has significant experience leading businesses within large companies undergoing transformation, large systems companies, and high growth disruptors. She brings a strong commercial orientation, strategic experience and technical acumen.

Age: 54

Director since 2020

Skills and Experience

- Consumer retail

- Digital technology

- Human capital management

- Operations

- Sales and marketing

- Small and medium sized businesses

- Technology and technology strategy

Board Committees

- Nominating and Corporate Governance

- Risk

25

William Johnson UPS Board Chair Former Chairman, President and Chief Executive Officer, H.J. Heinz Company

Career

Bill currently serves as UPS’s Board Chair, and previously served as Chairman, President and Chief Executive Officer of H.J. Heinz Company, a global packaged foods manufacturer, from 2000 until his retirement in 2013. He became President and Chief Operating Officer of H.J. Heinz in 1996, and assumed the position of President and Chief Executive Officer in 1998.

Bill currently serves on the Board of Directors of Sovos Brands, Inc. He previously served on the Boards of Directors of Emerson Electric Company until 2017 and PepsiCo, Inc. until 2020.

Reasons for election to the UPS Board

Bill has significant senior management experience gained through over 13 years of service as the Chairman and Chief Executive Officer of H.J. Heinz, a corporation with significant international operations and a large, labor intensive workforce. He also has deep experience in operations, marketing, brand development and logistics. He served as our lead independent director from 2016 to 2020, and he has served as our independent Board Chair since 2020, during which time he has gained significant knowledge and expertise about our board functions, operations, business and strategy.

Age: 73

Director since 2009

- Board Chair since 2020

- Lead Director 2016 – 2020

Skills and Experience

- CEO experience

- Consumer retail

- Global perspective, international

- Human capital management

- Operations

- Sales and marketing

- Supply chain management

Other Public Company Boards

- Sovos Brands, Inc.

Board Committees

- Nominating and Corporate Governance (Chair)

- Executive

Ann Livermore Former Executive Vice President, Hewlett Packard Company

Career

Ann was Executive Vice President of the HP Enterprise Business at Hewlett Packard Company, one of the world’s largest information technology companies, until her retirement in 2011. Ann joined HP in 1982 and held a variety of management positions in marketing, sales, research and development, and business management before being appointed a corporate vice president in 1995.

Ann serves on the Boards of Directors of Hewlett Packard Enterprise Company, Qualcomm Incorporated, and Samsara, Inc. She served on the Board of Directors of Hewlett Packard Company until 2015.

Reasons for election to the UPS Board

Ann has extensive operational experience from her senior leadership positions at HP. This includes leading a complex global business organization with a large workforce. Through her 29 years at HP, she gained knowledge and experience in technology, marketing, sales, research and development and business management.

Age: 63

Director since 1997

Skills and Experience

- Digital technology

- Sales and marketing

- Small and medium sized businesses

- Technology and technology strategy

Other Public Company Boards

- Hewlett Packard Enterprise Company

- Qualcomm Incorporated

- Samsara, Inc.

Board Committees

- Compensation and Human Capital (Chair)

- Risk

- Executive

26	Notice of Annual Meeting of Shareowners and 2022 Proxy Statement

Our Board of Directors

Franck Moison Former Vice Chairman, Colgate-Palmolive Company

Career

Franck was Vice Chairman for the Colgate-Palmolive Company, a global consumer products company, a position he held from 2016 until his retirement in 2018. He led Colgate-Palmolive’s operations in Asia, South Pacific and Latin America, and he also led Global Business Development. Previously, he was Chief Operating Officer of Emerging Markets from 2010 until 2016, and he was given additional responsibility for Business Development in 2013. Beginning in 1978, Franck served in various management positions with Colgate-Palmolive, including President, Global Marketing, Global Supply Chain & R&D from 2007 to 2010; and President, Western Europe, Central Europe and South Pacific from 2005 to 2007.

He serves on the Boards of Directors of Hanes Brands, Inc. and SES-imagotag in France. He is the Chairman of the International Advisory Board of the EDHEC Business School (Paris, London, Singapore) and is a member of the International Board of the McDonough School of Business at Georgetown University.

Reasons for election to the UPS Board

Franck has extensive experience as a senior executive at a large organization engaged in international business. He is a leader in consumer product innovation, strategic marketing, acquisitions, and emerging market business development. He is a highly accomplished marketing and operating executive in the global consumer products industry. In addition, Franck has experience serving as a director of other publicly traded companies.

Age: 68

Director since 2017

Skills and Experience

- Consumer retail

- Geopolitical risk

- Global perspective, international

- Operations

- Sales and marketing

- Supply chain management

Other Public Company Boards

- Hanes Brands, Inc.

Board Committees

- Nominating and Corporate Governance

- Risk

Christiana Smith Shi Former President of Direct-to-Consumer, Nike, Inc.

Career

Christiana is the founder and currently principal at Lovejoy Advisors, LLC, an advisory services firm that assists clients with digitally transforming consumer and retail businesses. She was the President, Direct-to-Consumer, for Nike, Inc., a global apparel company, from 2013 until 2016. From 2012 through 2013, she was Nike’s Vice President and General Manager, Global Digital Commerce. She joined Nike in 2010 as Vice President and Chief Operating Officer, Global Direct-to-Consumer. Prior to joining Nike, Christiana spent 24 years at global management consulting firm McKinsey & Company, the last 10 as a senior partner. She began her career at Merrill Lynch & Company in 1981 and served in various trading, institutional sales and investment banking roles.

Christiana also serves on the Board of Directors of Mondelēz International, Inc. She served on the Boards of Directors of West Marine, Inc. until 2017 and Williams-Sonoma, Inc. until 2019.

Reasons for election to the UPS Board

Christiana has substantial experience in digital commerce, global retail operations and helping companies with transformative change. She also has strong supply chain and cost management expertise in the global consumer industry. She gained experience advising senior executives at consumer companies across North America, Europe, Latin America and Asia on leadership and strategy. Christiana also has extensive public company board experience.

Age: 62

Director since 2018

Skills and Experience

- Consumer retail

- Digital technology

- Global perspective, international

- Operations

- Sales and marketing

- Supply chain management

Other Public Company Boards

- Mondelēz International, Inc.

Board Committees

- Compensation and Human Capital

- Risk

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Russell Stokes President and Chief Executive Officer, GE Aviation Services

Career

Russell has served as President and Chief Executive Officer of GE Aviation Services since 2020. Russell leads GE’s Aviation Services commercial growth, operating performance and customer experience across its global Overhaul and Repair footprint. Prior to this role, Russell was president and CEO of GE Power Portfolio from 2019 to 2020, GE Power from 2017 to 2019, GE Energy Connections from 2015 to 2017, and GE Transportation from 2013 to 2015. He has held other senior roles at GE Transportation and GE Aviation. Russell joined GE in 1997 as part of GE’s Financial Management Program.

He is active in several Atlanta community-based organizations and is the former Chairman of the Metro Atlanta Chamber of Commerce.

Reasons for election to the UPS Board

During his more than 24-year career at GE, Russell has gained deep finance and operating experience through navigating multiple industries, business segments, and market cycles. He has extensive experience in transforming businesses by moving complex business issues into focused, targeted actions for improvement. He has experience in developing solutions and technology required to ensure successful implementation of the business strategy.

Age: 50

Director since 2020

Skills and Experience

- Human capital management

- Operations

- Risk and compliance

- Sales and marketing

- Small and medium sized businesses

- Technology and technology strategy

Board Committees

- Compensation and Human Capital

- Nominating and Corporate Governance

Kevin Warsh Former Member of the Board of Governors of the Federal Reserve System, Distinguished Visiting Fellow, Hoover Institution, Stanford University

Career

Kevin currently serves as the Shepard Family Distinguished Visiting Fellow in Economics at Stanford University’s Hoover Institution, a public policy think tank, and a Dean’s Visiting Scholar and lecturer at Stanford’s Graduate School of Business. He serves as advisor to Duquesne Family Office.

He was a member of the Board of Governors of the Federal Reserve from 2006 until 2011. From 2002 until 2006, Kevin served at the White House as President George W. Bush’s special assistant for economic policy and as executive secretary of the National Economic Council. Kevin was previously employed by Morgan Stanley & Co., eventually serving as vice president and executive director of the Mergers and Acquisitions department.

He also serves on the Board of Directors of Coupang, Inc.

Reasons for election to the UPS Board

Kevin has extensive experience in understanding and analyzing the economic environment, the financial marketplace and monetary policy. He has a deep understanding of the global economic and business environment. Kevin also brings the experience of working in the private sector for a leading investment bank gained during his tenure at Morgan Stanley & Co.

Age: 51

Director since 2012

Skills and Experience

- Geopolitical risk

- Global perspective, international

- Government and regulatory

Other Public Company Boards

- Coupang, Inc.

Board Committees

- Compensation and Human Capital

- Nominating and Corporate Governance

28	Notice of Annual Meeting of Shareowners and 2022 Proxy Statement

Our Board of Directors

Committees of the Board of Directors

The board has four committees composed entirely of independent directors as defined by the NYSE and by our director independence standards. Information about each of these committees is provided below. The board also has an Executive Committee that may exercise all powers of the Board of Directors in the management of our business and affairs, except for those powers expressly reserved to the board under Delaware law or otherwise limited by the board. Carol Tomé is the Chair, and Ann Livermore and Bill Johnson also serve on the Executive Committee. The Executive Committee held one meeting during 2021.

Audit Committee(1)	Compensation and Human Capital Committee(2)	Nominating and Corporate Governance Committee	Risk Committee
Eva Boratto, Chair Michael Burns Wayne Hewett Angela Hwang	Ann Livermore, Chair Rodney Adkins Christiana Smith Shi Russell Stokes Kevin Warsh	William Johnson, Chair Kate Johnson Franck Moison Russell Stokes Kevin Warsh	Rodney Adkins, Chair Kate Johnson Ann Livermore Franck Moison Christiana Smith Shi

Meetings in 2021: 10	Meetings in 2021: 5	Meetings in 2021: 4	Meetings in 2021: 3
Primary Responsibilities	Primary Responsibilities	Primary Responsibilities	Primary Responsibilities

●  Assisting the board in discharging its responsibilities relating to our accounting, reporting and financial practices

●  Overseeing our accounting and financial reporting processes

●  Overseeing the integrity of our financial statements, our systems of disclosure controls and internal controls

●  Overseeing the performance of our internal audit function

●  Overseeing the engagement and performance of our independent accountants

●  Overseeing compliance with legal and regulatory requirements as well as our Code of Business Conduct

●  Discussing with management policies with respect to financial risk assessment

●  Assisting the board in discharging its responsibilities with respect to compensation of our senior executive officers

●  Reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer

●  Evaluating the Chief Executive Officer’s performance

●  Overseeing the evaluation of risk associated with our compensation strategy and programs

●  Overseeing any outside consultants retained to advise the Committee

●  Recommending to the board the compensation for non- management directors

●  Overseeing performance and talent management, diversity, equity and inclusion, work culture and employee development and retention

●  Addressing succession planning

●  Assisting the board in identifying and screening qualified director candidates, including shareowner submitted candidates

●  Recommending candidates for election or reelection, or to fill vacancies, on the board

●  Aiding in attracting qualified candidates to serve on the board

●  Recommending corporate governance principles, including the structure, composition and functioning of the board and all board committees, the delegation of authority to subcommittees, board oversight of management actions and reporting duties of management

●  Overseeing management’s identification and evaluation of enterprise risks

●  Overseeing and reviewing with management our risk governance framework

●  Overseeing risk identification, risk tolerance, risk assessment and management practices for strategic enterprise risks

●  Reviewing approaches to risk assessment and mitigation strategies in coordination with the board and other board committees

●  Communicating with the Audit Committee to enable the Audit Committee to perform its statutory, regulatory, and other responsibilities with respect to oversight of risk assessment and risk management

(1)	All members of the Audit Committee have been designated by the Board of Directors as audit committee financial experts. Each member of our Audit Committee meets the independence requirements of the NYSE and Securities and Exchange Commission (“SEC”) rules and regulations applicable to audit committee members, and each is financially literate.

(2)	Each member of our Compensation and Human Capital Committee meets the NYSE’s independence requirements applicable to compensation committee members. In addition, each member is a non-employee director as required by Rule 16b-3 under the Securities Exchange Act of 1934. None of the members of the Compensation and Human Capital Committee is or was during 2021 an employee or former employee of UPS, and none had any direct or indirect material interest in or relationship with UPS outside of his or her position as a non-employee director. The Compensation and Human Capital Committee may delegate its responsibilities to subcommittees of one or more directors as it may deem appropriate. For information regarding the role of our executive officers and the committee’s independent compensation consultant in determining or recommending the amount or form of executive and director compensation (as applicable), please see the Compensation Discussion and Analysis section and the Director Compensation section below in this proxy statement. Compensation Committee Interlocks and Insider Participation: None of our executive officers serves or served during 2021 as a member of a board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board of Directors or Compensation and Human Capital Committee.

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2021 Director Compensation

The Compensation and Human Capital Committee of the Board of Directors evaluates director compensation with the assistance of its independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”).

For service in 2021, our non-employee directors received an annual cash retainer of $110,000 and an annual restricted stock unit (“RSU”) award valued at $175,000. Equity compensation links director pay to the value of Company stock and aligns the interests of directors with long-term shareowners. Directors are also reimbursed for any board related expenses.

Our independent Board Chair received an additional annual cash retainer of $160,000 and an additional annual RSU award valued at $70,000 to reflect the additional responsibilities and time commitment associated with the position. Our CEO does not receive any compensation for board service. The chairs of the Compensation and Human Capital, Nominating and Corporate Governance and Risk Committees received an additional annual cash retainer of $20,000, and the Chair of the Audit Committee received an additional annual cash retainer of $25,000.

Cash retainers are paid on a quarterly basis. Non-employee directors may defer retainer fees by participating in the UPS Deferred Compensation Plan, but we do not make any contributions to this plan. There are no preferential or above-market earnings in the UPS Deferred Compensation Plan.

RSUs are fully vested on the date of grant and are required to be held by the director until he or she separates from the board, at which time the RSUs convert to shares of class A common stock. Dividends earned on shares underlying director RSUs are deemed reinvested in additional units at each dividend payable date and are subject to the same terms as the original grant. This holding period increases the strength of the alignment of directors’ interests with those of our long-term shareowners.

Director Compensation

The following tables set forth the cash compensation paid to individuals who served as directors in 2021 (other than our CEO) and the aggregate value of stock awards granted to those persons in 2021, as well as outstanding director equity awards held as of December 31, 2021.

2021 Director Compensation
Name	Fees Earned or Paid in Cash($)	Stock Awards($)(1)	Total($)
Rodney Adkins(2)	130,000	174,908	304,908
Eva Boratto(2)	122,500	174,908	297,408
Michael Burns	110,000	174,908	284,908
Wayne Hewett	110,000	174,908	284,908
Angela Hwang	110,000	174,908	284,908
Kate Johnson	110,000	174,908	284,908
William Johnson(2)(3)	290,000	244,785	534,785
Ann Livermore(2)	130,000	174,908	304,908
Rudy Markham(4)	67,500	—	67,500
Franck Moison	110,000	174,908	284,908
Clark Randt, Jr.	55,000	—	55,000
Christiana Smith Shi	110,000	174,908	284,908
Russell Stokes	110,000	174,908	284,908
Kevin Warsh	110,000	174,908	284,908
Outstanding Director Stock Awards (as of December 31, 2021)
	Stock Awards
Name	Restricted Stock Units (#)	Phantom Stock Units (#)
Rodney Adkins	16,543	—
Eva Boratto	1,677	—
Michael Burns	28,059	—
Wayne Hewett	1,677	—
Angela Hwang	2,017	—
Kate Johnson	1,373	—
William Johnson	29,757	—
Ann Livermore	28,059	2,740
Rudy Markham(5)	—	—
Franck Moison	8,664	—
Clark Randt, Jr.(5)	—	—
Christiana Smith Shi	6,804	—
Russell Stokes	1,373	—
Kevin Warsh	18,576	—
Carol Tomé(6)	25,244	1,295

(1)	The values of stock awards in this column represent the grant date fair value of RSUs granted in 2021, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718. Information about the assumptions used to value these awards can be found in Note 14 “Stock-Based Compensation” in our 2021 Annual Report on Form 10-K. RSUs are fully vested on the date of grant and are settled in shares of class A common stock upon the director’s separation from service from UPS.
(2)	Includes compensation for committee chair service.
(3)	Includes compensation for independent board chair service.
(4)	Includes compensation for Audit Committee chair service prior to retiring from the board in May 2021.
(5)	All outstanding stock awards were paid out following retirement from the board in May 2021.
(6)	Only includes outstanding stock awards that were granted while serving as an independent director.

30	Notice of Annual Meeting of Shareowners and 2022 Proxy Statement

Executive Compensation

Executive Compensation

Compensation Committee Report

The Compensation and Human Capital Committee (as used in this Executive Compensation section, the “Committee”) is responsible for setting the principles that guide compensation decision-making, establishing the performance goals under our executive compensation plans and programs, and approving compensation for the executive officers. The Committee is also responsible for overseeing performance and talent management, diversity, equity and inclusion, work culture and employee development and retention.

We are focused on maintaining an executive compensation program that supports the long-term interests of the Company’s shareowners. We align the interests of our executives with those of all shareowners by linking a significant portion of compensation to Company performance and shareowner returns. The Company’s programs are also designed to attract, retain, and motivate executives who make substantial contributions to the Company’s performance by allowing them to share in the Company’s success.

Our significant efforts in the past year included developing and implementing an appropriate executive compensation structure and performance goals in the midst of a global pandemic and analyzing and updating the Company’s peer group. The Committee’s compensation framework, with the support of our independent compensation consultant, enabled us to successfully navigate these challenges consistent with our compensation principles. Also, during 2021, the board delegated responsibility for human capital oversight to the Committee.

We have reviewed the Compensation Discussion and Analysis and discussed it with management. Based on our review and discussions, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the 2022 Proxy Statement and incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission.

The following Compensation Discussion and Analysis describes the Committee’s principles, strategy and programs regarding 2021 executive compensation.

The Compensation & Human Capital Committee

Ann Livermore, Chair
Rodney Adkins
Christiana Smith Shi
Russell Stokes
Kevin Warsh

Compensation Discussion and Analysis

UPS’s executive compensation principles, strategy and programs for 2021, and certain aspects of the 2022 programs, are described below. This section explains how and why the Committee made its 2021 compensation decisions for our executive officers, including additional detail with respect to the following Named Executive Officers (“NEOs”):

Named Executive Officer	Title
Carol Tomé	Chief Executive Officer
Brian Newman	Chief Financial Officer
Scott Price	President, UPS International
Nando Cesarone	President, U.S. Operations
Kate Gutmann	Chief Sales and Solutions Officer

As discussed further below, on March 1, 2022, UPS announced that Scott Price is retiring from the Company on March 31, 2022. Kate Gutmann will move into a newly created role of President International, Healthcare and Supply Chain Solutions.

Executive Compensation Strategy

UPS’s executive compensation programs are designed to:

●	drive organizational performance by tying a significant portion of pay to Company performance;

●	attract, retain and motivate by competitively and fairly compensating our executive officers;

●	encourage long-term stock ownership and careers with UPS; and

●	align the interests of our executives to long-term value creation.

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Target Compensation

A substantial majority of NEO total target direct compensation (base salary and annual and long-term incentives, excluding any one-time special awards) is “at risk” and subject to the achievement of annual or long-term performance goals and/or continued employment with UPS. The charts below highlight the elements of our CEO and an average of other NEOs’ target direct compensation for 2021.

Roles and Responsibilities

The Committee is responsible for setting the principles that guide compensation decision-making, establishing performance goals under our executive compensation plans and programs, and approving compensation for the executive officers. The Committee may engage and terminate the services of outside advisors and other consultants. In 2021, the Committee retained FW Cook to act as its independent compensation advisor. FW Cook reported directly to the Committee and provided no additional services to UPS. The following table summarizes the key roles in the executive compensation decision-making process.

Participant and Roles

The Committee

●  develops principles underpinning executive compensation

●  sets performance goals upon which incentive payouts are based

●  evaluates the CEO’s performance

●  reviews the CEO’s performance assessment of other executive officers

●  reviews and approves incentive and other compensation of the executive officers

●  reviews and approves the design of other benefit plans for executive officers

●  oversees the risk evaluation associated with our compensation strategy and programs

●  considers whether to engage any compensation consultant, and evaluates their independence

●  reviews and discusses with management the Compensation Discussion and Analysis

●  recommends to the board the inclusion of the Compensation Discussion and Analysis in the Proxy Statement

●  approves the inclusion of the Committee’s report on executive compensation in the Proxy Statement

Independent Members of the Board of Directors

●  review the Committee’s assessment of the CEO’s performance

●  complete a separate evaluation of the CEO’s performance

●  approve the Compensation Discussion and Analysis for inclusion in the Proxy Statement

Independent Compensation Consultant

●  serves as a resource for market data on pay practices and trends

●  provides independent advice to the Committee

●  provides competitive analysis and advice related to outside director compensation

●  reviews the Compensation Discussion and Analysis

●  conducts an annual risk assessment of the Company’s compensation programs

32	Notice of Annual Meeting of Shareowners and 2022 Proxy Statement

Executive Compensation

Participant and Roles

Executive Officers

●  the CEO makes compensation recommendations to the Committee for the other executive officers with respect to base salary, annual and long-term incentive targets, and individual performance adjustments to annual incentive plan payouts

●  the CEO and CFO recommend performance goals under incentive compensation plans and provide an assessment as to whether performance goals were achieved

Compensation Consultant Independence

In November 2021, the Committee reviewed FW Cook’s independence and the existence of any potential conflicts of interest. The Committee evaluated all relevant factors, including: (1) other services provided to UPS by FW Cook (if any); (2) fees paid by UPS as a percentage of FW Cook’s total revenue; (3) policies or procedures maintained by FW Cook that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and a member of the Committee; (5) any Company stock owned by the individual consultants involved in the engagement; and (6) any business or personal relationships between UPS executive officers and FW Cook or the individual consultants involved in the engagement.

After evaluating these factors, the Committee concluded that FW Cook was independent, and that the engagement of FW Cook did not raise any conflict of interest.

Peer Group and Market Data Utilization

In determining compensation targets and payouts, the Committee evaluates, among other things, pay practices and compensation levels at a peer group of companies.

With assistance from its independent compensation consultant, the Committee evaluates the peer group annually to determine if the companies included in the group are the most appropriate comparators for measuring the success of our executives in delivering shareowner value. In 2021, in consideration of the Company’s transformation efforts and evolving business strategy, the Committee directed FW Cook to undertake a comprehensive evaluation of the peer group. After a detailed analysis, including meetings with each Committee member, FW Cook recommended revising the peer group selection criteria to better align with the Company’s business strategy and focus. Quantitative considerations consisted of historical revenue growth, operating income growth, free cash flow growth, and total shareholder return. Other more general considerations included market capitalization, percentage of foreign sales, capital intensity, operating margins, and size of employee population.

Following this evaluation, AT&T, Inc., Cisco Systems, Inc., Comcast Corporation, Deere & Company, Intel Corporation and Walmart, Inc. were added to the peer group, and The Coca-Cola Company, Costco Wholesale Corporation, Delta Airlines, Inc., Sysco Corporation, Raytheon Technologies Corporation, and Walgreens Boots Alliance, Inc. were removed. The updated compensation peer group consisted of the following:

AT&T, Inc.	FedEx Corporation	McDonald’s Corp.
The Boeing Company	The Home Depot, Inc.	PepsiCo, Inc
Caterpillar Inc.	Intel Corporation	The Procter & Gamble Company
Cisco Systems, Inc.	Johnson & Johnson	Target Corp.
Comcast Corporation	Lockheed Martin Corporation	Walmart, Inc.
Deere & Company	Lowe’s Companies, Inc.

In addition to peer group analyses, the Committee considers other market data, including general compensation survey data from comparably sized companies. For 2021, the Committee utilized the prior peer group and 2021 compensation was not targeted to a particular percentile within that peer group or otherwise.

Internal Compensation Comparisons

The Committee also generally considers the compensation differentials between executive officers and other UPS positions, and generally considers the additional responsibilities of the CEO compared to other executive officers. Internal comparisons help ensure that executive officer compensation is reasonable when compared to that of direct reports.

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Annual Performance Reviews

The CEO assesses the performance of all other executive officers each year and provides feedback to the Committee. In addition, the Committee evaluates the CEO’s performance on an annual basis. The Committee Chair discusses the results of this evaluation with the full board (other than the CEO) in an executive session. As part of this evaluation, the board considers the CEO’s strategic vision and leadership, execution of UPS’s business strategy, and achievement of business goals. Other factors include the CEO’s ability to make long-term decisions that create a competitive advantage, and overall effectiveness as a leader.

Key Elements of
UPS Executive Compensation(1)

Other Elements of Compensation

Benefits	Perquisites	Retirement Programs

 NEOs generally participate in the same plans as other employees.

 Includes medical, dental, and disability plans that mitigate the financial impact of illness, disability or death.

 See further details on page 40.

 Limited in nature; benefits outweigh the costs.

 Includes financial planning and executive health services that facilitate the NEOs’ ability to carry out responsibilities, maximize working time and minimize distractions.

 Considered necessary or appropriate to attract and retain executive talent.

 See further details on page 40.

 NEOs and most non-union U.S. employees participate in the same qualified plans with the same formulas.

 Includes qualified and nonqualified pension, retirement savings and deferred compensation plans.

 See further details on page 49.

(1)	Excludes a special equity award granted to an NEO as recognition of extraordinary contributions and performance during 2020.

34	Notice of Annual Meeting of Shareowners and 2022 Proxy Statement

Executive Compensation

Base Salary

Base salaries provide our NEOs with a fixed level of cash compensation and are designed to provide an appropriate level of financial certainty. The Committee considers several factors in determining NEOs’ annual base salaries, including Company and individual performance, scope of responsibility, leadership, market data and internal compensation comparisons.

Taking all of those factors into account, in March 2021, the Committee approved a 9.2% base salary increase for our CEO and increases of between 2.5% and 12% for the other NEOs.

Management Incentive Program - Annual Awards Overview

The Management Incentive Program (“MIP”) motivates management and aligns pay with annual Company performance. This is accomplished by linking payouts to the achievement of pre-established metrics, individual performance and stock ownership.

Annual MIP performance incentive award opportunities are provided as a percentage of base salary. Incentive award payouts are determined by the Committee, taking into consideration:

●	actual performance compared to MIP targets (described below);

●	the MIP payout as a percent of target to non-executive officer MIP participants;

●	individual performance; and

●	the overall business environment and economic trends.

In addition, we encourage employees to maintain a substantial ownership interest in UPS stock through equity compensation programs, including our MIP ownership incentive award. All MIP participants are eligible for an ownership incentive award up to the equivalent of one month’s salary by maintaining significant ownership of UPS equity securities. The amount of the award is equal to the value of the participant’s equity ownership as of December 31 of each year, multiplied by an ownership incentive award percentage set out below, up to a maximum award of one month’s salary. The MIP ownership incentive award, to the extent earned, is paid in the same proportion of cash and equity as the MIP performance incentive award.

Ownership levels are determined by totaling the number of UPS shares in the participant’s family group accounts and the participant’s eligible unvested restricted units and deferred compensation shares. The number of UPS shares determined for purposes of an NEO’s ownership level is multiplied by the closing price of a class B share on the NYSE on the last trading day of the year.

MIP awards are considered fully at risk based on Company performance and subject to a $5 million maximum for each NEO. Following the Committee’s approval, the portion of the earned award is paid two-thirds in restricted performance units (“RPUs”) and one-third in cash. The number of RPUs granted is determined by dividing the dollar value of the portion of the MIP award paid in RPUs by the closing price of our class B common stock on the NYSE on the grant date.

When dividends are paid on UPS common stock, an equivalent value is credited to the participant’s bookkeeping account in additional RPUs. RPUs generally vest on the first anniversary of the grant date, furthering the retention component of the award, and are settled in shares of class A common stock.

To further our stock ownership philosophy, initial MIP awards earned by newly hired employees are paid entirely in vested class A shares, with no cash component.

2021 MIP Performance Incentive Awards

In February 2021, the Committee adopted financial performance metrics for the NEOs’ MIP performance incentive awards as follows:

●	Adjusted Consolidated Revenue Growth, which is measured as year-over-year growth in revenue from all products and services worldwide. Revenue growth is calculated on a constant currency basis and is important to generating profits and maintaining our long-term competitive positioning and viability.

●	Adjusted Consolidated Operating Profit Growth, which is measured as year-over-year growth in operating profits on a constant currency basis. For purposes of measuring this growth, operating profit was determined by reference to our publicly reported adjusted operating profit for each of 2020 and 2021. This growth is directly impacted by our effectiveness in achieving our targets in other key performance elements, including volume and revenue growth and operating leverage.

●	Return on Invested Capital, which is calculated as the trailing twelve months of adjusted operating income divided by the average of current assets, current liabilities, goodwill, intangible assets, net property, plant and equipment, other assets, and right-of-use-assets-operating lease. We consider ROIC to be a useful measure for evaluating the effectiveness and efficiency of our long-term capital investments. ROIC is calculated by reference to our publicly reported adjusted operating profit.

After monitoring and considering the economic impact and continued uncertainty caused by the coronavirus pandemic, including the challenges around longer-term forecasting, the Committee determined it was appropriate to bifurcate the performance period for the 2021 MIP award into two six-month performance periods, with each performance period accounting for 50% of the overall

35

2021 MIP award. The Committee discussed with management and its independent compensation consultant expected financial performance, risks related to the potential severity and duration of the coronavirus pandemic, and the other matters described above. The performance goals for the first period were set in February 2021 and the performance goals for the second performance period were set in August 2021. The financial performance goals approved by the Committee and the performance results were as follows:

2021 MIP Financial Performance Metrics(1)	First Half 2021 Goal	First Half 2021 Actual	Second Half 2021 Goal	Second Half 2021 Actual
Adjusted Consolidated Revenue Growth	7.4%	20.1%	5.4%	10.8%
Adjusted Consolidated Operating Profit Growth	22.1%	79.9%	10.1%	31.8%
Return on Invested Capital	23.2%	27.4%	28.0%	29.8%
(1)	Non-GAAP financial measures. See footnote on page 38.

The Committee maintains discretion to adjust awards earned under the MIP up (but not above the maximum amount for each NEO) or down based on its qualitative assessment of each NEO’s individual performance. With respect to the CEO’s MIP award, the Committee considers the results of the board’s annual evaluation of the CEO, which includes ratings on:

●	leadership qualities;

●	strategic planning and execution;

●	managing for financial results;

●	retaining and developing a diverse top management group;

●	providing equal opportunity employment, and understanding and addressing issues facing employees;

●	ensuring the Company contributes to the well-being of the communities in which it operates;

●	promoting compliance and ethical behavior; and

●	board relations.

For NEOs other than the CEO, the Committee takes into consideration the recommendations of the CEO. Individual accomplishments during 2021 that were considered by the Committee when determining final awards are described below.

Carol Tomé

Carol continued the tremendous momentum of the previous year, leading the team to deliver the highest revenue and profit in the Company’s history for the second straight year. In keeping with the “better, not bigger” theme, Carol executed the strategy to improve revenue quality and productivity, and realigned the portfolio by successfully directing the divestiture of UPS Freight and the acquisition of Roadie, Inc. Carol’s tenacity to improve the customer experience accelerated significant upgrades to digital platforms, which simplified shipping solutions and resulted in new growth. Carol commissioned the development of a new ESG strategy, demonstrating renewed commitment to inclusion by setting DEI goals and establishing the goal to be carbon neutral by 2050. During a difficult business climate, the execution of Carol’s strategy led to expanded margins, record financial results, and total shareowner value growth of approximately thirty percent in 2021.

Brian Newman

In 2021, Brian maintained a relentless focus on revenue management and led a disciplined capital allocation approach which resulted in record revenue and profitability across all three business segments. Brian successfully oversaw the UPS Freight divestiture and was instrumental in navigating the Roadie, Inc. acquisition. Ending the year with more than $10.0 billion in cash, Brian’s actions also secured a solid investment grade credit rating. Brian’s leadership significantly contributed to the growth of total shareowner value by approximately thirty percent in 2021.

Scott Price

Despite an uncertain global economy linked to the lingering pandemic, Scott’s actions secured record profits, margin and return on invested capital. Scott reset the International growth strategy and instilled a customer first mindset, spearheading a customer experience improvement plan. He led the team to achieve total and premium committed service goals, deliver an improved brokerage experience and enhance the claims process. Under Scott’s leadership, U.S. exports were accelerated, productivity targets were achieved, and a new partnership was formed with a joint venture, setting the stage for future global growth.

Nando Cesarone

Nando’s actions resulted in outstanding results in 2021, delivering industry-leading service levels to customers while facilitating a smooth peak season despite numerous obstacles. As the pandemic continued to impact the global supply chain, he led the team with agility by adjusting network operating plans to align capacity with demand. Nando re-imagined U.S. Operations by restructuring the organization and prioritizing training investments, which resulted in significant service and productivity improvements. In collaboration with his partners, Nando drove positive operating leverage by growing revenue in profitable segments while reducing expense. Nando was instrumental in helping deliver the highest revenue and profits in our Company’s history.

Kate Gutmann

In 2021, Kate implemented the customer contract renewal strategy with laser focus on revenue management, while maintaining positive customer relationships. Under her leadership, the small and medium-sized business segment yielded double digit growth. Kate deftly coordinated activities between customers and operations to manage network capacity throughout peak season. Kate aggressively leaned into sales transformation. She led impactful healthcare business growth and profitability, better positioning UPS as an industry partner of choice. Kate was instrumental in UPS achieving historic results in growth and profitability.

36	Notice of Annual Meeting of Shareowners and 2022 Proxy Statement

Executive Compensation

2021 MIP Payout

After assessing the above-described considerations, the Committee approved the following MIP award payouts for each NEO.

Name	Incentive Target (% Base Salary)	Incentive Target Value ($)	Actual Incentive Value ($)	Ownership Award Percentage (% of ownership)	Maximum Ownership Award Value ($)	Actual Ownership Award Value ($)	Total 2021 MIP Award Payout ($)
Carol Tomé	200%	2,730,000	4,095,000	1.25%	113,750	96,416	4,191,416
Brian Newman	130%	995,062	1,492,592	1.50%	63,786	63,786	1,556,378
Scott Price	130%	894,941	1,342,411	1.50%	57,368	38,046	1,380,457
Nando Cesarone	130%	912,818	1,369,228	1.50%	58,514	58,514	1,427,742
Kate Gutmann	130%	981,224	1,471,837	1.50%	62,899	62,899	1,534,736

Long-Term Incentive Awards

Our two long-term incentive programs, the Long-Term Incentive Performance (“LTIP”) program and the Stock Option program, provide participants with equity-based incentives that reward performance over a multi-year period and serve as a retention mechanism. Overlapping LTIP performance cycles incentivize sustained financial performance. The Stock Option program rewards stock price appreciation, which is directly linked to shareowner returns. A summary of these two programs follows:

Program	Performance Measures and/or Value Proposition for 2021 Awards(1)	Payment Form and Program Type	Program Objectives
LTIP	Adjusted Earnings Per Share Growth Adjusted Free Cash Flow Relative Total Shareowner Return as a modifier Value increases or decreases with stock price	If earned, RPUs are settled in stock If earned, RPUs generally vest at the end of the three-year performance period	Supports long-term operating plan and business strategy Significant link to shareowner interests
Stock Option	Value recognized only if stock price appreciates	Stock options generally vest 20% per year over five years and have a ten-year term	Significant link to shareowner interests Enhance stock ownership and shareowner alignment

(1)	As described below, prior to 2020, the LTIP performance measures were growth in adjusted consolidated revenue, adjusted return on invested capital and relative total shareowner return. Each performance measure was equally weighted and accounted for one-third of the award payout.

Total Long-Term Equity Incentive Award Target Values

LTIP target values are determined based on internal pay comparison considerations and market data regarding total compensation for comparable positions at similarly situated companies. After considering these factors, in 2021 the Committee increased Carol’s LTIP target RPU value from 735% of base salary. Differences in the target award values are based on varying levels of responsibility among the NEOs. The LTIP target opportunity and Stock Option Award value granted to eligible NEOs in 2021, expressed as a percentage of annualized base salary, is shown below.

Name	LTIP Target RPU Value (% Base Salary)	Option Value (% Base Salary)	Total Value (% Base Salary)
Carol Tomé	760	90	850
Brian Newman	550	50	600
Scott Price	450	50	500
Nando Cesarone	450	50	500
Kate Gutmann	350	30	380

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LTIP Program

The LTIP program strengthens the performance-based component of executive compensation, promotes longer-term focus, enhances retention of key talent, and aligns the interests of shareowners with the incentive compensation opportunity for executives. Approximately 500 members of our senior management team, including the NEOs, participate in this program. The program combines internal and external relative business performance measures with the goal of motivating and rewarding management for operational and financial success, while helping to ensure rewards are aligned with shareowner interests and returns.

Participants receive a target award of RPUs at the beginning of the three-year performance period. The number of RPUs that NEOs can earn is shown in the “Grants of Plan-Based Awards” table. The actual number of RPUs that NEOs earn will be determined following the completion of the performance period and is based on achievement of the performance measures described in more detail below.

Dividends payable on the number of shares underlying participants’ RPUs are allocated in the form of dividend equivalent units (“DEUs”). DEUs are subject to the same conditions as the underlying award. Awards that vest are distributed in shares of class A common stock. Special vesting rules apply to terminations by reason of death, disability or retirement during the performance period, as discussed under “Potential Payments Upon Termination or Change in Control.”

The performance measures selected by the Committee for the 2021 LTIP awards were adjusted earnings per share growth and adjusted free cash flow. Each measure will be evaluated independently and applied equally in determining final payouts. The final payout percentage for the award will be subject to modification based on the Company’s total shareholder return (“RTSR”) as a percentile rank relative to the total return on the stocks of the companies listed on the Standard & Poor’s 500 Composite Index (the “Index”). The maximum LTIP award that can be earned is 220% of target. A description of each performance measure and the operation of the RTSR modifier follows:

●	Adjusted Earnings Per Share Growth[1]

Adjusted earnings per share growth measures our success in increasing profitability as compared with targets adopted at the beginning of the performance period. Adjusted earnings per share is determined by dividing the Company’s adjusted net income available to common shareowners by the diluted weighted average shares outstanding during the performance period. For this purpose, adjusted net income is determined by reference to our publicly reported adjusted net income. The adjusted earnings per share growth target is the projected average annual adjusted earnings per share growth during each of the years within the applicable performance period. The actual adjusted earnings per share growth for each year of the applicable performance period will be compared to the target and assigned a payout percentage; the average of the three payout percentages will be used to calculate the final payout percentage under this metric. Following the completion of the applicable performance period, the Committee will certify (i) the actual adjusted earnings per share growth for the performance period; (ii) the actual adjusted earnings per share growth for the performance period as compared to the target; and (iii) the final payout percentage for this metric.

●	Adjusted Free Cash Flow[1]

Adjusted free cash flow measures our ability to generate cash after accounting for capital expenditures. Adjusted free cash flow is determined by reducing the Company’s adjusted cash flow from operations by adjusted capital expenditures and proceeds from disposals of fixed assets, and adjusting for net changes in finance receivables, other investing activities and discretionary pension contributions. The adjusted free cash flow target is the projected aggregate adjusted free cash flow generated during the applicable performance period. Following the completion of the applicable performance period, the Committee will certify (i) the actual adjusted free cash flow for the performance period; (ii) the actual adjusted free cash flow for the performance period as compared to the target; and (iii) the final payout percentage for this metric.

●	Relative Total Shareowner Return

Total shareholder return is the total return on an investment in UPS stock to an investor (stock price appreciation plus dividends). This is compared with the total return on the stock of the companies in the Index at the beginning of the applicable performance period. The Committee will assign a percentile rank relative to the companies listed in Index based on RTSR. Following the completion of the Performance Period, the Committee will certify the Company’s RTSR and the payout modifier for that performance period, if any, as follows:

RTSR Percentile Rank Relative to Index	Payout Modifier
Above 75th percentile	+20%
Between 25th and 75th percentile	None
Below 25th percentile	-20%
(1)	Non-GAAP financial measures. We believe that these non-GAAP measures are appropriate for the determination of our incentive compensation award results because they exclude items that may not be indicative of, or are unrelated to, our underlying operations and provide a useful baseline for analyzing trends in our underlying business. Non-GAAP financial measures should be considered in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP. Our non-GAAP financial information does not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies.

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Executive Compensation

2019 LTIP Award Payout

The performance metrics for 2019 LTIP awards were growth in adjusted consolidated revenue, adjusted operating return on invested capital and RTSR (for the 2019 LTIP award RTSR was a separate performance metric and not a modifier), each as described in our proxy statement for our 2020 annual meeting of shareowners. Each of the three metrics was evaluated independently and weighted equally in determining award payouts. Performance targets and actual results for the completed performance period for the 2019 LTIP awards (January 1, 2019 through December 31, 2021) are set out below. RPUs awarded under the 2019 LTIP are considered earned and vested.

*	Growth in adjusted consolidated revenue was calculated on a constant currency basis using 2019 levels as the baseline. Adjusted consolidated revenue and adjusted operating return on invested capital were adjusted for the divestiture of UPS Ground Freight, Inc.
**	Growth in adjusted consolidated revenue is measured annually, with payout maximized if growth of at least 8.9% is achieved in that year. The final result is an average of the three outcomes within the performance period. This method may result in a higher or lower payout than a three-year compound growth calculation, depending upon performance in each of the individual years.

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Stock Option Program and 2021 Stock Option Awards

Stock options create a direct link between Company performance and maximization of shareowner value and have retention value. Our stock options generally vest 20% per year over five years and expire ten years from the date of grant. We do not maintain additional holding period requirements. The option holder will not receive any value unless they remain employed during the vesting period. Unvested stock options vest automatically upon termination of employment because of death, disability or retirement. Grants do not include dividend equivalents or reload features. The number of stock options granted to the NEOs in 2021 is shown in the “Grants of Plan-Based Awards” table.

Employment Transition Awards, Retention Arrangements and Recognition Awards

Generally, we do not pay discretionary bonuses in cash or stock, or make other discretionary payments, to our executives. In recent periods, however, to attract and retain senior executive talent to participate in the transformation of our business, the Committee determined it was appropriate to approve certain limited payments to external executives hired to the Company’s Executive Leadership Team. A portion of the payments to the external hires were made to compensate the executives for compensation forfeited at their prior employers and transition them into our incentive programs. In addition, in connection with the hiring of Carol as CEO, the Committee determined it was appropriate to provide certain incentives to various executive officers in 2020 in order to provide for the retention of their services through a transition period.

Further, in 2021, the Committee granted Kate Gutmann a one-time award valued at $350,000 in recognition of her extraordinary contributions and performance during 2020. This award consisted of $175,000 of RSUs which vest as follows: 25 percent on March 25, 2022; 25 percent on March 25, 2023; and 50 percent on March 25, 2024; and a stock option award with a grant date fair value of $175,000 which vests 20% per year over five years beginning on March 25, 2022, provided she remains an employee of UPS through the applicable vesting dates.

Under the terms of his 2019 employment offer letter, Brian Newman was entitled to: (i) a grant of RSUs with a value of $5,500,000, which vested in March 2020; (ii) a performance-based cash award with a target value of $3,000,000, payable in equal installments in March 2021 and March 2022, with the actual payout equal to the Company’s LTIP payout percentage based on the Company’s performance under the LTIP for periods ending December 31, 2020 and December 31, 2021, respectively; and (iii) a cash transition payment of $600,000 paid in March 2020. These amounts are subject to repayment on a prorated basis if he resigns without “good reason” or is terminated for “cause” within 36 months following his September 2019 start date.

Under the terms of his 2017 employment offer letter, Scott Price was entitled to: (i) a RSU grant valued at $4,000,000 vesting in 20% equal annual increments beginning January 2018, subject to his continued employment through each applicable vesting date or termination without cause; (ii) cash transition payments of $2,000,000 in each of March 2019 and 2020.

In connection with our CEO transition, in May 2020, we entered into retention arrangements with each of Nando Cesarone and Kate Gutmann. The Committee initially intended that these agreements contain both performance and time vesting components, and that the performance components be different than the metrics under our MIP and LTIP programs. Due to the uncertainty created by the COVID-19 pandemic and the importance of the retention agreements to the Company, the Committee ultimately determined that the awards would be time based. Nando and Kate each received $3.0 million in RSUs which vest as follows: 25% on May 13, 2021, 25% on May 13, 2022 and 50% on May 13, 2023, provided they remain an employee of UPS through the applicable vesting date. In accordance with the rules and regulations of the SEC, the full value of these awards is included in each individual’s 2020 compensation as reported in the 2021 Summary Compensation Table. These agreements contain customary non-competition, non-solicitation and non-disclosure covenants in favor of the Company.

Benefits and Perquisites

The benefits and perquisites provided to our NEOs are not a material part of executive compensation and are largely limited to those offered to our employees generally, or that we otherwise believe are necessary or appropriate to attract and retain executive talent. We believe certain perquisites help facilitate our NEOs’ ability to carry out their responsibilities, maximize working time and minimize distractions. Additional information on these benefits can be found in the following program descriptions.

The UPS 401(k) Savings Plan

The UPS 401(k) Savings Plan is open to all U.S.-based employees who are not subject to a collective bargaining agreement and who are not eligible to participate in another savings plan sponsored by UPS or one of its subsidiaries. We generally match 50% of up to 5% of eligible pay contributed to the UPS 401(k) Savings Plan for eligible employees hired on or before December 31,

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Executive Compensation

2007, 100% of up to 3.5% of eligible pay contributed to the plan for eligible employees hired on or after January 1, 2008, and 50% of up to 6% of eligible pay contributed to the plan for employees hired on or after July 1, 2016. The match is paid in shares of class A common stock. Effective for newly eligible plan participants on or after July 1, 2016, we also generally provide a Retirement Contribution based on years of service and expressed as a percentage of eligible compensation (5% for 0-4 years, 6% for 5-9 years, 7% for 10-14 years and 8% for 15 or more years).

Qualified and Non-Qualified Pension Plans

Certain executive officers are eligible to participate in our qualified retirement program, the UPS Retirement Plan. Benefits payable under the plan are subject to the maximum compensation limits and the annual benefit limits for a tax-qualified defined benefit plan as established by the Internal Revenue Service. Amounts exceeding these limits are paid pursuant to the UPS Excess Coordinating Benefit Plan, which is a non-qualified restoration plan designed to replace the benefits limited under the tax-qualified plan. Without the Excess Coordinating Benefit Plan, the executive officers would receive a lower benefit as a percent of final average earnings than the benefit received by other participants in the UPS Retirement Plan. In accordance with the terms of the Excess Coordinating Benefit Plan, following a participant’s retirement, the Company pays an amount equal to the Social Security and Medicare taxes due on the present value of the benefits provided under the plan.

Financial Planning Services

Our executive officers are eligible for a financial services benefit. The Company reimburses fees from financial and tax service providers up to $15,000 per year, including the cost of personal excess liability insurance coverage.

Executive Health Services

Our executive officers are eligible for certain executive health services benefits, including comprehensive physical examinations. UPS’s business continuity is best facilitated by avoiding any prolonged or unexpected absences by members of its senior management team.

Discounted Employee Stock Purchase Plan

Our Discounted Employee Stock Purchase Plan provides all U.S.-based employees, including the NEOs, and some internationally based employees, the opportunity to purchase up to $10,000 in our class A common stock annually at a discount to the market price. Our class A common stock may be acquired under the plan at a purchase price equal to 95% of the fair market value of the shares on the last day of each calendar quarter. The plan complies with Section 423 of the Internal Revenue Code.

Other Compensation and Governance Policies

Stock Ownership Guidelines

CEO	= 8x annual salary
Other Executive Officers	= 5x annual salary
Directors	= 5x annual retainer

We maintain stock ownership guidelines that apply to executive officers and members of the board. Shares of class A common stock (excluding any pledged shares), deferred units and vested and unvested RSUs and RPUs awarded under our equity incentive plans are considered owned for purposes of calculating ownership. Executive officers and directors are expected to reach target ownership within five years of the date that the executive officer or director became subject to the guideline.

As of December 31, 2021, all of the NEOs who have been subject to the guidelines for at least five years exceeded their target stock ownership. In addition, all non-employee directors who have been subject to the stock ownership guidelines for at least five years exceeded their target stock ownership. RSUs are required to be held by non-employee directors until separation from the board.

Hedging and Pledging Policies

We prohibit our executive officers and directors from hedging their ownership in UPS stock. Specifically, they are prohibited from purchasing or selling derivative securities relating to UPS stock and from purchasing financial instruments that are designed to hedge or offset any decrease in the market value of UPS securities. Additionally, we have adopted a policy prohibiting our directors and executive officers from entering into pledges of UPS securities, including using UPS securities as collateral for a loan and holding UPS securities in margin accounts. Furthermore, our employees, officers and directors are prohibited from engaging in short sales of UPS stock.

Clawback Policy

Our incentive compensation plans contain clawback provisions applicable to all outstanding awards. If the Committee determines that financial results used to determine the amount of any award are materially restated, and that an executive officer engaged in fraud or intentional misconduct, the Committee is entitled to seek repayment or recovery of the award from that executive officer.

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Employment and Severance Arrangements; Change in Control Payments

UPS has created a culture where long tenure for executives is the norm. Consequently, we do not enter into agreements providing for the continuation of employment, or separate change in control agreements with any of our executive officers, including our NEOs, or other U.S.-based non-union employees.

However, in recent periods, to attract and retain senior executive talent to participate in the transformation of our business and in furtherance of the board’s succession planning efforts, we have entered into various employment offer letters, transition agreements, retention arrangements and noncompete agreements in favor of UPS. These arrangements may provide for compensation to an executive, but do not guarantee an employment term; employment is on an at-will basis. Some of the agreements were designed to compensate the individuals for compensation forfeited at their prior employers, to transition them into our incentive programs or to provide consideration for their agreement not to compete with UPS following their separation. In addition, potential compensation provided by retention arrangements is intended to incentivize those individuals to maintain their employment with UPS.

In connection with her appointment as Chief Executive Officer, on March 11, 2020, the Company entered into an employment offer letter with Carol Tomé providing for: (i) an annual base salary of $1,250,000 (subject to future increase); (ii) a MIP award target of 165% of base salary; (iii) a LTIP program award target of 735% of base salary; and (iv) a stock option grant target of 90% of base salary.

Carol also entered into a protective covenant agreement, which protects UPS’s confidential information and includes non-competition and non-solicitation covenants in favor of UPS. It also provides for continued payment of her base salary for up to 24 months if her employment is terminated by UPS without “cause” within two years following her start date. In the event she is terminated without cause after the first two years of employment, the Company is obligated to make such payments if it elects to enforce the post-termination non-compete covenants.

In connection with his appointment as Chief Financial Officer, on August 7, 2019, the Company entered into an employment offer letter with Brian Newman providing for: (i) an annual base salary of $725,000 (subject to future increase); (ii) a MIP award target of 130% of base salary; (iii) a LTIP program award target of 550% of base salary; (iv) a stock option grant target of 50% of base salary; (v) a grant of UPS restricted stock units with a value of $5,500,000, which vested in March 2020; (vi) a performance-based cash award with a target value of $3,000,000, which was paid in equal installments in March 2021 and March 2022, based on the Company’s performance under the LTIP for periods ending December 31, 2020 and December 31, 2021, respectively; and (vii) a cash transition payment of $600,000 paid in March 2020.

These amounts are subject to repayment on a prorated basis if he resigns without “good reason” or is terminated for “cause” within 36 months following his September 2019 start date.

Under the terms of his 2017 employment offer letter, Scott Price was entitled to: (i) a RSU grant valued at $4,000,000 vesting in 20% equal annual increments beginning January 2018, subject to his continued employment through each applicable vesting date or termination without cause; and (ii) cash transition payments of $2,000,000 in each of March 2019 and 2020.

Brian and Scott also entered into protective covenant agreements with us, which protect UPS’s confidential information and include non-competition and non-solicitation covenants in favor of UPS. In the event either of them is terminated without cause, the Company is obligated to make separation payments equal to two years’ salary if it elects to enforce the post-termination non-compete covenants.

On March 1, 2022, UPS announced that Scott Price is retiring on March 31, 2022 (the “separation date”). We have entered into a separation agreement with Scott (the “Price Separation Agreement”), pursuant to which we will provide certain severance compensation and benefits to Scott in lieu of any benefits under Scott’s protective covenant agreement. The Price Separation Agreement provides that Scott will receive, in addition to certain accrued compensation and benefits, a lump sum cash severance payment equal to $912,151.20, representing (A) one-year of base salary and (B) a pro-rata portion of Scott’s target award under the 2022 MIP. In addition, Scott’s equity awards outstanding as of the separation date will be treated as follows: (1) RPUs granted in 2022 with respect to the 2021 MIP will vest in full immediately following the separation date; (2) each RPU award granted under the LTIP will remain eligible to vest on a pro-rata basis, subject to actual performance for the full applicable performance period; and (3) his outstanding stock options (to the extent vested) will remain exercisable for 90 days following the separation date. The Price Separation Agreement includes certain customary protective covenants in favor of the Company, including confidentiality, employee and customer non-solicitation, non-competition, and non-disparagement provisions. For more information regarding these benefits, see “Potential Payments Upon Termination or Change in Control” below.

Under the terms of the retention arrangements with Nando Cesarone and Kate Gutmann, each entered into customary non-competition, non-solicitation and non-disclosure agreements in favor of the Company. If any of them are terminated without cause or resign for “good reason”, their RSU awards will continue to vest on the schedule above.

All outstanding equity awards that are continued or assumed by a successor entity in connection with a change in control require a “double trigger” for vesting to accelerate; that is, they also require a qualifying termination of employment prior to any acceleration of vesting.

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Executive Compensation

Equity Grant Practices

Grants of awards to executive officers under our equity incentive programs are approved by the Committee. Stock options have an exercise price equal to the NYSE closing market price on the date of grant.

Consideration of Previous “Say on Pay” Voting Results

Our shareowners vote annually, on an advisory basis, to approve the compensation of our NEOs as set out in the Compensation Discussion and Analysis section and in the compensation tables and accompanying narrative disclosure in the Proxy Statement. See “Proposal 2 – Advisory Vote to Approve Named Executive Officer Compensation.” In the most recent advisory vote to approve named executive officer compensation, taken at the 2021 Annual Meeting of Shareowners, over 90% of votes cast approved our NEO compensation as described in our 2021 Proxy Statement. The Committee carefully considered the results of this vote as well as many other factors in determining the structure and operation of our executive compensation programs. In addition, we regularly engage with our stakeholders, including on executive compensation matters. We use the results of these engagements to inform board discussions on our corporate governance policies and pay practices.

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2021 Summary Compensation Table

The following table sets forth the compensation of our NEOs. As previously disclosed, as a result of circumstances arising from the COVID-19 pandemic, 2020 LTIP program awards were granted with two separate performance periods. In accordance with generally accepted accounting principles (“GAAP”), we are required to present in the “Stock Awards” column of the 2021 Summary Compensation Table: (i) 100% of the target value of the 2021 LTIP program awards; and (ii) 80% of the target value of the 2020 LTIP program awards.

Consequently, we believe amounts in the 2021 Summary Compensation Table are not indicative of the compensation awarded to our NEOs in 2021, and overstate the value awarded. Therefore, following the 2021 Summary Compensation Table, we present a Supplemental 2021 Compensation Table including only the target value of the 2021 LTIP awards.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Carol Tomé	2021	1,336,251	—	23,670,426	1,125,023	1,397,139	—	92,054	27,620,893
Chief Executive Officer	2020	729,169	—	1,833,812	1,125,010	—	—	84,919	3,772,910
Brian Newman	2021	760,764	—	10,934,230	373,401	3,128,793	—	56,690	15,253,878
Chief Financial Officer	2020	741,321	600,000	991,596	362,505	2,555,238	—	96,784	5,347,444
	2019	212,898	—	5,500,084	—	—	—	27,139	5,740,121
Scott Price	2021	680,220	—	7,990,464	327,828	460,152	—	79,143	9,537,807
President,	2020	650,859	2,000,000	834,682	318,280	373,346	—	74,901	4,252,068
UPS International	2019	631,905	2,000,000	3,979,882	309,001	128,015	—	85,103	7,133,906
Nando Cesarone President,	2021	683,361	—	7,218,244	313,487	475,914	—	98,089	8,789,095
U.S. Operations	2020	606,495	—	3,699,097	163,548	357,008	—	60,728	4,886,876
Kate Gutmann	2021	745,803	—	6,659,398	390,681	511,579	48,547	19,690	8,375,698
Chief Sales and Solutions Officer	2020	688,896	—	3,664,545	179,714	409,344	354,807	19,322	5,316,628
(1)	Represents the salary earned during the portion of the year that the executive was employed.
(2)	Represents the aggregate grant date fair value for stock awards computed in accordance with FASB ASC Topic 718. These awards include LTIP RPUs, MIP RPUs, and the special grants of RSUs made to Kate Gutmann. As described above, the grant date fair value of LTIP RPU awards for 2021 includes 100% of the target value of the award granted in 2021 and 80% of the target value of the award granted in 2020. The grant date fair value of the 2020 LTIP RPU awards reported for 2020 included only 20% of the target award value. Awards with performance conditions are valued based on the probable outcome of the performance condition as of the grant date for the award. Information about the assumptions used to value these awards can be found in Note 14 “Stock-Based Compensation” in our 2021 Annual Report on Form 10-K. The amounts reported for these awards may not represent the amounts that the individuals will actually receive. The amounts received, if any, ultimately will depend on Company performance and the change in our stock price over time. An overview of the features of these awards can be found in the “Compensation Discussion and Analysis.”
In accordance with SEC rules, we also are required to disclose the grant date fair value for awards with performance conditions assuming maximum performance. The grant date fair value for the 2021 LTIP RPU awards, plus the portion of the grant date fair value of the 2020 LTIP RPU awards reported for 2021, assuming maximum performance, is as follows: Tomé — $48,626,464; Newman — $22,184,210; Price — $15,936,071; Cesarone — $14,308,983; and Gutmann — $12,464,544.
(3)	Represents the aggregate grant date fair value for option awards granted in the applicable year, computed in accordance with FASB ASC Topic 718. The assumptions used to value these awards can be found in Note 14 “Stock-Based Compensation” in our 2021 Annual Report on Form 10-K. The amounts reported for these awards may not represent the amounts that the individuals will actually receive. The amounts received, if any, ultimately will depend on the change in our stock price over time. An overview of the features of these awards can be found in the “Compensation Discussion and Analysis” section.
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Executive Compensation

(4)	Represents the cash portion of the MIP performance incentive award and the MIP ownership incentive award. For a description of the MIP, see “Compensation Discussion and Analysis.” The MIP ownership incentive award was paid at 100% of target (one month’s salary) for each eligible NEO who met or exceeded his or her target ownership level in the same proportion that the MIP award is paid. Also, for Brian Newman, represents the portion of the performance-based cash award granted under his employment offer letter.
(5)	Represents an estimate of the annual increase in the actuarial present value of the NEOs’ accrued benefit under our retirement plans for the applicable year, assuming retirement at age 60 (or current age, if later). See “Executive Compensation — 2021 Pension Benefits” for additional information, including assumptions used in this calculation. The change in pension value can be impacted by a number of factors, including additional credited service, changes in amounts of compensation covered by the benefit formula, plan amendments and assumption changes.
(6)	All other compensation consisted of the following:
Name	401(k) Plan Retirement Contributions(1) ($)	Restoration Savings Plan Contributions(2) ($)	401(k) Plan Match ($)	Life Insurance Premiums ($)	Financial Planning Services ($)	Healthcare Benefits ($)	Total ($)
Carol Tomé	14,250	32,737	14,125	10,187	15,000	5,755	92,054
Brian Newman	14,250	11,023	8,700	1,962	15,000	5,755	56,690
Scott Price	14,250	37,192	8,700	4,991	8,255	5,755	79,143
Nando Cesarone	22,800	43,167	10,125	1,748	14,494	5,755	98,089
Kate Gutmann	—	—	7,250	1,920	4,765	5,755	19,690
(1)	For newly eligible plan participants hired after July 1, 2016, we generally provide a retirement contribution based on years of service.
(2)	For eligible plan participants hired after July 1, 2016, benefits payable under the UPS 401(k) Savings Plan are subject to the maximum compensation limits and the annual benefit limits for a tax-qualified defined contribution plan as established by the Internal Revenue Service. Amounts exceeding these limits are paid pursuant to the UPS Restoration Savings Plan.

Supplemental 2021 Compensation Table

The table below includes the target value of the 2021 LTIP awards in the “Stock Awards” column but excludes the 80% of the target value of the 2020 LTIP award required to be included in the 2021 Summary Compensation Table in accordance with GAAP. We believe this table is more representative of our NEOs’ 2021 compensation than the 2021 Summary Compensation Table. For ease of reference, we have highlighted the columns that differ from the 2021 amounts in the 2021 Summary Compensation Table. This table should not be viewed as a substitute for the required 2021 Summary Compensation Table.

Name	Salary ($)	Bonus ($)	Stock Awards ($)	Stock Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Carol Tomé	1,336,251	—	11,257,953	1,125,023	1,397,139	—	92,054	15,208,420
Brian Newman	760,764	—	5,039,975	373,401	3,128,793	—	56,690	9,359,623
Scott Price	680,220	—	3,756,311	327,828	460,152	—	79,143	5,303,654
Nando Cesarone	683,361	—	3,591,959	313,487	475,914	—	98,089	5,162,810
Kate Gutmann	745,803	—	3,560,102	390,681	511,579	48,547	19,690	5,276,402

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2021 Grants of Plan-Based Awards

The following table provides information about plan-based awards granted during 2021 to each of the NEOs. As discussed above, in accordance with GAAP, amounts in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column and the “Grant Date Fair Value of Stock and Options Awards” column below reflect the full 2021 LTIP target value and a portion of the 2020 LTIP target value granted to the NEOs. The performance targets for this portion of the 2020 LTIP were approved in 2021 and were not reported in 2021 Grants of Plan-Based Awards table.

								All Other	All Other		Grant
								Stock	Option		Date
								Awards:	Awards:	Exercise	Fair Value
	Estimated Possible Payouts				Estimated Future Payouts			Number	Number of	or Base	of Stock
	Under Non-Equity Incentive				Under Equity Incentive			of Shares	Securities	Price of	and
	Plan Awards(1)				Plan Awards(2)			of Stock	Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)	(#)(4)	($/Sh)	($)(5)
Carol Tomé	—	—	910,000	1,666,667	—	—	—	—	—	—	—
	6/1/2020	—	—	—	—	74,034	162,874	—	—	—	12,412,473
	3/25/2021	—	—	—	—	58,194	128,027	—	—	—	9,690,465
	2/10/2021	—	—	—	—	—	—	—	47,619	165.66	1,125,023
	2/10/2021	—	—	—	—	—	—	9,462	—	—	1,567,488
Brian Newman	—	—	331,687	1,666,667	—	—	—	—	—	—	—
	5/13/2020	—	—	—	—	35,156	77,343	—	—	—	5,894,255
	3/25/2021	—	—	—	—	25,159	55,350	—	—	—	4,189,477
	2/10/2021	—	—	—	—	—	—	—	15,805	165.66	373,401
	2/10/2021	—	—	—	—	—	—	5,134	—	—	850,498
Scott Price(6)	—	—	298,314	1,666,667	—	—	—	—	—	—	—
	5/13/2020	—	—	—	—	25,254	55,560	—	—	—	4,234,153
	3/25/2021	—	—	—	—	18,073	39,761	—	—	—	3,009,516
	2/10/2021	—	—	—	—	—	—		13,876	165.66	327,827
	2/10/2021	—	—	—	—	—	—	4,508	—	—	746,795
Nando Cesarone	—	—	304,273	1,666,667	—	—	—	—	—	—	—
	5/13/2020	—	—	—	—	21,629	47,583	—	—	—	3,626,285
	3/25/2021	—	—	—	—	17,282	38,020	—	—	—	2,877,799
	2/10/2021	—	—	—	—	—	—	—	13,269	165.66	313,487
	2/10/2021	—	—	—	—	—	—	4,311	—	—	714,160
Kate Gutmann	—	—	327,075	1,666,667	—	—	—	—	—	—	—
	5/13/2020	—	—	—	—	18,486	40,668	—	—	—	3,099,296
	3/25/2021	—	—	—	—	15,412	33,906	—	—	—	2,566,406
	2/10/2021	—	—	—	—	—	—	—	9,129	165.66	215,677
	3/25/2021	—	—	—	—	—	—	—	6,657	163.25	175,004
	2/10/2021	—	—	—	—	—	—	4,942	—	—	818,692
	3/25/2021	—	—	—	—	—	—	1,072	—	—	175,004
(1)	Reflects, as applicable, the target and maximum values of the cash portion of the 2021 MIP performance incentive award for each NEO. A participant’s first MIP performance incentive award is paid entirely in vested class A stock. The potential payments for the MIP performance incentive award are performance-based and therefore at risk. The MIP is described in “Compensation Discussion and Analysis.”
(2)	Potential number of RPUs that could be earned under the 2021 LTIP if the target or maximum performance goals are attained.
(3)	Represents the number of RPUs or shares of class A stock granted in 2021 pursuant to the 2020 MIP. For Kate Gutmann, also represents a special grant of RSUs on March 25, 2021, which vest as follows: 25 percent on March 25, 2022; 25 percent on March 25, 2023; and 50 percent on March 25, 2024, provided she remains an employee through the applicable vesting dates.
(4)	Number of stock options granted under the Stock Option program in 2021. For Kate Gutmann, also represents a special grant of stock options on March 25, 2021, which vests 20% per year over five years beginning on March 25, 2022, provided she remains an employee through the applicable vesting dates.
(5)	Grant date fair value under FASB ASC Topic 718 of the LTIP RPUs, MIP RPUs, stock options and the special RSU award to Kate Gutmann, as applicable, granted to each of the NEOs in 2021. Fair values are calculated using the NYSE closing price of UPS stock on the date of grant for RPUs and RSUs, and the Black-Scholes option pricing model for stock options. The grant date fair value of the units granted under the 2021 LTIP, which have performance conditions, are computed based on the probable outcome of the performance conditions for the 2021 LTIP performance period. Also includes the grant date fair value of the units based on the probable outcome of the performance conditions under the 2020 LTIP for the 2021-2022 performance period. There can be no assurance that any value will ever be realized.
(6)	As discussed above, pursuant to the Price Separation Agreement, upon Scott’s retirement from the Company on March 31, 2022, his 2021 LTIP RPU award will remain eligible to vest on a pro-rata basis, subject to actual performance for the full performance period, and his outstanding stock options (to the extent vested) will remain exercisable for 90 days following the separation date.
46	Notice of Annual Meeting of Shareowners and 2022 Proxy Statement

Executive Compensation

2021 Outstanding Equity Awards at Fiscal Year-End

The following table shows the number of shares covered by exercisable options, unexercisable options, and unvested RSUs and RPUs held by the NEOs on December 31, 2021.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Carol Tomé	20,252	81,009	99.28	6/1/2020	6/1/2030
	—	47,619	165.66	2/10/2021	2/10/2031
						25,244	5,410,855	154,795	33,178,760
Brian Newman	6,077	24,309	105.54	2/12/2020	2/12/2030
	—	15,805	165.66	2/10/2021	2/10/2031
						5,244	1,124,068	71,496	15,324,453
Scott Price(5)	11,811	7,875	106.43	3/1/2018	3/1/2028
	7,541	11,312	111.80	2/14/2019	2/14/2029
	5,335	21,344	105.54	2/12/2020	2/12/2030
	—	13,876	165.66	2/10/2021	2/10/2031
						11,681	2,503,647	51,359	11,008,288
Nando Cesarone	573	—	98.77	3/2/2016	3/2/2026
	735	735	106.87	3/1/2017	3/1/2027
	757	1,513	106.43	3/1/2018	3/1/2028
	632	1,266	104.45	3/22/2018	3/22/2028
	1,691	5,075	111.80	2/14/2019	2/14/2029
	2,741	10,968	105.54	2/12/2020	2/12/2030
	—	13,269	165.66	2/10/2021	2/10/2031
						30,289	6,492,117	45,817	9,820,416
Kate Gutmann	2,726	—	96.98	3/4/2014	3/4/2024
	6,974	—	101.93	3/2/2015	3/2/2025
	7,603	—	98.77	3/2/2016	3/2/2026
	8,158	2,040	106.87	3/1/2017	3/1/2027
	6,049	4,034	106.43	3/1/2018	3/1/2028
	3,881	5,823	111.80	2/14/2019	2/14/2029
	3,012	12,052	105.54	2/12/2020	2/12/2030
	—	9,129	165.66	2/10/2021	2/10/2031
	—	6,657	163.25	3/25/2021	3/25/2031
						34,523	7,399,723	39,809	8,532,661
(1)	Stock options vest over a five-year period with 20% of the option vesting at each anniversary date of the grant. All options expire ten years from the date of grant. Under the terms of our equity incentive plans, unvested stock options become fully vested on the retirement date for the NEOs if they meet certain service requirements.

47

(2)	Unvested stock awards in this column include RPUs granted as part of the MIP in 2017 and 2018 that vest over a five-year period with approximately 20% of the award vesting on January 15 of each year. The RPUs granted as part of the MIP in 2021 vest one year after the grant date. Also includes the special grants of RSUs to Nando Cesarone and Kate Gutmann on May 13, 2020, which vest as follows: 25% on May 13, 2021, 25% on May 13, 2022 and 50% on May 13, 2023, provided they remain an employee of UPS through the applicable vesting date; and the special grant of RSUs to Kate Gutmann on March 25, 2021 which vest as follows: 25% on March 25, 2022; 25% on March 25, 2023; and 50% on March 25, 2024, provided she remains an employee through the applicable vesting dates. Values are rounded to the closest unit.
(3)	Market value based on NYSE closing price of the class B common stock on December 31, 2021 of $214.34.
(4)	Represents the potential units to be earned under the 2020 and 2021 LTIP awards, and any dividend equivalent units allocated since the grants were made, at target performance level. For the 2021 LTIP RPU award, which has a performance period ending December 31, 2023, the maximum number of RPUs that could be earned is as follows: Tomé —129,963; Newman — 56,188; Price — 40,363; Cesarone — 38,597; and Gutmann — 34,419. For the 2020 LTIP RPU award, which has a performance period ending December 31, 2022, the maximum number of RPUs that could be earned is as follows: Tomé —210,586; Newman —101,103; Price — 72,626; Cesarone — 62,201; and Gutmann — 53,161.
(5)	As discussed above, pursuant to the Price Separation Agreement, Scott’s equity awards are treated as follows in connection with his retirement on March 31, 2022: (a) RPUs granted in 2022 with respect to the 2021 MIP will vest in full immediately following March 31, 2022; (b) each RPU award granted under the LTIP will remain eligible to vest on a pro-rata basis, subject to actual performance for the full applicable performance period; and (c) his outstanding stock options (to the extent vested) will remain exercisable for 90 days following March 31, 2022.

2021 Option Exercises and Stock Vested

The following table sets forth the subject number of shares and corresponding value realized during 2021 regarding options that were exercised, and restricted stock units and restricted performance units that vested, for each NEO.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Carol Tomé	—	—	—	—
Brian Newman	—	—	—	—
Scott Price	—	—	37,490	7,523,733
Nando Cesarone	—	—	28,028	5,849,533
Kate Gutmann	—	—	32,042	6,622,286
(1)	Consists of: the 2020 MIP RPUs that vested on February 12, 2021; the 2019 LTIP RPUs that vested on December 31, 2021; approximately 20% of the 2017 and 2018 MIP RPUs that vested on January 15, 2021; and the portion of the RSUs awarded in prior years to Scott Price, Nando Cesarone and Kate Gutmann that vested in 2021. Vested RPUs and RSUs are distributed to participants in an equivalent number of shares of class A common stock.
(2)	Based on the NYSE closing price of the class B common stock on the applicable vesting date.
48	Notice of Annual Meeting of Shareowners and 2022 Proxy Statement

Executive Compensation

2021 Pension Benefits

The following table quantifies the pension benefits expected to be paid to each NEO from the UPS Retirement Plan and the UPS Excess Coordinating Benefit Plan as of December 31, 2021. The terms of each are described below.

Name	Plan Name	Number of Years Credited Service (#)(2)	Present Value of Accumulated Benefit ($)(3)	Payments During Last Fiscal Year ($)
Carol Tomé(1)	UPS Retirement Plan	—	—	—
	UPS Excess Coordinating Benefit Plan	—	—	—
	Total	—	—	—
Brian Newman(1)	UPS Retirement Plan	—	—	—
	UPS Excess Coordinating Benefit Plan	—	—	—
	Total	—	—	—
Scott Price(1)	UPS Retirement Plan	—	—	—
	UPS Excess Coordinating Benefit Plan	—	—	—
	Total	—	—	—
Nando Cesarone(1)	UPS Retirement Plan	—	—	—
	UPS Excess Coordinating Benefit Plan	—	—	—
	Total	—	—	—
Kate Gutmann	UPS Retirement Plan	32.0	1,802,363	—
	UPS Excess Coordinating Benefit Plan	—	—	—
	Total	—	1,802,363	—
(1)	Not eligible to participate in the UPS Retirement Plan or the UPS Excess Coordinating Benefit Plan.
(2)	Represents years of service as of December 31, 2021 for all plans.
(3)	Represents the total discounted value of the monthly lifetime benefit earned at December 31, 2021, assuming the individual continues in service and retires at age 60 or at the executive’s actual age, if later. The present value is not the monthly or annual lifetime benefit that would be paid to the individual. The present values are based on discount rates of 3.05% and 3.38% for the UPS Retirement Plan and UPS Excess Coordinating Benefit Plan, respectively, at December 31, 2021. The present values assume no pre-retirement mortality and utilize the Pri-2012 healthy mortality table with adjusted mortality improvement after 2012 (no collar for the UPS Retirement Plan and white collar for the UPS Excess Coordinating Benefit Plan), with mortality improvements after 2012 using the MP-2021 projection scale adjusted to converge to 0.5% in 2026 on the SOA Retirement Plan’s Experience Committee (RPEC) model.

Pension Benefits

The UPS Retirement Plan is non-contributory and includes substantially all eligible employees of participating domestic subsidiaries who are not members of a collective bargaining unit, as well as certain employees covered by a collective bargaining agreement. The UPS Retirement Plan was closed to new entrants as of July 1, 2016.

UPS also sponsors a non-qualified defined benefit plan, the UPS Excess Coordinating Benefit Plan, for non-union employees whose pay and benefits in the qualified plan are limited by the Internal Revenue Service. An employee must be at least age 55 with 10 years of service to be eligible to participate in this plan. In the year that an individual first becomes eligible to participate in the UPS Excess Coordinating Benefit Plan, there is an increase for the participant for that year equal to the full present value of the participant’s accrued benefit in the plan. In accordance with the terms of the Excess Coordinating Benefit Plan, following a participant’s retirement, the Company pays an amount equal to the Social Security and Medicare taxes due on the present value of the benefits provided under the plan.

The UPS Retirement Plan and UPS Excess Coordinating Benefit Plan provide monthly lifetime benefits to participants and their eligible beneficiaries based on final average compensation at retirement, service with UPS and age at retirement. Participants may choose to receive a reduced benefit payable in an optional form of an annuity that is equivalent to the single lifetime benefit.

The plans provide monthly benefits based on the results from up to four benefit formulas. Participants receive the largest benefit from among the applicable benefit formulas. For Kate Gutmann the formula that results in the largest benefit is called the “grandfathered integrated formula.” This formula provides retirement income equal to 58.33% of final average.

49

compensation, offset by a portion of the Social Security benefit. A participant with less than 35 years of benefit service receives a proportionately lesser amount

Participants earn benefit service for the time they work as an eligible UPS employee. For purposes of the formulas, compensation includes salary and an eligible portion of the MIP award. The average final compensation for each participant in the plans is the average covered compensation of the participant during the five highest consecutive years out of the last ten full calendar years of service.

Benefits payable under the UPS Retirement Plan are subject to the maximum compensation limits and the annual benefit limits for a tax-qualified defined benefit plan as prescribed and adjusted from time to time by the Internal Revenue Service. Eligible amounts exceeding these limits will be paid from the UPS Excess Coordinating Benefit Plan. Under this plan, participants receive the benefit in the form of a life annuity.

The plans permit participants with 25 or more years of benefit service to retire as early as age 55 with only a limited reduction in the amount of their monthly benefits. NEOs eligible to retire at age 60 receive unreduced benefits from the plans. In addition, the plans allow participants with ten years or more of service to retire at age 55 with a larger reduction in the amount of their benefit.

2021 Non-Qualified Deferred Compensation

The following table shows the executive and Company contributions or credits, earnings and account balances for the NEOs in the UPS Deferred Compensation Plan and UPS Restoration Savings Plan for 2021.

Name	Plan Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Carol Tomé	UPS Deferred Compensation Plan	467,688	—	398,667	—	4,439,559
	UPS Restoration Savings Plan	—	32,738	2,984	—	35,721
Brian Newman	UPS Restoration Savings Plan	—	11,024	1,096	—	12,120
Scott Price	UPS Restoration Savings Plan	—	37,193	18,568	—	111,805
Nando Cesarone	UPS Restoration Savings Plan	—	43,167	6,019	—	49,187
Kate Gutmann	UPS Deferred Compensation Plan	—	—	124,059	—	561,890
(1)	Amounts are also disclosed in the “Salary” column of the 2021 Summary Compensation Table.
(2)	Company credits to the UPS Restoration Savings Plan, which amounts are also disclosed in the “All Other Compensation” column of the 2021 Summary Compensation Table.
(3)	No amounts in this column are reported in the 2021 Summary Compensation Table.
(4)	Certain amounts in this column represent salary, bonus or stock options contributed by the NEO to the plans in prior years as follows: Tomé — $1,883,750; Newman – $0; Price — $0 Cesarone — $0; and Gutmann — $118,149.

The deferred compensation vehicles in the UPS Deferred Compensation Plan and the UPS Restoration Savings Plan are described below. Not all of the NEOs participate in each feature of the UPS Deferred Compensation Plan.

Salary Deferral Feature

●	Prior to December 31, 2004, contributions could be deferred from executive officers’ monthly salary and from their half-month bonus.
●	Prior to December 31, 2004, non-employee directors could defer retainer and meeting fees quarterly. Assets from the discontinued UPS Retirement Plan for Outside Directors were transferred to the 2004 and Before Salary Deferral Feature in 2003.
●	No contributions were permitted after December 31, 2004, except as described below.
●	After December 31, 2004, executive officers may defer 1% to 35% of their monthly salary and 1% to 100% of the cash portion of the MIP award. They may also defer excess pre-tax contributions if the UPS 401(k) Savings Plan fails the annual average deferral percentage test.
●	Non-employee directors may defer retainer fees quarterly.
●	Elections are made annually for the following calendar year.
50	Notice of Annual Meeting of Shareowners and 2022 Proxy Statement

Executive Compensation

Stock Option Deferral Feature

●	Assets are invested solely in shares of UPS stock.
●	Non-qualified or incentive stock options which vested prior to December 31, 2004 were deferrable during the annual enrollment period for the following calendar year. Participants deferred receipt of UPS stock that would otherwise be taxable upon the exercise of the stock option.
●	The shares received upon exercise of these options are deferred into a rabbi trust. The shares held in this trust are classified as treasury stock, and the liability to participating employees is classified as “deferred compensation obligations” in the shareowners’ equity section of the balance sheet.
●	No deferrals of stock options were permitted after December 31, 2004.
●	As a result of the requirements applicable to non-qualified deferred compensation arrangements under Section 409A of the Internal Revenue Code and related guidance, deferral of stock options is no longer offered under the UPS Deferred Compensation Plan for options that vested after December 31, 2004.

Withdrawals and Distributions under the UPS Deferred Compensation Plan

●	For the 2004 and Before Salary Deferral Feature, participants may elect to receive the funds in a lump sum or up to a 10-year installment (of 120 monthly payments), subject to restrictions if the balance is less than $20,000.
●	For the 2005 and Beyond Salary Deferral Feature, participants may elect to receive funds in a lump sum or up to a 10 year installment (120 monthly payments), subject to restrictions if the balance, plus the total balance in any other account which must be aggregated with the 2005 and Beyond Salary Deferral Account under Section 409A of the Internal Revenue Code, is less than the Internal Revenue Code Section 402(g) annual limit in effect for qualified 401(k) plans on the date the participant becomes eligible for a distribution.
●	For the Stock Option Deferral Feature, participants may elect to receive shares in a lump sum or up to 10 annual installments, subject to restrictions if the balance is less than $20,000. The distribution of shares will occur pro-rata based on the type of stock options (non-qualified or incentive) that were originally deferred.
●	The distribution election under the 2005 and Beyond Salary Deferral Feature may be changed one time only, but may be changed more frequently under the 2004 and Before Salary Deferral Feature and the Stock Option Deferral Feature.
●	Hardship distributions are permitted under all three features of the UPS Deferred Compensation Plan.
●	Withdrawals are not permitted under the 2005 and Beyond Salary Deferral Feature, but withdrawals are permitted for 100% of the account under the 2004 and Before Salary Deferral Feature and Stock Option Deferral Feature. However, withdrawals will result in a forfeiture of 10% of the participant’s total account balances.

No Company contributions are made to any of the three features of the UPS Deferred Compensation Plan. The aggregate balances shown in the table above represent amounts that the NEOs have earned but elected to defer, plus earnings (or less losses). There are no above-market or preferential earnings in the UPS Deferred Compensation Plan. The investment options mirror those in the UPS 401(k) Savings Plan. Dividends earned on shares of UPS stock in the UPS Deferred Compensation Plan are earned at the same rate as all other class A and class B shares of common stock. Dividends are added to the participant’s deferred compensation balance. Deferral elections made under the UPS Deferred Compensation Plan are irrevocable once made.

UPS Restoration Savings Plan

Benefits payable under the UPS 401(k) Savings Plan are subject to the maximum compensation limits and the annual benefit limits for a tax-qualified defined contribution plan as established by the Internal Revenue Service. Amounts exceeding these limits are paid pursuant to the UPS Restoration Savings Plan, which is a non-qualified restoration plan designed to replace the benefits limited under the tax-qualified plan. Without the UPS Restoration Savings Plan, executive officers would receive a lower benefit as a percent of eligible compensation than the benefit received by other participants in the UPS Savings Plan.

51

Potential Payments on Termination or Change in Control

UPS has created a culture where long tenure for executives is the norm. As a result, executive officers serve without employment contracts, as do most of our other U.S.-based non-union employees.

In connection with Carol Tomé’s hiring, we entered into a protective covenant agreement with her which protects UPS’s confidential information and includes non-competition and non-solicitation covenants in favor of UPS. If she is terminated without “cause” prior to June 1, 2022, then she is entitled to continued payment of her base salary for up to 24 months. If her employment is terminated without “cause” after June 1, 2022, then the Company is obligated to make such payments only if it elects to enforce the post-termination covenants.

In connection with the hiring of each of Brian Newman and Scott Price, we entered into similar protective covenant agreements with each of them. At December 31, 2021, these agreements also provided for the payment of two years’ base salary if they are terminated without cause, and the Company elects to enforce the post-termination covenants. Subsequent to December 31, 2021, we entered into a new agreement with Scott, described below.

We have also entered into retention arrangements and similar protective covenant agreements with Nando Cesarone and Kate Gutmann that provide for the continued vesting of their 2020 special RSU retention grants in the event they are terminated without cause or resign for “good reason”.

Our equity incentive plans and related documents contain provisions that affect outstanding awards to all plan participants, including the NEOs, in the event of a participant’s death, disability or retirement, or a change in control (as defined below) of the Company.

Upon a participant’s death, disability or retirement:

●	Options will immediately vest, and remain exercisable until the tenth anniversary of the date of grant;
●	Shares of restricted stock, RSUs or RPUs that are no longer subject to performance conditions will immediately vest. In the case of a participant’s death, shares (or cash, as applicable) attributable to the number of restricted shares, RSUs or RPUs will be transferred to the participant’s estate within 90 days. In the case of a participant’s disability or retirement, shares (or cash, as applicable) attributable to the number of restricted shares, RSUs or RPUs will be transferred to the participant on the same schedule as if they had remained employed; and
●	Shares of restricted stock, RSUs and RPUs that are still subject to performance conditions shall be deemed earned on a prorated basis for the number of months worked during the performance period. In the case of a participant’s death, shares (or cash, as applicable) attributable to the prorated number of restricted shares, RSUs or RPUs calculated at target performance level will be transferred to the participant’s estate within 90 days. In the case of a participant’s disability or retirement, shares (or cash, as applicable) attributable to the prorated number of restricted shares, RSUs or RPUs calculated based on actual performance results for the full performance period will be transferred to the participant following the end of the performance period.

Upon a change in control, if the successor company does not continue, assume or substitute other grants for outstanding awards, or upon a change in control followed by a termination of the grantee’s employment by UPS without cause or by the grantee for good reason:

●	Options will immediately vest and become exercisable;
●	Shares of restricted stock, RSUs or RPUs that are no longer subject to performance conditions will immediately vest; and
●	Shares of restricted stock, RSUs and RPUs that are still subject to performance conditions will be deemed earned to the extent that actual achievement of the applicable performance conditions can be determined, or on a prorated basis for the portion of the performance period completed prior to the change in control or qualifying termination, based on target or actual performance.

Other Outstanding Awards; No Tax Gross-Ups

Any other awards which may be outstanding would vest and be paid generally as described above (except, where applicable, timing of payment generally will be tied to such change in control, rather than termination or resignation). We do not provide for the payment of tax gross-ups on outstanding awards.

52	Notice of Annual Meeting of Shareowners and 2022 Proxy Statement

Executive Compensation

The following table shows the potential payments to the NEOs upon a termination of employment under various circumstances. In preparing the table, we assumed the event occurred on December 31, 2021. The closing price per share of our class B common stock on the NYSE on December 31, 2021 was $214.34. The actual amounts to be paid under any of the scenarios can only be determined at the time of such NEO’s separation from the Company.

In accordance with applicable SEC requirements, we disclose in this table the potential payments and benefits that Scott Price would have received in connection with the indicated events if they had occurred on December 31, 2021. However, we also disclose below the table the actual payments and benefits to which Scott is or will be entitled under the Price Separation Agreement.

Name	Separation Pay(1) ($)	Accelerated Vesting of Equity Awards(2) ($)	Total ($)
Carol Tomé
Termination (voluntary or involuntary for cause)	—	—	—
Termination (involuntary without cause)	2,730,000	—	2,730,000
Change in Control (with qualifying termination)	—	50,228,603	50,228,603
Retirement	—	50,228,603	50,228,603
Death	—	50,228,603	50,228,603
Disability	—	50,228,603	50,228,603
Brian Newman
Termination (voluntary or involuntary for cause)	—	—	—
Termination (involuntary without cause)	3,030,864	—	3,030,864
Change in Control (with qualifying termination)	—	19,862,728	19,862,728
Retirement	—	19,862,728	19,862,728
Death	1,500,000	19,862,728	21,362,728
Disability	1,500,000	19,862,728	21,362,728
Scott Price
Termination (voluntary or involuntary for cause)	—	—	—
Termination (involuntary without cause)	1,376,832	1,516,639	2,893,471
Change in Control (with qualifying termination)	—	18,519,370	18,519,370
Retirement	—	17,002,731	17,002,731
Death	—	18,519,370	18,519,370
Disability	—	17,002,731	17,002,731
Nando Cesarone
Termination (voluntary or involuntary for cause)	—	—	—
Termination (involuntary without cause)	—	5,548,241	5,548,241
Change in Control (with qualifying termination)	—	19,053,555	19,053,555
Retirement	—	13,505,315	13,505,315
Death	—	19,053,555	19,053,555
Disability	—	13,505,315	13,505,315
Kate Gutmann
Termination (voluntary or involuntary for cause)	—	—	—
Termination (involuntary without cause)	—	5,781,494	5,781,494
Change in Control (with qualifying termination)	—	19,279,786	19,279,786
Retirement	—	13,498,292	13,498,292
Death	—	19,279,786	19,279,786
Disability	—	13,498,292	13,498,292
(1)	For Brian Newman, includes payment of his performance-based cash award (see “Employment Transition Awards, Retention Arrangements and Recognition Awards” above). The final portion of this award was paid in March 2022. For Brian Newman and Scott Price, separation pay consisting of 24 month’s base salary, would only be payable if the Company elects to enforce the post-termination non-compete covenants.
(2)	Represents the value of accelerated vesting of stock options and RPUs in accordance with the terms of our equity incentive plans and the applicable award certificates. Also includes the 2020 and 2021 LTIP awards calculated at target. The performance measurement period for the 2020 LTIP award ends December 31, 2022, and performance measurement period for the 2021 LTIP award ends December 31, 2023. With respect to Scott Price, Nando Cesarone, and Kate Gutmann, includes the continued vesting of the one-time RSU awards to each as described in “Employment Transition Awards, Retention Arrangements and Recognition Awards” above.

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Separation Arrangement with Scott Price

The Company has entered into the Price Separation Agreement, pursuant to which Scott Price is retiring from the Company on March 31, 2022, and under which the Company will provide certain severance compensation and benefits to Scott in lieu of any benefits under Scott’s protective covenant agreement. The Price Separation Agreement provides that Scott will receive, in addition to certain accrued compensation and benefits, a lump sum cash severance payment equal to $912,151.20, representing (A) one-year of base salary and (B) a pro-rata portion of Scott’s target award under the 2022 MIP. In addition, Scott’s equity awards outstanding as of the separation date will be treated as follows:

(1)	4,089 RPUs granted to Scott in 2022 with respect to the 2021 MIP will vest in full immediately following the retirement date;
(2)	each RPU award granted under the LTIP will remain eligible to vest on a pro-rata basis, subject to actual performance for the full applicable performance period. Such pro-rata target opportunities consist of 24,759 RPUs with respect to the 2020 LTIP award, and 7,645 RPUs with respect to the 2021 LTIP award ; and
(3)	Scott’s outstanding stock options (to the extent vested) will remain exercisable for 90 days following the separation date.

The estimated aggregate value of the accelerated or continued vesting of equity awards described above is approximately $7,502,231 based on the closing price of the class B common stock on March 1, 2022 and assumes that the LTIP RPU awards will be earned at the target level.

The Price Separation Agreement includes certain customary protective covenants in favor of the Company, including confidentiality, employee and customer non-solicitation, non-competition, and non-disparagement provisions.

Other Amounts

The previous table does not include payments and benefits to the extent they are generally provided on a non-discriminatory basis to salaried employees not subject to a collective bargaining agreement upon termination of employment. These include:

●	Life insurance upon death in the amount of 12 times the employee’s monthly base salary, with a December 31, 2021 maximum benefit payable of $1 million;
●	A death benefit in the amount of three times the employee’s monthly salary;
●	Disability benefits; and
●	Accrued vacation amounts.

The tables also do not include amounts to which the executives would be entitled to receive that are already described in the compensation tables that appear earlier in this Proxy Statement, including:

●	The value of equity awards that are already vested;
●	Amounts payable under defined benefit pension plans; and
●	Amounts previously deferred into the deferred compensation plan.

Definition of a Change in Control

A change in control as defined in our equity incentive compensation plans is generally deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

●	The consummation of a reorganization, merger, share exchange or consolidation, in each case, where persons who were shareowners of UPS immediately prior to such reorganization, merger, share exchange or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power of the reorganized, merged, surviving or consolidated company’s then outstanding securities entitled to vote generally in the election of directors in substantially the same proportions as immediately prior to the transaction; or a liquidation or dissolution of UPS or the sale of substantially all of UPS’s assets; or
●	Individuals who, as of any date (the “Beginning Date”), constitute the Board of Directors (the “Incumbent Board”) and who, as of the end of the two-year period beginning on such Beginning Date, cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a director subsequent to the Beginning Date whose election, or nomination for election by UPS’s shareowners, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of UPS, as such terms are used under applicable SEC rules and requirements) shall be considered as though such person were a member of the Incumbent Board.

54	Notice of Annual Meeting of Shareowners and 2022 Proxy Statement

Executive Compensation

Equity Compensation Plans

The following table sets forth information as of December 31, 2021 concerning shares of our common stock authorized for issuance under our equity compensation plans.

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders(1)	10,644,164	17.01	29,926,374	(2)
Equity compensation plans not approved by security holders	—	N/A	—
Total	10,644,164	17.01	29,926,374
(1)	Includes all equity incentive compensation plans and the Discounted Employee Stock Purchase Plan, each of which has been approved by our shareowners. Effective with the approval of the 2021 Omnibus Incentive Compensation Plan in May 2021, no additional securities may be issued under prior equity incentive compensation plans. Awards that do not entitle the holder to receive or purchase shares and awards that are settled in cash are not counted against the aggregate number of shares available for awards under the 2021 Plan.
(2)	In addition to grants of options, warrants or rights, this number includes up to 18,855,155 shares of common stock or other stock-based awards that may be issued under the 2021 Plan, and up to 11,071,219 shares of common stock that may be issued under the Discounted Employee Stock Purchase Plan. This number does not include shares under prior equity incentive compensation plans because no new awards may be made under those plans.

Median Employee to CEO Pay Ratio

As required by Item 402(u) of Regulation S-K, pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following ratio of the annual total compensation of our CEO to the annual total compensation of our median employee.

The 2021 annual total compensation of the median compensated employee was $50,379; our CEO’s 2021 annual total compensation as required to be determined by GAAP and included in the 2021 Summary Compensation Table was $27,632,142.  As required by GAAP, the CEO’s 2021 annual total compensation included in the 2021 Summary Compensation Table includes both 100% of the target value of the 2021 LTIP award and 80% of the target value of the 2020 LTIP award. We believe a more representative CEO annual total compensation should exclude the 80% of the target value of the 2020 LTIP award, in which case our CEO’s 2021 annual total compensation was $15,219,669, and the ratio of CEO compensation to that of the median compensated employee would be 302-to-one.  Including all of the CEO’s annual total compensation as required by GAAP results in a ratio of CEO compensation to that of the median compensation employee of 548-to-one.

Our CEO’s 2021 annual total compensation was different from the amount included in the 2021 Summary Compensation Table total column. Amounts related to healthcare benefits, which are available generally to all salaried employees of the Company, are included in the annual total compensation amounts above. The CEO’s and median employee’s Company-paid healthcare benefit amounts were $11,249 and $5,449 respectively. For the CEO, this amount is not included in the 2021 Summary Compensation Table or the Supplemental 2021 Summary Compensation Table, as permitted by SEC regulations.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. As permitted by SEC rules, for our 2021 pay ratio reported above, we used the same median employee that we used for our 2020 pay ratio, as we believe there has been no change in our employee population or employee compensation arrangements that would significantly impact our pay ratio disclosure. For these purposes, we identified the median compensated employee from our employee population as of October 1, 2020, using total taxable wages (Form W-2 Box 1 or equivalent) paid to our employees in fiscal year 2020. We determined our total workforce as of October 1, 2020 to consist of 547,857 employees. As permitted by SEC rules, under the 5% “De Minimis Exemption,” we excluded 26,368 non-U.S. employees, or 4.8% of our total workforce. As a result of these exclusions, our median employee was identified from an employee population of 521,489 employees.

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The excluded countries and their employee populations were as follows: Argentina (242 employees), Australia (486 employees), Austria (185  employees), Bahrain (28  employees), Belarus (23  employees), Belgium (1,008  employees), Brazil (692  employees), Chile (113  employees), Colombia (1,064  employees), Costa Rica (343  employees), Czech Republic (453  employees), Denmark (531  employees), Dominican Republic (116 employees), Ecuador (65 employees), Egypt (29  employees), El Salvador (30  employees), Finland (187 employees), Greece (143 employees), Guam (2 employees), Guatemala (73  employees), Honduras (39  employees), Hong Kong (1,013  employees), Hungary (417  employees), Indonesia (159  employees), Ireland (1,133  employees), Italy (1,279 employees), Jamaica (4 employees), Japan (644 employees), Kazakhstan (36 employees), Kuwait (54 employees), Luxembourg (11 employees), Macau (2 employees), Malaysia (302 employees), Mexico (2,489  employees), Morocco (60  employees), New Zealand (27  employees), Nicaragua (25  employees), Nigeria (288  employees), Norway (105  employees), Pakistan (59 employees), Panama (32 employees), Peru (77 employees), Philippines (1,470  employees), Portugal (195  employees), Puerto Rico (442  employees), Romania (142  employees), Russia (571  employees), Singapore (1,219  employees), Slovakia (18  employees), Slovenia (51  employees), South Africa (277  employees), South Korea (558  employees), Spain (1,314  employees), Sweden (938  employees), Switzerland (703  employees), Taiwan (970  employees), Thailand (473  employees), Turkey (1,992  employees), Ukraine (89  employees), United Arab Emirates (532  employees), U.S. Virgin Islands (10 employees), and Vietnam (336 employees).

Proposal 2 — Advisory Vote to Approve Named Executive Officer Compensation

What am I voting on? Whether you approve, on an advisory basis, the compensation of the NEOs as disclosed in this Proxy Statement.

Board’s Recommendation: Vote FOR this proposal.

Vote Required: Approval by a majority of the voting power of the shares present in person or by proxy.

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, shareowners may vote, on an advisory basis, to approve the 2021 compensation paid to our NEOs as disclosed in this proxy statement (“say on pay”). We currently conduct say on pay votes annually. We expect that the next say on pay vote will occur at our 2023 Annual Meeting of Shareowners.

Pay for performance and alignment with the long-term interests of our shareowners are key principles of our compensation programs. NEO compensation reflects the following:

●	encouraging executive decision-making that is aligned with the long-term interests of our shareowners;
●	tying a significant portion of executive pay to Company performance over a multi-year period;
●	promoting UPS’s long-standing culture of owner-management; and
●	balancing shorter- and longer-term performance metrics to encourage the efficient management of our business and minimizing excessive risk-taking.

Although this vote is non-binding, the Committee and the board value your views and will consider the voting results. If there is a significant negative vote, we expect that we will consult directly with significant shareowners to better understand their concerns. The Committee and the board would consider feedback obtained through this process in making future compensation decisions.

In accordance with the Dodd-Frank Act, this vote does not overrule any decisions by the board, will not create or imply any change to or any additional fiduciary duties of the board and will not restrict or limit the ability of shareowners generally to make proposals for inclusion in proxy materials related to executive compensation.

Shareowners are being asked to approve the following resolution:

“RESOLVED, that the shareowners approve, on an advisory basis, the compensation of the NEOs, as described in the Compensation Discussion and Analysis section and in the compensation tables and accompanying narrative disclosure in the Company’s Proxy Statement for the 2022 Annual Meeting of Shareowners.”

56	Notice of Annual Meeting of Shareowners and 2022 Proxy Statement

Ownership of Our Securities

Ownership of Our Securities

Securities Ownership of Certain Beneficial Owners and Management

The following table sets forth information as to each person known to us to be the beneficial owner of more than five percent of either our class A or class B common stock, based on SEC filings by such persons. Class A shares are entitled to ten votes per share and class B shares are entitled to one vote per share on each matter acted upon at the Annual Meeting. Class A shares are held by current and former employees and are not publicly traded. As of March 1, 2022 there were 137,653,301 outstanding shares of class A common stock and 733,368,173 outstanding shares of class B common stock.

Name and address	Number of Shares of Class B Stock Beneficially Owned	Percent of Class B Stock
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10055	52,091,461	7.1%
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	64,571,614	8.8%
(1)	According to a Schedule 13G filed with the SEC on February 3, 2022, BlackRock, Inc. has sole voting power with respect to 45,322,087 shares and sole dispositive power with respect to 52,091,461 shares.
(2)	According to a Schedule 13G/A filed with the SEC on February 10, 2022, The Vanguard Group has shared voting power with respect to 1,235,041 shares, sole dispositive power with respect to 61,493,614 shares and shared dispositive power with respect to 3,078,000 shares.

The following table sets forth the beneficial ownership of our class A and class B common stock as of March 1, 2022, by each of our NEOs, each of our directors, and all of our current executive officers and directors as a group. Ownership is calculated in accordance with SEC rules and regulations.

	Number of Shares Beneficially Owned(1)(2)		Total Shares Beneficially Owned(5)
	Class A Shares(3)(4)	Class B Shares
Named Executive Officers
Carol Tomé	184,968	13,036	198,004
Brian Newman	44,974	—	44,974
Scott Price	70,204	38,305	108,509
Nando Cesarone	39,082	1	39,083
Kate Gutmann	147,144	—	147,144
Non-Employee Directors
Rodney Adkins	16,543	—	16,543
Eva Boratto	1,677	—	1,677
Michael Burns	32,907	—	32,907
Wayne Hewett	1,677	873	2,550
Angela Hwang	2,017	—	2,017
Kate Johnson	1,373	—	1,373
William Johnson	29,757	160	29,917
Ann Livermore	55,663	—	55,663
Franck Moison	8,664	—	8,664
Christiana Smith Shi	6,804	—	6,804
Russell Stokes	1,373	400	1,773
Kevin Warsh	18,576	—	18,576
Current Executive Officers and Directors as a Group (24 persons)	1 ,023,059	60,444	1,083,503	(6)

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(1)	Includes shares for which the named person or group has sole voting or investment power or has shared voting or investment power with his or her spouse.
(2)	Includes 1,083 shares pledged by all current executive officers as a group, which were pledged prior to the 2014 adoption of a policy prohibiting pledges of UPS stock. None of our directors have pledged any shares of UPS stock. Shares pledged are not counted for purposes of compliance with our stock ownership guidelines. All executive officers that have pledged shares comply with our stock ownership guidelines after excluding the shares subject to pledge.
(3)	Includes class A shares that may be acquired through April 30, 2022 upon the conversion of RSUs following separation from the UPS Board of Directors, including 25,244 RSUs held by Carol Tomé in connection with her service as a non-employee director.
(4)	Includes class A shares that may be acquired through stock options exercisable through April 30, 2022 as follows: Tomé – 148,880; Newman – 15,315; Price – 36,568; Cesarone – 7,087; Gutmann – 49,239; and all current directors and executive officers as a group — 435,196.
(5)	All directors and executive officers individually and as a group held less than one percent of outstanding shares of each of class A and class B common stock outstanding as of March 1, 2022. Assumes that all options exercisable through April 30, 2022 and owned by the named individual are exercised, and that shares acquirable under RSUs through April 30, 2022 are so acquired. The total number of shares outstanding used in calculating this percentage for each individual person also assumes that none of the options owned by other named individuals are exercised and that none of the shares acquirable under the RSUs held by other named individual are so acquired.
(6)	Includes 271 RSUs and RPUs for all current executive officers and directors as a group that vest and convert to class A common stock prior to April 30, 2022. Our directors hold vested equity instruments that, in accordance with SEC reporting rules, are not reported in the table above because the individual does not have the right to acquire beneficial ownership of the underlying shares within 60 days of March 1, 2022. These equity interests represent additional financial interests in UPS that are subject to the same market risks as ownership of our common stock. For Carol Tomé and Ann Livermore, represents 1,295 and 2,740 phantom stock units, respectively; and for Michael Burns, Wayne Hewett and Kevin Warsh, represents deferred non-employee director retainer fees allocated to 5,302, 704 and 8,434 shares of UPS common stock, respectively, within the UPS Deferred Compensation Plan. Phantom stock units were granted to non-employee directors pursuant to a deferred compensation program previously provided to non-employee directors. Carol’s phantom stock units were awarded during her service as a non-employee director. Dividends paid on UPS common stock are credited to the director’s phantom stock unit balance. Upon termination of the individual’s service as a director, amounts represented by phantom stock units will be distributed in cash over a time period elected by the recipient.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who own beneficially more than 10% of either our class A or class B common stock to file reports of ownership and changes in ownership of such stock with the Securities and Exchange Commission. To our knowledge, for 2021 each of our directors and executive officers complied  with all applicable Section 16(a) filing requirements, except for one Form 4 to report two separate transactions for Russell Stokes, which were filed late due to an administrative error.

58	Notice of Annual Meeting of Shareowners and 2022 Proxy Statement

Audit Committee Matters

Audit Committee Matters

Proposal 3 — Ratification of Auditors

What am I voting on? Ratify the Audit Committee’s (as used in this Audit Committee Matters section, the “Committee”) appointment of Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for 2022.

Board’s Recommendation: Vote FOR the ratification of the appointment of Deloitte as our independent registered public accounting firm for 2022.

Vote Required: Approval by a majority of the voting power of the shares present in person or by proxy.

Deloitte has been our independent auditor since we became a publicly traded company in 1999. Prior to 1999, Deloitte served as the independent auditor of our privately held parent company since 1969. Deloitte audited our 2021 consolidated financial statements and our internal control over financial reporting.

The Committee appointed Deloitte as our independent registered public accounting firm for the year ending December 31, 2022. The board recommends that shareholders ratify Deloitte’s appointment. Although shareholder ratification is not required, the board believes that seeking ratification is a good corporate governance practice. If not ratified, the Committee will reconsider Deloitte’s appointment. Even if ratified, the Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of UPS and its shareowners.

A Deloitte representative is expected to attend the Annual Meeting and be available to respond to appropriate shareholder questions. Additional information about the Committee, Deloitte’s appointment and fees, and other related matters follows.

Audit Committee Report

Roles and Responsibilities. The Committee’s key responsibilities are described in its charter. The charter is reviewed annually and was approved by the board in 2021 and is available on the governance section of the UPS Investor Relations website at www.investors.ups.com. Pursuant to its charter, the Committee’s purposes, duties and responsibilities include:

●	assisting the board in discharging its responsibilities relating to Company’s accounting, reporting and financial practices;

●	overseeing the Company’s accounting and financial reporting processes, including reviewing earnings or annual report press releases, overseeing the integrity of financial statements and evaluating major financial risks;

●	having sole authority to appoint, oversee, determine the compensation of and terminate the Company’s independent registered public accounting firm; and

●	overseeing the Company’s disclosure controls and internal controls, compliance with legal and regulatory requirements, and Code of Business Conduct.

Management has primary responsibility for preparing the Company’s financial statements and establishing effective internal control over financial reporting. Deloitte is responsible for auditing those financial statements and the Company’s internal control over financial reporting and expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles (“GAAP”) and on the effectiveness of internal control over financial reporting based on criteria established by the Committee of Sponsoring Organizations of the Treadway Commission.

The Committee appoints the independent registered public accounting firm, approves the terms of the audit engagement, and reviews and approves Deloitte’s fees. In this context, the Committee discussed the terms of Deloitte’s 2022 audit engagement, the audit’s overall scope and plan, and the other matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Committee asked Deloitte questions relating to such matters.

Financial Statement Oversight. The Committee met with management and Deloitte to review and discuss the Company’s audited financial statements and internal control over financial reporting. The Committee discussed with management and Deloitte the critical accounting policies applied by the Company in the preparation of its financial statements, the quality, and not just the acceptability, of the accounting principles utilized, the reasonableness of significant accounting judgments, and the clarity of disclosures in the financial statements. The Committee also reviewed and discussed the Company’s enhanced assessment and oversight of the effects of COVID-19 on internal controls and financial reporting.

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The Committee met with Deloitte and UPS’s internal auditors, in each case with and without other members of management present, to discuss the results of their respective examinations, the evaluations of the Company’s internal control and the overall quality and integrity of the Company’s financial reporting.

Internal Audit Oversight. The Committee reviewed UPS’s internal audit plan and the performance, responsibilities, charter, budget and staffing of UPS’s internal audit function.

Compliance and Ethics Oversight. The Committee met with members of management to discuss the Company’s legal and ethical compliance programs. The Committee also oversaw compliance with procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, auditing and other federal securities law matters, including confidential and anonymous submissions of these complaints.

Auditor Independence. Deloitte provided the Committee with the written disclosures and the letter required by the PCAOB regarding Deloitte’s communications with the Committee concerning independence. The Committee discussed Deloitte’s independence with the firm and considered whether Deloitte’s provision of non-audit services was compatible with their independence.

Pre-approvals. The Committee requires the pre-approval of all audit and non-audit services provided by Deloitte. The Committee reviewed and pre-approved all fees paid to Deloitte.

Committee Assessment of Deloitte. The Committee, along with management and the Company’s internal auditors, reviewed Deloitte’s 2021 performance. The Committee considered the continued independence, objectivity and professional skepticism of Deloitte, the length of time that Deloitte has served as the Company’s independent auditors, the breadth and complexity of the business and its global footprint. The Committee also considered external data and management’s perception of Deloitte’s auditing qualification and experience, the quantity and quality of Deloitte’s staff, Deloitte’s fees, the communication and interaction with the Deloitte team over the course of the prior year, PCAOB reports on Deloitte, and the potential impact of changing independent registered public accounting firms.

The Committee determined that Deloitte can provide both the necessary expertise and has a similar global footprint to effectively audit UPS worldwide. The Committee also considered the efficiencies resulting from Deloitte’s deep understanding of our business, Deloitte’s focus on independence, their quality control policies, the quality and efficiency of the work performed, and the quality of discussions and feedback sessions. Additionally, the Committee is involved in the selection of the new partner-in-charge of the audit engagement when there is a rotation required under applicable rules.

Based on the results of its review, the Committee concluded that Deloitte is independent and that it is in the best interests of UPS and its shareowners to appoint Deloitte to serve as the Company’s independent registered accounting firm for 2022. The board recommends that shareowners ratify this appointment.

Furthermore, the Committee recommended to the Board of Directors that the audited financial statements be included in UPS’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

The Audit Committee

Eva Boratto, Chair
Michael Burns
Wayne Hewett
Angela Hwang

60	Notice of Annual Meeting of Shareowners and 2022 Proxy Statement

Audit Committee Matters

Principal Accounting Firm Fees

The Committee, with the ratification of the shareowners, engaged Deloitte to perform the annual audits of the Company’s financial statements for each of the fiscal years ended December 31, 2021 and 2020. The aggregate fees billed to us for the fiscal years ended December 31, 2021 and 2020 by Deloitte, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates are below:

	2021	2020
Audit Fees(1)	$20,246,000	$18,404,000
Audit-Related Fees(2)	$1,491,000	$1,130,000
Total Audit and Audit-Related Fees	$21,737,000	$19,534,000
Tax Fees(3)	$128,000	$271,000
All Other Fees	$—	$—
Total Fees	$21,865,000	$19,805,000
(1)	Fees for professional services performed by Deloitte for the audit of our annual financial statements and review of financial statements included in our Form 10-Q filings, internal control attestation procedures, statutory audits of foreign subsidiary financial statements and other services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)	Fees for assurance and related services performed by Deloitte that are reasonably related to the performance of the audit or review of our financial statements. This includes employee benefit plan and compensation plan audits, independent service auditors’ reports, attestation procedures related to securities offerings, and other attestations by Deloitte.
(3)	Fees for professional services performed by Deloitte with respect to tax compliance work and tax planning and advice services. This includes review of original and amended tax returns for the Company and its consolidated subsidiaries, refund claims, and payment planning and tax audit assistance.

Services Provided by Deloitte

All services provided by Deloitte are permissible under applicable laws and regulations. The Committee has established a policy requiring the pre-approval of all audit and non-audit services performed by Deloitte in order to help assure that the provision of such services does not impair Deloitte’s independence.

Proposed services may be pre-approved through the application of detailed policies and procedures (“general pre-approval”) or by specific review of each service (“specific pre-approval”). Unless a type of service to be provided by Deloitte has received general pre-approval, it requires specific pre-approval by the Committee. Any proposed services exceeding pre-approved cost levels also requires specific approval by the Committee.

The Audit, Audit-Related, Tax and All Other services that have received general pre-approval of the Committee, and those services that are prohibited, are described in the policy along with the corresponding cost levels. The term of any general pre-approval is twelve months from the date of pre-approval, unless otherwise stated. The Committee annually reviews and pre-approves the services that may be provided by Deloitte without obtaining specific pre-approval and may revise the list from time to time based on subsequent determinations.

The Committee has delegated to its Chair the authority to pre-approve certain permitted services between the Committee’s regularly scheduled meetings, and the Chair must report any pre-approval decisions to the Committee at its next scheduled meeting for review by the Committee. The policy prohibits the Committee from delegating its responsibilities to management for pre-approving Deloitte’s permitted services.

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Shareowner Proposals

In accordance with SEC rules, we have set forth below shareowner proposals and the shareowner proponents’ supporting statements. The board’s response to each proposal and voting recommendation are also set forth below. Each shareowner proposal will be voted on at our Annual Meeting only if properly presented at the meeting. The Company is not responsible for any inaccuracies contained in the proposals.

Proposal 4 — Shareowner Proposal Requesting the Board Prepare an Annual Report on Lobbying Activities

What am I voting on? Whether you want to require the board to prepare an annual report on UPS lobbying activities.

Board’s Recommendation: Vote AGAINST this proposal because:

●	UPS already provides significant disclosures and is transparent and accountable with respect to lobbying and political activities

●	UPS has consistently been named a top company for political transparency and accountability

●	UPS protects and promotes shareowner value by participating in the political process

●	The board provides independent oversight of UPS’s lobbying and political activities

Vote Required: Approval by a majority of the voting power of the shares present in person or by proxy.

Shareowner Proposal

Boston Trust Walden Company, One Beacon Street, Boston, MA 02108, has advised us that they, along with co-proponents whose names, addresses and share ownership will be promptly provided upon oral or written request to the UPS Corporate Secretary, intend to submit the proposal set forth below for consideration at the Annual Meeting.

Whereas, we believe in full disclosure of UPS’s lobbying activities and expenditures to assess whether its lobbying is consistent with UPS’s expressed goals and in the best interests of shareowners.

Resolved: the shareowners of UPS request the Board prepare a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by UPS used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	UPS’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	Description of management’s and the Board’s decision-making process and oversight for making payments described in sections 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which UPS is a member.

“Direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Nominating and Corporate Governance Committee and posted on UPS’s website.

62	Notice of Annual Meeting of Shareowners and 2022 Proxy Statement

Shareowner Proposals

Shareowner’s Supporting Statement

We encourage transparency in UPS’s use of funds to lobby. UPS spent $68.1 million from 2010 – 2019 on federal lobbying. This does not include state lobbying, where UPS also lobbies but disclosure is uneven or absent. For example, UPS had at least 122 lobbyists in 29 states in 2019 (followthemoney.org) and spent $1.7 million on lobbying in California from 2010 – 2019.

UPS sits on the board of the Chamber of Commerce, which has spent over $1.6 billion lobbying since 1998, and belongs to the Business Roundtable (BRT), which spent over $43 million on lobbying for 2018 and 2019. UPS does not disclose its memberships in, or payments to trade associations, or the amounts for lobbying.

And UPS does not disclose its membership in tax-exempt organizations that write and endorse model legislation, such as the American Legislative Exchange Council (ALEC). UPS’s ALEC membership continues to draw scrutiny (https://www.prwatch. org/news/2020/05/13583/groups-call-alec%E2%80%99s-corporate-funders-cut-ties-over-its-coronavirus-lobbying). Over 110 companies have left ALEC, including ExxonMobil, Home Depot and Pepsi.

We are concerned that UPS’s seeming contradictions in public policy advocacy and limits in disclosure present reputational risks. For example, UPS signed the BRT Statement on the Purpose of the Corporation advocating socially responsible conduct, yet also attended the ALEC annual conference. (https://readsludge.com/2019/08/27/these-ceos-promised-to-be-socially-responsible-but-their-companies-are-pushing-alecs-right-wing-agenda/). And UPS strongly supports efforts to mitigate the impact of climate change, yet the Chamber opposed the Paris climate accord. UPS uses the Global Reporting Initiative for sustainability reporting yet fails to report “any differences between its lobbying positions and any stated policies, goals, or other public positions” under Standard 415.

We urge UPS to expand its lobbying disclosure.

Response of UPS’s Board

This requested report is unnecessary and would be an inefficient use of Company resources. UPS already provides extensive disclosures regarding lobbying and political activities and is transparent and accountable. In addition, the board of directors provides effective independent oversight of the Company’s lobbying and political activities. Preparing an additional special report beyond UPS’s current disclosures would not significantly alter the mix of information already publicly available. Additionally, UPS’s shareowners have rejected this proposal each year since 2012.

UPS already provides significant disclosures and is transparent and accountable

UPS complies with all applicable laws with respect to disclosing political and lobbying activities and, in some cases, goes beyond what is required. The following examples demonstrate UPS’s commitment to political transparency and accountability:

●	UPS provides significant disclosures about political spending: UPS publishes semi-annual reports disclosing the amounts and recipients, if any, of federal and state political contributions and expenditures made with corporate funds in the United States. UPS also discloses payments, if any, to trade associations that receive $50,000 or more from the Company and that use a portion of the payment for political expenditures pursuant to 26 U.S.C. §162(e)(1) (B). These reports can be found at www.investors.ups.com. UPS did not make any federal or state contributions or non-deductible political payments to covered trade associations during 2021.

●	UPS provides detailed information about lobbying activities: UPS files publicly available federal Lobbying Disclosure Act Reports each quarter. Links to these reports can be found at www.investors.ups.com. The reports provide information about expenditures for the quarter, describe the specific legislation that was the topic of communications, and identify the employees who lobbied on UPS’s behalf. UPS files similar periodic reports with state agencies reflecting state lobbying activities as required.

UPS has consistently been named a top company for political transparency and accountability

In 2021, for the eleventh straight year, the Center for Political Accountability Zicklin Index of Corporate Political Accountability and Disclosure ranked UPS among the top of S&P 500 companies for political transparency and accountability. A copy of the ranking can be found at https://www.politicalaccountability.net/cpa-zicklin-index/.

UPS protects and promotes shareowner value by participating in the political process

UPS is subject to extensive regulation at the federal, state and local levels. While there are many regulatory issues that impact our business, as a logistics company, we are focused on fair taxation, commercially reasonable regulation, expansive trade, and a level playing field with competitors. UPS also works to advance the interests of our employees when they intersect with our business operations.

We believe that we have a responsibility to our shareowners, employees and other stakeholders to engage in the political process, including through lobbying activities. We understand that individual stakeholders may disagree with certain positions expressed by various organizations. In fact, given the variety of business issues in which many trade associations and other groups are engaged, we do not necessarily agree with all positions taken by every organization in which we are a member. However, we

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generally believe that our membership in various organizations allows us to better advance UPS positions. In circumstances where we disagree with a policy position, we weigh the utility of continued membership against the consequences of differing positions or opinions.

The board provides independent oversight of UPS’s lobbying and political activities

UPS’s Chief Corporate Affairs Officer regularly reports to the Nominating and Corporate Governance Committee regarding UPS’s lobbying and political activities. In addition, the Nominating and Corporate Governance Committee, which is composed entirely of independent directors, reviews and approves UPS’s semi-annual political contribution report.

The board also monitors UPS’s memberships in trade associations and other tax-exempt organizations that engage in lobbying. UPS must often decide whether to participate in a variety of trade associations and other tax-exempt organizations. The Company may participate when involvement is consistent with specific UPS business objectives. These decisions are subject to board oversight and are regularly reviewed by the Nominating and Corporate Governance Committee.

Furthermore, UPS’s decision-making process for lobbying activities is transparent. UPS’s Public Affairs department works on furthering business objectives and on protecting and enhancing long-term shareowner value. This is accomplished by focused involvement at all levels of government. Moreover, the UPS Public Affairs department must approve all lobbying activities and any payments to trade associations or other tax-exempt organizations that engage in lobbying activities.

Preparing an additional report is unnecessary

The board believes UPS’s lobbying activities are transparent, and the approval of this proposal is unnecessary given the information that is already publicly available. Therefore, approval of this proposal would not result in an efficient use of resources and will only serve to benefit the limited interests of a small group of shareowners.

For these reasons, the board recommends that shareowners vote AGAINST this proposal.

64	Notice of Annual Meeting of Shareowners and 2022 Proxy Statement

Shareowner Proposals

Proposal 5 — Shareowner Proposal Requesting the Board Prepare a Report on the Alignment of Lobbying Activities with the Paris Climate Agreement

What am I voting on? Whether you want to require the board to prepare a report on the alignment of UPS lobbying activities with the Paris Climate Agreement and how UPS plans to mitigate risks presented by any misalignment.

Board’s Recommendation: Vote AGAINST this proposal because:

●	UPS has recently adopted and published ambitious goals to reduce GHG emissions and achieve carbon neutrality by 2050

●	UPS already provides comprehensive and detailed annual sustainability disclosures

●	UPS also already provides significant lobbying and political disclosures, and is transparent and accountable

●	The board provides independent oversight of UPS’s lobbying

Vote Required: Approval by a majority of the voting power of the shares present in person or by proxy.

Shareowner Proposal

Mercy Investment Services, Inc., 2039 North Geyer Road, St. Louis, Missouri 63131-3332, has advised us that, along with co-proponents whose names, addresses and share ownership will be promptly provided upon oral or written request to the UPS Corporate Secretary, intends to submit the proposal set forth below for consideration at the Annual Meeting.

Resolved: Shareholders of United Parcel Service (“UPS”) request that the Board of Directors conduct an evaluation and issue a report within the next year (at reasonable cost, omitting proprietary information) describing if, and how, UPS’s lobbying activities (direct and through trade associations and social welfare and nonprofit organizations) align with the Paris Climate Agreement’s goal of limiting average global warming to well below 2 degrees Celsius and how the company plans to mitigate risks presented by any misalignment.

Shareowner’s Supporting Statement

According to the annual “Emissions Gap Report” issued by the United Nations Environment Programme (November 26, 2019), critical gaps remain between the commitments national governments have made and the actions required to prevent the worst effects of climate change. Companies have an important and constructive role to play in enabling policymakers to close these gaps.

Corporate lobbying activities that are inconsistent with meeting the goals of the Paris Agreement present regulatory, reputational, and legal risks to companies and investors and to the entire economy. Delays in implementation of the Paris Agreement increases the physical risks of climate change, poses a systemic risk to economic stability, and introduces uncertainty and volatility into our portfolios; Paris-aligned climate lobbying by companies and trade associations help to mitigate these risks.

As investors, we view fulfillment of the Paris Agreement’s goal—to hold the increase in the global average temperature to “well below” 2°C above preindustrial levels, and to pursue efforts to limit the temperature increase to 1.5°C — as an imperative. Of particular concern are trade associations that speak for business but, unfortunately, often present forceful obstacles to progress in addressing the climate crisis.

In 2020 and 2021, seven companies received shareholder resolutions urging their boards to publish evaluations of their climate lobbying efforts; six of those resolutions received a majority vote, demonstrating a tremendous show of investor interest in this issue. Numerous companies in both the U.S. and Europe have produced or agreed to issue reports evaluating their lobbying programs in the past two years.

We commend UPS for recently setting a Paris-aligned Net Zero emissions goal and a concrete plan to implement it. We believe a company should carefully evaluate whether its public policy advocacy advances or undercuts the goals of the Paris Agreement.

UPS presently provides insufficient information to help investors understand if or how UPS works to ensure that its lobbying activities, directly, in the company’s name, and indirectly, through membership organizations and trade associations, align with the Paris Agreement’s goals, and what management and the board do to address any misalignments found.

UPS is an active member of the American Legislative Exchange Council (ALEC), which frequently takes negative positions on climate change. UPS does not disclose what actions they take when an organization like ALEC contradicts UPS’s own climate positions. Similarly, UPS does not disclose how they engage major trade associations, such as the U.S. Chamber of Commerce, on climate lobbying activities.

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Response of UPS’s Board

UPS has recently adopted and disclosed comprehensive GHG reduction goals and already provides extensive sustainability and lobbying related disclosures. In addition, the Board of Directors provides effective oversight of the Company’s lobbying activities, and its sustainability goals and practices. As a result, preparing this requested report is unnecessary and would be an inefficient use of Company resources.

UPS has recently adopted and published ambitious goals to reduce GHG emissions and achieve carbon neutrality by 2050, including interim targets

UPS strives to be a good steward of the environment and is highly motivated to meet the Company’s ambitious sustainability goals. In 2021, we announced our new ESG strategy, including a commitment to become carbon-neutral across our global operations by 2050, including Scope 1, 2 and 3 emissions. We also developed and disclosed medium-term goals designed to help us achieve carbon neutrality. As part of this strategy, UPS intends to work with industry participants to accelerate the shift to sustainable aviation fuel (SAF). Our robust sustainability goals, and current progress towards achieving them, are further detailed in our corporate sustainability disclosures.

UPS already provides comprehensive and detailed annual sustainability disclosures

UPS already reports company-wide emissions and tracks and discloses target progress annually. Each year, we publish comprehensive sustainability related disclosures showcasing our commitments to our customers, our employees and the communities in which we operate. This includes disclosures under the Global Reporting Initiative (GRI), the Carbon Disclosure Project (CDP), the Sustainability Accounting Standards Board (SASB) and the Task Force on Climate-Related Financial Disclosures (TCFD) frameworks. We believe these disclosures provide shareowners the information they need to assess the Company’s sustainability efforts and progress.

UPS already provides significant political and lobbying disclosures, and is transparent and accountable

UPS complies with all applicable laws with respect to disclosing political and lobbying activities and, in some cases, goes beyond what is required. The following examples demonstrate UPS’s commitment to political transparency and accountability:

●	UPS provides significant disclosures about political spending: UPS publishes semi-annual reports disclosing the amounts and recipients, if any, of federal and state political contributions and expenditures made with corporate funds in the United States. UPS also discloses payments, if any, to trade associations that receive $50,000 or more from the Company and that use a portion of the payment for political expenditures pursuant to 26 U.S.C. §162(e)(1) (B). These reports can be found at www.investors.ups.com. UPS did not make any federal or state contributions or non-deductible political payments to covered trade associations during 2021.

●	UPS provides detailed information about lobbying activities: UPS files publicly available federal Lobbying Disclosure Act Reports each quarter. Links to these reports can be found at www.investors.ups.com. The reports provide information about expenditures for the quarter, describe the specific legislation that was the topic of communications, and identify the employees who lobbied on UPS’s behalf. UPS files similar periodic reports with state agencies reflecting state lobbying activities.

The board provides independent oversight of UPS’s sustainability efforts and lobbying activities

UPS’s Chief Corporate Affairs Officer regularly reports to the Nominating and Corporate Governance Committee regarding UPS’s sustainability efforts and lobbying activities. The board monitors UPS’s memberships in trade associations and other tax-exempt organizations that engage in lobbying, including on climate related matters. Furthermore, UPS’s decision-making process for lobbying activities, and its sustainability journey, is transparent. UPS’s Public Affairs department works with senior management on furthering business objectives and on protecting and enhancing long-term shareowner value.

Preparing an additional report is unnecessary

The board believes UPS’s sustainability goals are robust, and its policies and practices are transparent. Approval of this proposal is unnecessary given the information that is already publicly available. Therefore, approval of this proposal would not result in an efficient use of resources and will only serve to benefit the limited interests of a small group of shareowners.

For these reasons, the board recommends that shareowners vote AGAINST this proposal.

66	Notice of Annual Meeting of Shareowners and 2022 Proxy Statement

Shareowner Proposals

Proposal 6 — Shareowner Proposal to Reduce the Voting Power of Class A Stock from 10 Votes Per Share to One Vote Per Share

What am I voting on? Whether you want the board to take steps to reduce the voting power of the Company’s class A stock from 10 votes per share to one vote per share.

Board’s Recommendation: Vote AGAINST this proposal because:

●	UPS’s capital structure has contributed to its long-term success

●	UPS’s capital structure is unique and does not present the concerns inherent in typical dual-class structures

●	UPS’s dual-class structure does not concentrate voting power or provide any level of control. Class A shares are held by more than 155,000 owners, and management, collectively, holds less than 1% of the voting power of our stock

●	UPS’s dual-class structure does not entrench management or the board. There is no controlling founder or family, and we regularly refresh management and the board

●	UPS’s governance documents provide additional safeguards against traditional dual-class concerns. Transfers of Class A shares are limited, resulting in conversions, and voting restrictions would apply upon the acquisition of a significant block of shares

●	Eliminating this structure will not further improve UPS’s corporate governance or financial performance

Vote Required: Approval by a majority of the voting power of the shares present in person or by proxy.

Shareowner Proposal

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, has advised us that he intends to submit the proposal set forth below for consideration at the Annual Meeting.

Proposal 6 — Equal Voting Rights for Each Shareholder

RESOLVED: Shareholders request that our Board of Directors take steps to ensure that all of our company’s outstanding stock has an equal one-vote per share in each shareholder voting situation. This would encompass all practicable steps including encouragement and negotiation with current and future shareholders, who have more than one-vote per share, to request that they relinquish, for the common good of all shareholders, any preexisting rights, if necessary.

This proposal is not intended to unnecessarily limit our Board’s judgment in crafting the requested change in accordance with applicable laws and existing contracts. This proposal is important because certain shares have super-sized voting power with 10-votes per share compared to the weakling one-vote per share for other shareholders. Corporate governance advocates have suggested a 7-year transition to equal voting rights for each share.

In spite of lopsided shares having 10-times more voting power, support for this proposal topic has steadily grown from 21% in 2013 to 29% in 2021.

With stock having 10-times more voting power UPS takes our shareholder money but does not give us in return an equal voice in our company’s management. Without a voice, shareholders cannot hold management accountable. It is important to continue to vote for this proposal to block UPS management from finding creative ways to further reduce their money at risk at UPS while maintaining the same control.

Plus, with the UPS shareholder-unfriendly brand of corporate governance, we had no right to call a special meeting or act by written consent. And we were restricted by provisions mandating an undemocratic 80%-vote in order to make a certain improvements to our corporate governance. This undemocratic 80% vote requirement translates into a well over a 100% vote requirement from the shares that typical vote at the annual meeting.

And to top bad things off our management recommended that they get a 3-year holiday on a shareholder vote on management pay. The vast majority of Fortune 500 companies have an annual shareholder vote on management pay. Excellent corporate governance is a cost-effective way to improve company stock performance.

As an example for UPS, social and mobile-game maker Zynga announced moving to a single-class share structure in 2018. Zynga said its old multi-class share system could negatively impact its share price.

Corporate governance advocates as well as many investors and index managers have pushed back on the UPS-type dual-class structures. S&P Dow Jones Indices said that companies with multiple classes of shares would be barred from entering its flagship S&P 500 index.

Please vote yes: Equal Voting Rights for Each Shareholder — Proposal 6

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Response of UPS’s Board

UPS has a unique employee ownership culture that has helped it grow and thrive. Current and former employees have been significant shareowners of the Company since its founding in 1907. UPS founder Jim Casey fostered this culture by urging his partners to run their departments like their own small business.

The Company’s capital structure, which has been in place since UPS became a public company in 1999, includes class A and class B common stock. The class A shares are held by current and former UPS employees and their families, many of whom owned UPS shares before the Company’s initial public offering. The Company’s class B shares are publicly traded. This structure provides a significant incentive for our employees to take actions and make decisions that help facilitate UPS’s long-term success, resulting in aligned interests among all shareholders. The structure also significantly enhances employee and retiree engagement.

UPS’s capital structure has contributed to its long-term success

The interests of employees, who hold class A shares, go beyond UPS’s current stock price and include operating the Company with a broader focus, which leads to long-term success. We owe our growth and achievements, to a significant degree, to the commitment our capital structure has inspired in our employees and retirees.

This capital structure allows management to pursue long-term growth strategies and avoid the drawbacks associated with excessive emphasis on short-term goals. Management is able to run the Company with a sense of purpose by focusing on sustainable value creation benefiting all the Company’s stakeholders. In this regard, the interests of all UPS shareowners are aligned.

UPS’s capital structure is unique and does not present concerns inherent in typical dual-class structures

The board strongly disagrees with this proposal’s characterization of UPS’s capital structure. Some companies maintain multiple classes of stock to concentrate voting power with a limited number of people (such as company founders) who have interests that may not align with other shareowners. Others embed the structure to promote managerial entrenchment or provide for disparate financial returns. None of those concerns are present at UPS.

UPS’s dual-class structure does not concentrate voting power or provide any level of control

UPS’s dual-class structure is unique in that the class A shares are widely held by approximately 155,000 current and former employees, from hourly employees to executive officers. Our executive officers and directors, collectively, hold less than 1% of the total voting power of our class A and class B common stock. As a result, UPS executive officers and directors are not able to exercise control or any significant influence over voting decisions, and do not have any level of control.

UPS’s dual-class structure does not entrench management or the board

UPS’s maintains robust corporate governance practices, and its capital structure is not used to entrench management or the board. The board regularly reviews and considers succession planning issues. Our CEO has served in that role only since June 2020 and, since 2020, we have added five new board members and had four board members retire.

UPS’s governance documents provide additional safeguards against traditional dual-class concerns

UPS’s certificate of incorporation (the “Certificate”) contains a number of provisions intended to protect class B shareholders. Generally, class A shares convert to class B shares upon sale or transfer (unless transferred by an employee to a spouse or child), which over time has resulted, and is expected to continue to result, in a decline in outstanding shares of the class A stock, with the average annual decline of 3.4% per year since the Company went public. For example, as of March 1, 2021, class A common stock represented 17.0% of all outstanding shares of common stock, and as of March 1, 2022, represented 15.8% of all outstanding shares of common stock. The Certificate also contains provisions that would limit the voting power of any shareholder, whether the holder of class A or class B common stock, if that holder controlled over 25% of UPS’s outstanding voting power. In addition, the Certificate generally requires equal economic treatment of the class A and class B common stock, ensuring that holders of one class would not receive disparate treatment as a result of different voting rights.

Eliminating this structure will not further improve UPS’s corporate governance or financial performance

UPS already maintains robust corporate governance practices. We provide shareowners with an annual opportunity to vote on management pay (say on pay vote). Other than our CEO, all UPS director nominees are independent. All UPS directors are elected annually by a majority of votes cast in uncontested director elections, only independent directors serve on the board’s Audit, Compensation and Human Capital, Nominating and Corporate Governance and Risk Committees, and we have an independent Board Chair. Our board consists of 46% female directors, 31% ethnically diverse directors, and contains an appropriate mix of newer and longer-tenured directors.

Changing the capital structure is unnecessary

The board believes that UPS’s current capital structure continues to be in the best interests of the Company and its stakeholders. Shareowners have agreed with this assessment when they rejected similar proposals every year since 2013.

The board recommends that shareowners vote AGAINST this proposal.

68	Notice of Annual Meeting of Shareowners and 2022 Proxy Statement

Shareowner Proposals

Proposal 7 — Shareowner Proposal Requesting the Adoption of Independently Verified Science-Based Greenhouse Gas Emissions Reduction Targets

What am I voting on? Whether you want to require the board to agree to alternative greenhouse gas emissions reduction targets.

Board’s Recommendation: Vote AGAINST this proposal because:

●	UPS’s ESG goals include a plan to become carbon neutral across our global operations, including our airline, by 2050

●	Our strategy includes addressing airline fuel emissions and the electrification of our delivery fleet

●	UPS provides transparency, including comprehensive sustainability disclosures with regular updates on our progress

●	UPS is committed to continuing to reduce our carbon footprint in a comprehensive and responsible manner

Vote Required: Approval by a majority of the voting power of the shares present in person or by proxy.

Shareowner Proposal

Green Century Capital Management, Inc., 114 State Street, Suite 200, Boston, MA 02109, Trillium Asset Management LLC, Two Financial Center, 60 South Street, Suite 1100, Boston, MA 02111, and Zevin Asset Management, LLC, 2 Oliver Street, Suite 806, Boston, MA 02109, have advised us that they intend to submit the proposal set forth below for consideration at the Annual Meeting on behalf of the Green Century Balanced Fund, the James T. Campen Trust, and the John Hancock ESG Large Cap Core Fund.

Whereas: In 2018, the Intergovernmental Panel on Climate Change evaluated the goals of the 2015 Paris Agreement and advised that net carbon emissions must fall 45% by 2030 and reach net zero by 2050 in order to limit warming below 1.5 degrees Celsius and prevent the worst consequences of climate change. However, in 2020, the UN reported the world is “way off-track” from achieving these goals.1

Exceeding 1.5 degrees Celsius presents risks to the global economy and investors: up to 10% of total global economic value is projected to be lost by 2050 under current emissions trajectories. A warming climate is associated with supply chain disruptions, reduced resource availability, lost production, political instability, reduced worker efficiency, and adverse health impacts that disproportionally affect low-income communities and communities of color.2 Additionally, particulate matter emissions from heavy-duty diesel vehicles pollute communities of color at significantly higher rates than white communities.3

While UPS has announced a goal to achieve carbon neutrality in its operations by 2050 and a 50% reduction in emissions per small package delivered by 2035, shareholders do not know if UPS plans on achieving net zero through actual emissions reductions or through the purchase of carbon offsets. In order to assure shareholders that its goals align with the Paris Agreement, UPS should set a science-based target verified by the Science Based Targets Initiative (SBTi), which requires annual disclosure of emissions.

Whereas peers like FedEx and Amazon have set goals for procurement of electric vehicles, UPS’ goals for its ground fleet rely on alternative fuel, which unnecessarily prolongs potential emissions and bolsters fossil fuel infrastructure.4 UPS’ current emissions reduction goals do not include Scope 3 emissions, which, according to UPS’ 2020 TCFD report, constitute 57% of its total.5

Given the impact of climate change on the economy, the environment, and human systems, and UPS’s contribution to it, proponents believe the UPS board and management have a responsibility to its investors and stakeholders to adopt GHG goals aligned with a 1.5 degree scenario and to outline a clear plan that demonstrates accountability. Independently verified, science-based goals covering Scopes 1-3 would provide shareholders with objective assurance that UPS is doing its part to reduce emissions in a comprehensive and timely manner.

Resolved: Shareholders request that UPS adopt independently verified short, medium, and long-term science-based greenhouse gas emissions reduction targets, inclusive of emissions from its full value chain, in order to achieve net-zero emissions by 2050 or sooner and to attain appropriate emissions reductions prior to 2030, in line with the Paris Agreement’s goal of maintaining global temperature rise at 1.5 degrees Celsius.

1	https://library.wmo.int/doc_num.php?explnum_id=10211
2	https://www.swissre.com/institute/research/topics-and-risk-dialogues/climate-and-natural-catastrophe-risk/expertise-publication-economics-of-climate-change.html
3	https://www.nytimes.com/2021/04/28/climate/air-pollution-minorities.html
4	https://www.sightline.org/2021/03/09/the-four-fatal-flaws-of-renewable-natural-gas/
5	https://about.ups.com/content/dam/upsstories/assets/reporting/sustainability-2021/2020_UPS_TCFD_Report_081921.pdf

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Supporting Statement: In assessing targets, we recommend, at management’s discretion:

●	Consideration of approaches used by advisory groups such as the Science Based Targets initiative;

●	Disclosing these targets to investors at least 180 days prior to the next annual meeting.

Response of UPS’s Board

UPS supports global efforts to mitigate the impact of climate change. Sustainability is an inherent part of UPS’s strategy and business operations. We take a comprehensive, global approach to reducing energy use and GHG emissions within our networks, as well as major portions of our value chain. As a global leader in logistics and supply chain solutions, we transport packages, facilitate international trade, and apply advanced technology to efficiently manage the world of business. In this role, we have an opportunity to reduce GHG emissions throughout the supply chains of many businesses, including by efficiently consolidating multiple shipments and otherwise reducing carbon intensity.

UPS’s ESG goals include a plan to become carbon neutral across our global operations, including our airline, by 2050

UPS effectively manages to meet the Company’s ambitious sustainability goals. In 2021, we announced our new ESG strategy, including a commitment to become carbon-neutral across our global operations by 2050, including Scope 1, 2 and 3 emissions. We also developed medium-term goals designed to help us achieve carbon neutrality, including adopting interim targets to reduce carbon emissions per package within our small package operations by 50% against a 2020 baseline; to be fully powered by renewable electricity in our facilities; and to fuel 30% of our global air fleet using sustainable sources by 2035. Our robust sustainability goals, and current progress towards achieving them, are further detailed in our corporate sustainability disclosures.

Our strategy includes addressing airline fuel emissions, the electrification of our delivery fleet, and includes Scope 3 emissions

UPS takes seriously the need to transform our delivery fleet and has already made significant strides to this end. In developing our strategy, we evaluated the adoption of science-based targets. We determined that there are no scalable solutions for aircraft or heavy-duty vehicles at this time to achieve a science-based target by 2030 or 2035. The primary decarbonization path for the aviation sector is SAF, and more innovation is needed. In order to achieve our 30% SAF by 2035 goal, we are engaging with airline industry and non-governmental organizations to evaluate the availability and commercial feasibility of SAF.

In 2020, aircraft fuel made up 61% of our total Scope 1 and Scope 2 GHG emissions. Our Fuel Analytics and Sustainability Group continuously evaluates opportunities to further reduce our emissions in this area, including accelerating efforts to reduce the carbon intensity of our fleet. We currently have one of the youngest, most fuel-efficient fleets in the industry. We take a disciplined approach to emissions reductions. When appropriate, we make capital investments in newer, more fuel-efficient aircraft. We recently announced the purchase of 19 new freighter aircraft, which will make our fleet more efficient and reliable. In addition, we look for opportunities to retrofit older aircraft to further increase efficiency with the goal of lowering our carbon footprint.

Additionally, UPS’s fleet of more than 13,300 alternative fuel and advanced technology vehicles includes all-electric, hybrid electric, hydraulic hybrid, ethanol, compressed natural gas (CNG), liquefied natural gas (LNG) and propane vehicles. We continue to expand this specialized fleet, having placed an order for 125 Tesla all-electric semi-trucks, and having announced a commitment to purchase up to 10,000 electric vehicles from Arrival, which are expected to be delivered beginning in 2022. Along with these commitments, and as part of UPS’s continued efforts to build an integrated fleet of electric vehicles, our venture capital arm, UPS Ventures, evaluates investments to allow us to collaborate and support the development of EV technologies.

UPS provides transparency, including comprehensive sustainability disclosures with regular updates on our progress

Each year, UPS reports company-wide emissions and tracks and discloses progress towards our targets. We publish comprehensive sustainability related disclosures showcasing our commitment to our investors, our customers, our employees and the communities in which we operate. These include disclosures under the Global Reporting Initiative (GRI), the Carbon Disclosure Project (CDP), the Sustainability Accounting Standards Board (SASB) and the Task Force on Climate-Related Financial Disclosures (TCFD) frameworks. UPS’s sustainability disclosures are extensive, targeted, and inclusive of Scope 1, Scope 2, and Scope 3 GHG emissions. We believe these disclosures provide stakeholders the information they need to assess our sustainability efforts and progress.

UPS is committed to continuing to reduce our carbon footprint in a comprehensive and responsible manner

We believe everyone shares responsibility to improve energy efficiency and reduce GHG emissions. UPS supports global efforts to mitigate the impact of climate change. Our optimized global smart logistics network, combined with our global GHG strategy, helps improve our efficiency and reduce our environmental impact. This technology and innovation driven strategy includes the following:

●	Maintaining a leadership role in decarbonizing the transportation and logistics industries;

●	Operational improvements through technology to create overall network and delivery efficiencies beyond miles/fuel that reduce our GHG footprint;

70	Notice of Annual Meeting of Shareowners and 2022 Proxy Statement

Shareowner Proposals

●	Expanding our fleet of alternative fuel and advanced technology vehicles, known as our Rolling Laboratory, in order to reduce the proportion of conventional fuels we use;

●	Supporting the testing and development of alternative air solutions, including drone delivery and the use of SAF;

●	Reducing conventional and increasing renewable energy use in our facilities;

●	Providing customers with services that help them reduce their environmental impact; and

●	Helping increase supplier awareness about GHG emissions and how to reduce them.

The board believes this proposal is unnecessary given the information that is already publicly available. Therefore, approval of this proposal would not result in an efficient use of resources and will only serve to benefit the limited interests of a small group of shareowners.

For these reasons, the board recommends that shareowners vote AGAINST this proposal.

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Proposal 8 — Shareowner Proposal Requesting a Report on Balancing Climate Measures and Financial Returns

What am I voting on? Whether you want to require the board to publish a report on UPS decisions regarding GHG emissions reductions in light of financial performance and environmental costs and risks of climate change.

Board’s Recommendation: Vote AGAINST this proposal because:

●	Commissioning this report is misguided and impracticable
●	UPS already provides transparency, including comprehensive sustainability disclosures with regular updates on our progress
●	UPS continues to demonstrate our commitment to reducing our carbon footprint for the benefit of all stakeholders

Vote Required: Approval by a majority of the voting power of the shares present in person or by proxy.

Shareowner Proposal

Myra K. Young, 9295 Yorkship Court Elk Grove, CA 95758, has advised us that she intends to submit the proposal set forth below for consideration at the Annual Meeting.

ITEM 8: Report on balancing climate measures and financial returns

RESOLVED, shareholders ask the board to commission and publish a report on (1) the extent (if any) to which Company decisions involving greenhouse-gas emissions reduction prioritize Company financial performance over the environmental costs and risks of climate change and (2) the manner in which any consequent environmental costs and risks threaten returns of diversified shareholders who rely on a stable and productive economy.

Supporting Statement:

In 2020, the Company announced a roadmap to carbon neutrality in 2050. The Company has established the following specific goals:

●	By 2025
●	25 percent renewable electricity for facilities
●	40 percent alternative fuel purchases as a percent of total ground fuel
●	By 2035
●	30 percent sustainable aviation fuel
●	100 percent renewable electricity for facilities
●	50 percent reduction in carbon dioxide per package delivered for global small packages.[1]

These goals do not appear consistent with the consensus on measures necessary to keep global warming below disastrous levels. More consistent measures could include:

●	Meeting a 1.5-degree Celsius Science-Based Target standard
●	Achieving a 50 percent reduction in greenhouse-gas emissions by 2030
●	Committing to purchasing only electric light-duty vehicles by 2025

The gap between the Company’s declared goals and “Paris alignment” may be due to the Company’s decision only to address the risk of climate change to the enterprise, rather than addressing the risks the Company poses to the environment: while the Company identifies climate change as having “inherently high risk to the organization,” 2 the public documents that discuss the Company’s climate stance disclose no consideration of climate change’s broad environmental stakes such as:

●	Halving GDP growth by the end of the century[3]
●	Having “broad implications for macroeconomic performance, including inflation, interest rates, balance of payments, productivity, wealth, and gross domestic product (GDP) growth”[4]
●	Shrinking the world economy by 3 percent by 2050.[5]

1	https://investors.ups.com/_assets/ups/files/pages/ups/db/1149/description/UPS+ESG+Strategy+June+2021.pdf
2	https://about.ups.com/content/dam/upsstories/assets/reporting/sustainability-2021/2020_UPS_TCFD_Report_081921.pdf
3	https://www.cftc.gov/sites/default/files/2020-09/9-9-20%20Report%20of%20the%20Subcommittee%20on%20Climate- Related%20Market%20Risk% 20%20Managing%20Climate%20Risk%20in%20the%20U.S.%20Financial%20System%20for%20posting.pdf
4	Id.
5	https://www.eiu.com/n/global-economy-will-be-3-percent-smaller-by-2050-due-to-lack-of-climate-resilience.

72	Notice of Annual Meeting of Shareowners and 2022 Proxy Statement

Shareowner Proposals

Lowered GDP will directly reduce returns to diversified investors,6 and a warming planet may create serious disruption costs that further threaten financial markets.7 By adopting a slower pace of mitigation, the Company is able to increase its margins and financial performance. But improved Company financial performance that comes at the expense of the environment and the economy is a bad trade for most Company shareholders, who are diversified and rely on broad economic growth to achieve their financial objectives.

This proposal asks for a report that analyzes the climate trade-offs the Company makes between financial return and the global economy, and how those trade-offs affect diversified shareholders. Such a report would not require precision: identifying areas where the Company is choosing not to accelerate decarbonization and analyzing how such choices manifest as costs or risks to diversified portfolios would help determine whether and when the Company should prioritize Paris alignment over financial returns.

Please vote for: Report on balancing climate measures and financial returns – Proposal 8

Response of UPS’s Board

UPS supports global efforts to mitigate the impact of climate change. Sustainability is an inherent part of UPS’s strategy and business operations. We believe that seeking to maximize shareholder value necessarily takes into account the interests of all stakeholders and our decarbonization efforts call for multi-year capital deployment based on effective solutions.

We take a comprehensive, global approach to reducing energy use and GHG emissions within our networks, as well as major portions of our value chain. As a global leader in logistics and supply chain solutions, we transport packages, facilitate international trade, and apply advanced technology to efficiently manage the world of business. In this role, we have an opportunity to reduce GHG emissions throughout the supply chains of many businesses, including by efficiently consolidating multiple shipments and otherwise reducing carbon intensity.

Commissioning this report is misguided and impracticable

Commissioning a report to extrapolate the extent to which Company decisions involving GHG emissions reductions prioritize financial performance over environmental costs and climate change risks and impact the global economy and overall market returns of diversified investors is misguided and impracticable. Among other things, it would require a variety of assumptions and estimates, and would necessarily be limited in quantifying the impact of one aspect of the Company’s operations on the global economy or on shareowners worldwide who hold diversified portfolios.

UPS already provides transparency, including comprehensive sustainability disclosures with regular updates on our progress

We disagree with the proponent’s assertion that the Company’s current sustainability reporting efforts are insufficient in this regard, or that they “only [ ] address the risk of climate change to the enterprise.” UPS provides transparency, including comprehensive sustainability disclosures with regular updates on our progress.

Each year, UPS reports company-wide emissions and tracks and discloses progress towards our targets. We publish comprehensive sustainability related disclosures showcasing our commitment to our investors, our customers, our employees and the communities in which we operate. These include disclosures under the Global Reporting Initiative (GRI), the Carbon Disclosure Project (CDP), the Sustainability Accounting Standards Board (SASB) and the Task Force on Climate-Related Financial Disclosures (TCFD) frameworks. UPS’s sustainability disclosures are extensive, targeted, and inclusive of Scope 1, 2, and 3 GHG emissions.

In light of the wealth of macroeconomic information and expertise presently available, we do not believe the requested report would significantly alter the mix of information available. Therefore, producing yet another report discussing the Company’s sustainability practices is unnecessary, not an efficient use of resources, and not in the best interests of the Company or its shareowners.

UPS continues to demonstrate our commitment to reducing our carbon footprint for the benefit of all stakeholders

We believe everyone shares responsibility to improve energy efficiency and reduce GHG emissions. UPS supports global efforts to mitigate the impact of climate change. Our optimized global smart logistics network, combined with our global GHG strategy, helps improve our efficiency and reduce our environmental impact. This technology and innovation driven strategy includes the following:

●	Maintaining a leadership role in decarbonizing the transportation and logistics industries;
●	Operational improvements through technology to create overall network and delivery efficiencies beyond miles/fuel that reduce our GHG footprint;

6 Ibid n. 2.

7 Supra, n.3

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●	Expanding our fleet of alternative fuel and advanced technology vehicles, known as our Rolling Laboratory, in order to reduce the proportion of conventional fuels we use;
●	Supporting the testing and development of alternative air solutions, including drone delivery and the use of SAF;
●	Reducing conventional and increasing renewable energy use in our facilities;
●	Providing customers with services that help them reduce their environmental impact; and
●	Helping increase supplier awareness about GHG emissions and how to reduce them.

Preparing an additional report is unnecessary

For all of the foregoing reasons, the board believes producing this report is unnecessary, not an efficient use of resources and will only serve to benefit the limited interests of a small group of shareowners.

For these reasons, the board recommends that shareowners vote AGAINST this proposal.

74	Notice of Annual Meeting of Shareowners and 2022 Proxy Statement

Shareowner Proposals

Proposal 9 — Shareowner Proposal Requesting the Board Prepare an Annual Report on Diversity and Inclusion

What am I voting on? Whether you want to require the board to prepare an additional report on diversity and inclusion.

Board’s Recommendation: Vote AGAINST this proposal because:

●	UPS has taken significant steps to develop and maintain a diverse and inclusive workforce
●	UPS’s commitment to diversity is reflected in our workforce demographics
●	UPS already provides investors with significant diversity and inclusion data
●	UPS has consistently been named a top company for diversity, equity, and inclusion
●	The board provides independent oversight of UPS’s human capital management

Vote Required: Approval by a majority of the voting power of the shares present in person or by proxy.

Shareowner Proposal

As You Sow, 2020 Milvia St. Suite 500, Berkeley, CA 94704, and Booth Investments, LLC, has advised us that they intend to submit the proposal set forth below for consideration at the Annual Meeting on behalf of Booth Investments, LLC.

Whereas: Numerous studies by respected organizations such as The Wall Street Journal, Credit Suisse, Morgan Stanley, McKinsey, and BCG have pointed to the material benefits of a diverse workforce.

Companies should look to hire the best talent. However, Black and Latino applicants face recruitment challenges. Results of a meta-analysis study of 24 field experiments, dating back to 1990, found that, with identical resumes, White applicants receive an average of 36 percent more callbacks than Black applicants and 24 percent more callbacks than Latino applicants.”1

Promotion rates show how well diverse talent is nurtured at a company. Women and non-White employees experience “a broken rung” in their careers. For every 100 men who are promoted, only 86 women are promoted. Non-White women are particularly impacted, comprising 17 percent of the entry level workforce and only 4 percent of executives.2 Employees with the potential for advancement have a higher retention rate.3

Morgan Stanley has found that: “Employee retention that is above industry peer averages can indicate the presence of competitive advantage. This advantage may lead to higher levels of future profitability than past financial performance would indicate.”4 Companies with high employee satisfaction have also been linked to annualized outperformance of over two percent.5

The United Parcel Service Inc. (“UPS”) Board has stated, “UPS views diversity, equity, and inclusion as a strategic imperative that enables the company to attract and retain talented employees, foster innovation to enhance customer service, and bring strength and stability to businesses and communities.”6

However, UPS has released only retention and recruitment rates by gender. It has not shared sufficient recruitment, retention, or promotion data by race and ethnicity to allow investors to determine the effectiveness of its human capital management programs.

Between September 2020 and September 2021, the number of S&P 100 companies releasing recruitment rate data by gender, race and ethnicity increased by 234 percent, companies releasing retention rate data increased by 79 percent, and companies releasing promotion rate data increased by 379 percent.

Alaska Air Group, Boeing, Norfolk Southern Corp., and Uber all release more inclusion-focused data than UPS does. UPS is increasingly a laggard in its decision to continue to withhold these data sets. UPS’ Investors may wish to be particularly vigilant in their assessment of diversity programs at UPS, as the company has faced a number of allegations of discrimination on the basis of race and religion.

1	https://hbr.org/2017/10/hiring-discrimination-against-black-americans-hasnt-declined-in-25-years
2	https://wiw-report.s3.amazonaws.com/Women_in_the_Workplace_2021.pdf
3	https://www.benefitspro.com/2019/04/17/promotions-play-a-key-role-in-employee-turnover/?slreturn=20210926165506
4	https://www.morganstanley.com/im/publication/insights/articles/article_culturequantframework_us.pdf
5	https://www.institutionalinvestor.com/article/b1tx0zzdhhnf5x/Want-to-Pick-the-Best-Stocks-Pick-the-Happiest-Companies?utm_medium=email&utm_campaign=The%20Essential%20II%20100721&utm_content=The%20Essential%20II%20100721%20CID_eb103a9e15359075f72a85f7ff534c79&utm_ source=CampaignMonitorEmail&utm_term=Want%20to%20Pick%20the%20Best%20Stocks%20Pick%20the%20Happiest%20Companies
6	https://www.sec.gov/Archives/edgar/data/1090727/000120677421000883/ups3861781-def14a.htm

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Resolved: Shareholders request that UPS report to shareholders on the effectiveness of the Company’s diversity, equity, and inclusion efforts. The reporting should be done at reasonable expense, exclude proprietary information, and address outcomes using quantitative metrics for recruitment, retention, and promotion of employees, including data by gender, race, and ethnicity.

Supporting Statement: Quantitative data is sought so that investors can assess, understand, and compare the effectiveness of companies’ diversity, equity, and inclusion programs and apply this analysis to investors’ portfolio management and securities’ selection process.

Response of UPS’s Board

UPS is a global company - and is becoming even more so as much of the world’s economic and population growth continues to occur in emerging markets. With more than half a million employees around the world, UPS has a unique opportunity to effect positive change in the world through a commitment to diversity, equity and inclusion (DEI). We work closely with our customers, communities, suppliers and employees to advance a culture that embraces diversity, cultivates equity and inclusion, and fosters open participation from those with different ideas and perspectives. UPS views DEI as an imperative that enables the Company to attract and retain talented employees, foster innovation, and bring strength and stability to businesses and communities. Producing an additional special report on UPS’s DEI efforts is unnecessary, not an efficient use of resources, and therefore not in the best interests of the Company or its shareowners.

UPS has taken significant steps to develop and maintain a diverse and inclusive workforce

As one of the world’s largest employers, UPS employs people across all cultures, backgrounds, lifestyles and experiences. We provide opportunities for employees to connect, network and learn from others outside of normal work teams and with different backgrounds and experiences. One of the ways we do this is through providing unconscious bias and professionalism training for employees. We also sponsor employee hubs known as Business Resource Groups (BRGs).

The BRG program started as a pilot in 19 UPS locations in 2006 with Women’s Leadership Development (WLD) and has grown into more than 200 chapters worldwide across 11 categories: African American, Asian, Hispanic/Latino, Focus on Abilities, LGBT & Allies, Millennial, Multicultural, Veterans, Women in Operations, Working Parents, and WLD. Each BRG is supported by advisors and senior management sponsors.

We have also created the role of Chief Diversity, Equity and Inclusion Officer, a position on the company’s Executive Leadership Team, reporting directly to our CEO. This role is a significant step forward for UPS to build a more inclusive and equitable environment by furthering UPS’s programs and initiatives that infuse DEI into all aspects of the Company, and tracking and communicating progress toward DEI goals. This role also engages with UPS suppliers, customers and other external partners to encourage the adoption of more proactive DEI efforts.

UPS’s commitment to diversity is reflected in our workforce demographics

Our focus on diversity and inclusion is not “corporate puffery” as suggested by this proposal. Starting from the most senior levels at UPS, our commitment to diversity and inclusion is evident:

●	Board of Directors - 46% of our directors are women; and 31% are non-white
●	Executive Leadership – 40% of our Executive Leadership Team members are women; and 30% are non-white, after giving effect to announced retirements
●	Management – as disclosed in our most recent Sustainability Report, 37% of our entry level management positions, and 26% of our senior and middle management positions, are held by women; in addition, 50% of our entry level management positions, and 34% of senior and middle management positions, are held by non-white employees

In addition, our commitment to continued progress for representation of women globally is shown through our newly developed goal of 28% women representation in full-time management positions, by 2022.

UPS already provides investors with significant diversity and inclusion data

The workforce statistics described above are reported annually in our Sustainability Report. In addition, we publicly disclose our consolidated EEO-1 report that we file with the EEOC, which contains prior year gender, racial and ethnic composition of our US workforce by EEO-1 job category. We believe these disclosures provide our investors with the information needed to determine the effectiveness of our human capital management policies related to workplace diversity.

UPS has consistently been named a top company for diversity, equity, and inclusion

UPS has received numerous accolades recognizing our DEI efforts, including:

●	For the sixth year in a row, UPS has been named to Forbes and JUST Capital’s annual JUST 100 corporate leadership list. UPS earned a ranking of No. 45 overall and No. 2 in Transportation

76	Notice of Annual Meeting of Shareowners and 2022 Proxy Statement

Shareowner Proposals

●	UPS was named to OMNIKAL’s Omni50 Award, which is the top 50 U.S. corporations who are awarding the most business to entrepreneurs from the growing culturally diverse marketplace
●	UPS was ranked #22 on the 2022 Break the ceiling touch the sky® 101 Best Global Companies for Women in Leadership Index
●	UPS was named as one of the best places to work for LGBTQ employees, scoring a 100% on the Human Rights Campaign Foundation’s 2022 Corporate Equality Index

The board provides independent oversight of UPS’s human capital management

Our board is responsible for oversight of human capital matters, which responsibility it executes through a variety of methods and processes. The board’s oversight of these matters helps identify and mitigate risks and is part of the broader framework that guides how we attract, retain and develop a workforce that aligns with our values and strategies.

Management provides regular updates and leads discussions with the board and its committees around human capital, technology initiatives impacting the workforce, health and safety matters, employee survey results related to culture and other matters, hiring and retention, employee demographics, labor relations and contract negotiations, compensation and benefits, succession planning and employee training initiatives.

In 2021, the board delegated responsibility for oversight of performance and talent management, diversity, equity and inclusion, work culture and employee development and retention to the Compensation and Human Capital Committee. The Committee provides regular updates to the board on these matters. This oversight helps foster the Company’s continued progress and focus on human capital matters.

Producing another report is unnecessary

We believe our existing diversity and inclusion practices, and significant disclosures, provide meaningful information that allows investors to determine the effectiveness of our human capital management policies related to workplace diversity. Therefore, approval of this proposal would not result in an efficient use of resources and will only serve to benefit the limited interests of a small group of shareowners.

As a result, the board recommends that shareowners vote AGAINST this proposal.

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Important Information About Voting at the 2022 Annual Meeting

What is included in the proxy materials, and why am I receiving them?

The proxy materials for our Annual Meeting include this Proxy Statement and notice of the 2022 Annual Meeting, as well as our 2021 Annual Report. If you received paper copies of these materials, you also received a proxy card or voting instruction form. We began distributing the Proxy Statement, Annual Meeting notice and proxy card, and Notice of Internet Availability of Proxy Materials (the “Notice”) on March 21, 2022.

When you vote, you appoint each of Carol Tomé and Norman Brothers, Jr. to vote your shares at the Annual Meeting as you have instructed them. If a matter that is not on the form of proxy is voted on, then you appoint them to vote your shares in accordance with their best judgment. This allows your shares to be voted whether or not you attend the Annual Meeting.

Why did some shareowners receive a Notice of Internet Availability of Proxy Materials while others received a printed set of proxy materials?

We may furnish our proxy materials to requesting shareowners over the Internet, rather than by mailing printed copies, so long as we send them a Notice. The Notice explains how to access and review the Proxy Statement and Annual Report and vote over the Internet at www.proxyvote.com. If you received the Notice and would like to receive printed proxy materials, follow the instructions in the Notice.

If you received printed proxy materials, you won’t receive the Notice, but you may still access our proxy materials and submit your proxy over the Internet at www.proxyvote.com.

Can I receive future proxy materials and annual reports electronically?

Yes. This Proxy Statement and the 2021 Annual Report are available on our investor relations website at www.investors. ups.com. Instead of receiving a Notice or paper copies of the proxy materials in the mail, shareowners can elect to receive emails that provide links to our future annual reports and proxy materials on the Internet. Opting to receive your proxy materials electronically will reduce costs and the environmental impact of our annual meetings and will give you an automatic link to the proxy voting site.

If you are a shareowner of record and wish to enroll in the electronic proxy delivery service for future meetings, you may do so by going to www.icsdelivery.com/ups and following the prompts. If you hold class B shares through a bank or broker, please refer to your voting instruction form, the Notice or other information provided by your bank or broker for instructions on how to elect this option.

Who is entitled to vote?

Holders of our class A common stock and our class B common stock at the close of business on March 9, 2022 are entitled to vote. This is the “Record Date.”

You must use your 16-digit control number found on your proxy card, voting instruction form or the Notice of Internet Availability you previously received to participate in the meeting and vote. A list of shareowners entitled to vote at the Annual Meeting will be available in electronic form at www.virtualshareholdermeeting. com/UPS2022 during the Annual Meeting on May 5, 2022. It will also be accessible during regular business hours for ten days prior to the meeting at our principal place of business, 55  Glenlake Parkway, N.E., Atlanta, Georgia 30328.

To how many votes is each share of common stock entitled?

Holders of class A common stock are entitled to 10 votes per share. Holders of class B common stock are entitled to one vote per share. On the Record Date, there were 137,663,128 shares of our class A common stock and 733,439,141 shares of our class B common stock outstanding and entitled to vote.

The voting rights of any shareowner or group of shareowners, other than any of our employee benefit plans, that beneficially owns shares representing more than 25% of our voting power are limited so that the shareowner or group may cast only one one-hundredth of a vote with respect to each vote in excess of 25% of the outstanding voting power.

78	Notice of Annual Meeting of Shareowners and 2022 Proxy Statement

Important Information About Voting at the 2022 Annual Meeting

How do I vote before the Annual Meeting?

Shareowners of record may vote as described below:

●	Online. You can vote in advance of the Annual Meeting via the Internet at www.proxyvote.com. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on May 4, 2022.
●	By Telephone. If you received a proxy card by mail, the toll-free telephone number is noted on your proxy card. Telephone voting is available 24 hours a day at 1-800-690-6903 and will be accessible until 11:59 p.m. Eastern Time on May 4, 2022.
●	By Mail. If you received a proxy card by mail and choose to vote in advance by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope.

If you hold class A shares in the UPS Stock Fund in the UPS 401(k) Savings Plan, you may vote your shares through the Internet, by telephone, or by mail as if you were a registered shareowner. To allow sufficient time for voting by the Plan trustee, your voting instructions must be received by 11:59 Eastern Time on May 2, 2022.

Even if you plan to attend the Annual Meeting, we encourage you to vote in advance. If you vote through the Internet or by telephone, you do not need to return your proxy card.

The method you use to vote in advance will not limit your right to vote online during the Annual Meeting.

BENEFICIAL SHAREOWNER VOTING OPTIONS

If you are a beneficial owner, you will receive instructions from your bank, broker or other nominee that you must follow in order for your shares to be voted. Many of these institutions offer telephone and Internet voting. If your voting instruction form or Notice indicates that you may vote these shares through www.proxyvote.com, you will need the 16-digit control number indicated on that form or Notice. If you did not receive a 16-digit control number, please contact your bank, broker or other nominee at least five days before the Annual Meeting and obtain a legal proxy to be able to participate in or vote at the Annual Meeting.

Can I revoke my proxy or change my vote?

Shareowners of record may revoke their proxy or change their vote at any time before the polls close at the Annual Meeting by:

●	submitting a subsequent proxy through the Internet, by telephone or by mail with a later date;
●	sending a written notice to our Corporate Secretary at 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328; or
●	voting online during the Annual Meeting using the 16-digit code.

If you hold class B shares through a bank or broker, please refer to your proxy card, the Notice or other information forwarded by your bank or broker to see how you can revoke your proxy and change your vote before the Annual Meeting.

Beneficial shareowners that attend the Annual Meeting using the 16-digit code they received as described below will also be able to change their vote by voting online at any time before the polls close at the Annual Meeting.

How many votes do you need to hold the Annual Meeting?

The presence, online or by proxy, of the holders of a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum. A quorum is necessary to hold the Annual Meeting and conduct business. If a quorum is not present online, the Annual Meeting may be adjourned from time to time until a quorum is present.

What happens if I do not provide voting instructions or if a nominee is unable to stand for election?

If you sign and return a proxy but do not provide voting instructions, your shares will be voted as recommended by the board.

If a director nominee is unable to stand for election, the board may either reduce the number of directors that serve on the board or designate a substitute nominee. If the board designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election will be voted for the substitute nominee.

Will my shares be voted if I do not vote through the Internet, by telephone or by signing and returning my proxy card?

If you are a shareowner of record and you do not vote, then your shares will not count in deciding the matters presented for shareowner consideration at the Annual Meeting.

If your class A shares are held in the UPS Stock Fund in the UPS 401(k) Savings Plan and you do not vote by 11:59 p.m. Eastern Time on May 2, 2022, then the Plan trustee will vote your shares

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for each proposal in the same proportion as the shares held under the Plan for which voting instructions were received.

If your class B shares are held in street name through a bank or broker, your bank or broker may vote your class B shares under certain limited circumstances if you do not provide voting instructions before the Annual Meeting. These circumstances include voting your shares on “routine matters” as defined by NYSE rules related to voting by banks and brokers, such as the ratification of the appointment of our independent registered public accounting firm described in this Proxy Statement. With respect to this proposal, therefore, if you do not vote your shares, your bank or broker may vote your shares on your behalf or leave your shares unvoted.

The remaining proposals are not considered “routine matters” under NYSE rules relating to voting by banks and brokers. When a proposal is not a routine matter and the brokerage firm has not received voting instructions, the brokerage firm cannot vote the shares on that proposal. Shares that banks and brokerage firms are not authorized to vote are called “broker non-votes.” Broker non-votes that are represented at the Annual Meeting will be counted for purposes of establishing a quorum but not for determining the number of shares voted for or against a non-routine matter.

We encourage you to provide instructions to your bank or brokerage firm by voting your proxy so that your shares will be voted at the Annual Meeting in accordance with your wishes.

What is the vote required for each proposal to pass, and what is the effect of abstentions and uninstructed shares on each of the proposals?

Our Bylaws provide for majority voting in uncontested director elections. Therefore, a nominee will only be elected if the number of votes cast for the nominee’s election is greater than the number of votes cast against that nominee. See “Corporate Governance – Majority Voting and Director Resignation Policy” for an explanation of what would happen if more votes are cast against a nominee than for the nominee. Abstentions are not considered votes cast for or against the nominee. For each other proposal to pass, in accordance with our Bylaws, the proposal must receive the affirmative vote of a majority of the voting power of the shares present in person or by proxy at the Annual Meeting and entitled to vote.

The following table summarizes the votes required for each proposal to pass and the effect of abstentions and uninstructed shares on each proposal.

Proposal Number	Item	Votes Required for Approval	Abstentions	Uninstructed shares
1.	Election of 13 directors	Majority of votes cast	No effect	No effect
2.	Advisory vote on executive compensation	Majority of the voting power of the shares represented at the meeting	Same as votes against	No effect
3.	Ratification of independent registered public accounting firm	Majority of the voting power of the shares represented at the meeting	Same as votes against	Discretionary voting by broker permitted
4. - 9.	Shareowner proposals	Majority of the voting power of the shares represented at the meeting	Same as votes against	No effect

How do I attend and vote at the Annual Meeting?

The Annual Meeting will take place on May 5, 2022, at 8:00 a.m. Eastern Time. There will not be a physical location for the Annual Meeting and you will not be able to attend in person. You or your proxyholder can participate, vote and examine our list of shareowners entitled to vote at the Annual Meeting by visiting www.virtualshareholdermeeting.com/UPS2022 and entering the 16-digit control number included in your Notice, on your proxy card, or on the instructions that accompanied your proxy materials. If you are a beneficial shareowner, see the information relating to beneficial shareowners above under “How do I vote before the Annual Meeting” for obtaining your 16-digit control number. You may begin to log into the meeting platform at 7:45 a.m. Eastern Time on Thursday, May 5, 2022.

How can I submit a question at or prior to the Annual Meeting?

If you wish to submit a question prior to the Annual Meeting, you may do so by visiting proxyvote.com and entering your 16-digit control number, then clicking “Submit a Question for Management.”

We have designed the format of the Annual Meeting so that shareowners have the same rights and opportunities as they would have had at a physical meeting. To this end, shareowners will be able to submit questions during the Annual Meeting. If you wish to submit a question during the Annual Meeting, you may do so by logging into www.virtualshareholdermeeting.com/UPS2022 with your 16-digit control number, as described above under “How do I attend and vote at the Annual Meeting?” We will answer questions and address comments relevant to meeting matters that comply with the meeting rules of conduct during the Annual Meeting, subject to time constraints. We will summarize multiple questions submitted on the same topic. We will make every effort to respond to all appropriate questions during the meeting, as time permits.

80	Notice of Annual Meeting of Shareowners and 2022 Proxy Statement

Important Information About Voting at the 2022 Annual Meeting

If there are matters of individual concern to a shareowner and not of general concern to all shareowners, or if a question posed was not otherwise answered, we provide an opportunity for shareowners to contact us separately after the Annual Meeting at www.investors.ups.com.

What if I have technical difficulties or trouble accessing the virtual Annual Meeting?

For help with technical difficulties on the meeting day you can call 1-800-586-1548 (toll free) or 303-562-9288 (international) for assistance. Technical support will be available starting at 7:00 a.m. Eastern Time and until the meeting has finished.

What does it mean if I receive more than one Notice, proxy card or voting instruction form?

This means that your shares are registered in different names or are held in more than one account. To ensure that all shares are voted, please vote each account by using one of the voting methods as described above.

When and where will I be able to find the voting results?

You can find the official results of the voting at the Annual Meeting in our Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment as soon as they become available.

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Other Information for Shareowners

Solicitation of Proxies

We will pay our costs of soliciting proxies. Directors, officers and other employees, acting without special compensation, may solicit proxies by mail, email, in person or by telephone. We will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending our proxy materials and Notice to, and obtaining voting instructions relating to the proxy materials and Notice from, shareowners. In addition, we have retained Georgeson, Inc. to assist in the solicitation of proxies for the Annual Meeting at a fee of approximately $16,000 plus associated costs and expenses.

Eliminating Duplicative Proxy Materials

We have adopted a procedure approved by the SEC called “householding” under which multiple shareowners who share the same last name and address and do not participate in electronic delivery will receive only one copy of the annual proxy materials or Notice unless we receive contrary instructions from one or more of the shareowners. If you wish to opt out of householding and continue to receive multiple copies of the proxy materials or Notice at the same address, or if you have previously opted out and wish to participate in householding, you may do so by notifying us in writing or by telephone at: UPS Investor Relations, 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328, (404) 828-6059, and we will promptly deliver the requested materials. You also may request additional copies of the proxy materials or Notice by notifying us in writing or by telephone at the same address or telephone number.

Submission of Shareowner Proposals and Director Nominations

Proposals for Inclusion in the Proxy Statement for the 2023 Annual Meeting

Shareowners who, in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, wish to present proposals for inclusion in the proxy materials to be distributed in connection with the 2023 Annual Meeting of Shareowners must submit their proposals so that they are received by our Corporate Secretary at 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328 no later than 6:00 p.m. Eastern Time on November 21, 2022. Any proposal will need to comply with SEC regulations regarding the inclusion of shareowner proposals in Company-sponsored proxy material. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

Director Nominations for Inclusion in the Proxy Statement for the 2023 Annual Meeting

Shareowner notice of the intent to use proxy access must be delivered to the Corporate Secretary at 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328 not later than the close of business on the 120th day, nor earlier than the 6:00 p.m. Eastern Time on the 150th day, prior to the first anniversary of the date the definitive proxy statement was first released to shareowners in connection with the preceding year’s annual meeting of shareowners; provided, however, that in the event the annual meeting is more than 30 days before or after the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, to be timely, the notice must be so delivered not earlier than the close of business on the 150th day prior to such annual meeting, and not later than the close of business on the later of the 120th day prior to such annual meeting, or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Therefore, any notice of the intent to use proxy access must be delivered to our Corporate Secretary no later than 6:00 p.m. Eastern Time on November 21, 2022 and no earlier than 6:00 p.m. Eastern Time on October 22, 2022. However, if the date of our 2023 Annual Meeting occurs more than 30 days before or 30 days after May 5, 2023, the anniversary of the 2022 Annual Meeting, a shareowner notice will be timely if it is delivered to our Corporate Secretary by the later of (a) the close of business on the 120th day prior to the date of the 2023 Annual Meeting and (b) the 10th day following the day on which we first make a public announcement of the date of the 2023 Annual Meeting. As our Bylaws make clear, simply submitting a nomination does not guarantee its inclusion.

82	Notice of Annual Meeting of Shareowners and 2022 Proxy Statement

Other Information for Shareowners

Other Proposals or Director Nominations for Presentation at the 2023 Annual Meeting

Shareowners who wish to propose business or nominate persons for election to the Board of Directors at the 2023 Annual Meeting of Shareowners, and the proposal or nomination is not intended to be included in our 2023 proxy materials, must provide a notice of shareowner business or nomination in accordance with Article II, Section 10 of our Bylaws. In order to be properly brought before the 2023 Annual Meeting of Shareowners, Article II, Section 10 of our Bylaws requires that a notice of a matter the shareowner wishes to present (other than a matter brought pursuant to Rule 14a-8), or the person or persons the shareowner wishes to nominate as a director, must be received by our Corporate Secretary not later than the close of business on the 90th day, nor earlier than the close of business on the 150th day, prior to the first anniversary of the preceding year’s annual meeting. Therefore, any notice intended to be given for a proposal or nomination not intended to be included in our 2023 proxy materials must be received by our Corporate Secretary at 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328 no later than 6:00 p.m. Eastern Time on February 4, 2023, and no earlier than the close of business on December 6, 2022. However, if the date of our 2023 Annual Meeting occurs more than 30 days before or 30 days after May 5, 2023, the anniversary of the 2022 Annual Meeting, a shareowner notice will be timely if it is delivered to our Corporate Secretary by the later of (a) the close of business on the 90th day prior to the date of the 2023 Annual Meeting and (b) the 10th day following the day on which we first make a public announcement of the date of the 2023 Annual Meeting.

To be in proper form, a shareowner’s notice must be a proper subject for shareowner action at the Annual Meeting and must include the specified information concerning the proposal or nominee as described in Section 10 of our Bylaws. Our Bylaws are available on the governance page of our investor relations website at www.investors.ups.com. In addition, a shareowner who intends to solicit proxies pursuant to Rule 14a-19 in support of nominees submitted under these advance notice provisions of the Bylaws must provide notice to the Secretary of the Company regarding such intent no later than March 6, 2023.

2021 Annual Report on Form 10-K

A copy of our 2021 Annual Report on Form 10-K, including financial statements, as filed with the SEC may be obtained without charge upon written request to: Corporate Secretary, 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328. It is also available on our investor relations website at www.investors.ups.com.

Other Business

Our Board of Directors is not aware of any business to be conducted at the Annual Meeting other than the proposals described in this Proxy Statement. Should any other matter requiring a vote of the shareowners arise, the persons named in the accompanying proxy card will vote in accordance with their best judgment. A proxy granted by a shareowner in connection with the Annual Meeting will give discretionary authority to the named proxy holders to vote on any such matters that are properly presented at the Annual Meeting, subject to SEC rules.

This proxy statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than those of current or historical fact, and all statements accompanied by terms such as “will,” “believe,” “project,” “expect,” “estimate,” “assume,” “intend,” “anticipate,” “target,” “plan” and similar terms, are intended to be forward-looking statements. Forward-looking statements are made subject to the safe harbor provisions of the federal securities laws pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements relate to our intent, belief and current expectations about our strategic direction, prospects and future results, and give our current expectations or forecasts of future events; they do not relate strictly to historical or current facts.

Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or anticipated results. These risks and uncertainties include, but are not limited to, those described in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC and being made available with this proxy statement, and may also be described from time to time in our future reports filed with the SEC. You should consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of predictions contained in such forward-looking statements. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to update forward-looking statements to reflect events, circumstances, changes in expectations or the occurrence of unanticipated events after the date of those statements.

Website links included in this Proxy Statement are for convenience only. The content of any website links is not incorporated herein and does not constitute a part of this Proxy Statement.

83

ANNUAL MEETING OF SHAREOWNERS

Thursday, May 5, 2022, 8:00 a.m. Eastern Time

www.virtualshareholdermeeting.com/UPS2022

UNITED PARCEL SERVICE, INC. INVESTOR RELATIONS B1F7 55 GLENLAKE PARKWAY, N.E. ATLANTA, GA 30328

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 4, 2022. Shares held in the UPS Stock Fund in the UPS 401(k) Savings Plan must be voted by 11:59 P.M. Eastern Time on May 2, 2022. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/UPS2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 4, 2022. Shares held in the UPS Stock Fund in the UPS 401(k) Savings Plan must be voted by 11:59 P.M. Eastern Time on May 2, 2022. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote by Internet or phone, you do not need to return this card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK:

D71215-P70092-Z82103	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

UNITED PARCEL SERVICE, INC.
The board of directors recommends you vote FOR all 13 director nominees.
1.	To elect 13 directors nominated by the board of directors to serve until the 2023 annual meeting of shareowners or their earlier resignation, removal or retirement.
	Nominees:		For	Against	Abstain
	1a)	Carol B. Tomé	☐	☐	☐

	1b)	Rodney C. Adkins	☐	☐	☐

	1c)	Eva C. Boratto	☐	☐	☐

	1d)	Michael J. Burns	☐	☐	☐

	1e)	Wayne M. Hewett	☐	☐	☐

	1f)	Angela Hwang	☐	☐	☐

	1g)	Kate E. Johnson	☐	☐	☐

	1h)	William R. Johnson	☐	☐	☐

	1i)	Ann M. Livermore	☐	☐	☐

	1j)	Franck J. Moison	☐	☐	☐

	1k)	Christiana Smith Shi	☐	☐	☐

	1l)	Russell Stokes	☐	☐	☐

	1m)	Kevin Warsh	☐	☐	☐

The board of directors recommends you vote FOR the following proposals:		For	Against	Abstain

2.	To approve on an advisory basis named executive officer compensation.	☐	☐	☐

3.	To ratify the appointment of Deloitte & Touche LLP as UPS’s independent registered public accounting firm for the year ending December 31, 2022.	☐	☐	☐

The board of directors recommends you vote AGAINST the following proposals:

4.	To prepare an annual report on lobbying activities.	☐	☐	☐

5.	To prepare a report on alignment of lobbying activities with the Paris Climate Agreement.	☐	☐	☐

6.	To reduce the voting power of UPS class A stock from 10 votes per share to one vote per share.	☐	☐	☐

7.	To require adoption of independently verified science-based greenhouse gas emissions reduction targets.	☐	☐	☐

8.	To prepare a report on balancing climate measures and financial returns.	☐	☐	☐

9.	To prepare an annual report assessing UPS’s diversity and inclusion.	☐	☐	☐

In their discretion upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Annual Meeting of Shareowners
Thursday, May 5, 2022, 8:00 a.m. Eastern Time
The meeting will be held online at:
www.virtualshareholdermeeting.com/UPS2022

You or your proxyholder can participate, vote and examine a list of shareowners at the
Virtual Annual Meeting by entering your unique control number.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D71216-P70092-Z82103

UNITED PARCEL SERVICE, INC.
This proxy is solicited by the Board of Directors
for the Annual Meeting of Shareowners to be held on May 5, 2022

I hereby appoint CAROL B. TOMÉ and NORMAN M. BROTHERS, JR., or either of them, with power of substitution, as attorneys and proxies to vote all of the shares of stock outstanding in my name as of March 9, 2022, at the Annual Meeting of Shareowners of United Parcel Service, Inc. to be held online at www.virtualshareholdermeeting.com/UPS2022 on May 5, 2022, and at any or all adjournments or postponements thereof, as stated on the reverse side and with discretionary authority on all other matters that properly come before the meeting. If this proxy is signed and returned but no direction is made, this proxy will be voted as the Board of Directors recommends and in the discretion of the proxies on all other matters that may properly come before the meeting.

If my shares are held in the UPS Stock Fund in the UPS 401(k) Savings Plan, I direct the Trustee to vote the stock in the manner stated on the reverse side. If this proxy is signed and returned but no direction is made, the Trustee will vote the shares as the Board of Directors recommends and in the discretion of the Trustee on all other matters that may properly come before the meeting. If this card is not returned by 11:59 P.M. Eastern Time on May 2, 2022 or is returned unsigned, then the Trustee will vote the shares in the same proportion as the shares for which voting instructions are received from other participants. The results of the voting will be held in strict confidence by the Trustee.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)